TERM LOAN

                AGREEMENT Dated as of

                    July 18, 1995

                       among

                AMRESCO NEW ENGLAND,

                  INC., OAK CLIFF

                FINANCIAL, INC. THE

                  LENDERS LISTED

                      HEREIN

                       and

                 HELLER FINANCIAL,
                     INC. as
                      Agent








                       TABLE OF CONTENTS
Page ARTICLE I      TERMS DEFINED
1.1  Definitions                                  1
1.2  Number and Gender                           18
1.3  Substantive Definitions                     18
1.4  Money                                       19
1.5  Captions; References                        19
1.6  Accounting Terms and Determinations         19

ARTICLE II     COMMITMENT

2.1  Commitment                                  19
2.2  Commitment Fees                             19
2.3  Sources and Uses                            20

ARTICLE III    LOAN TERMS
3.1  Notes                                       20
3.2  Maturity                                    20
3.3  Interest Rate; LIBOR Election               20
3.4  Interest Payments                           22
3.5  Mandatory Principal Payments                22
3.6  Voluntary Prepayments on the Loan           23
3.7  Schedules on Notes                          25
3.8  General Provisions as to Payments           25
3.9  Application of Payments to the Lenders      25
3.10  Application of Payments to the Loan        25
3.11  PostDefault Interest; Past Due
      Principal and Interest                     26
3.12  Maximum Lawful Rate Adjustments            26
3.13  Computation of Interest and Fees           26
3.14  Security                                   26
3.15  Capital Adequacy; LIBOR Costs              27
3.16  Inability to Determine LIBOR Rate          27
3.17  Intentionally Omitted                      27
3.18  LIBOR Rate UnlawfuL                        27
3.19  Increased Costs                            28
3.20  Assumptions Concerning LIBOR Tranche       29

ARTICLE IV     COLLATERAL REQUIREMENTS
4.1   Requirements For Assigned Loans            29
4.2   Requirements for Mortgaged Properties      30
4.3   Recordation of Mortgages                   30
4.4   Assignment of Collateral Sales Receivables 31
4.5   Agent's Discretion                         31

ARTICLE V      CONDITIONS TO FUNDING
5.1   Conditions                                 32

ARTICLE VI     REPRESENTATIONS AND WARRANTIES

6.1   Existence and Power of Borrower            34
6.2   Authorization, Contravention               34
6.3   Enforceable Obligations                    34
6.4   Financial Information                      34
6.5   Litigation                                 35
6.6   ERISA                                      35
6.7   Taxes and Filing of Tax Returns            35
6.8   Title to Properties; Liens; Ownership      36
6.9   Business; Compliance                       37
6.10  Licenses, Permits                          37
6.11  Compliance with Law                        37
6.12  Full Disclosure                            37
6.13  Environmental Matters                      37
6.14  Purpose of Credit                          38
6.15  Governmental Regulations                   39
6.16  Indebtedness                               39
6.17  Insurance                                  39
6.18  Solvency                                   39
6.19  Pool Purchase Agreements                   39
6.20  No Casualty or Condemnation                39
6.21  Access to the Properties                   40
6.22  No Flood Zone                              40
6.23  Participations                             40
6.24  No Future Funding Obligations              40

ARTICLE VII    AFFIRMATIVE COVENANTS

7.1                           Information From Borrower     40
7.2                                Business of Borrower     43
7.3                                 Right of Inspection     43
7.4                            Maintenance of Insurance     44
7.5            Payment of Taxes, Impositions and Claims     44
7.6                  Compliance with Laws and Documents     45
7.7           Agreements Related to Selected Asset Pool     45
7.8          Environmental Law Compliance and Indemnity     46
7.9            Collateral Assignment of Sales Contracts     46
7.10            Assurance Related to Mortgaged Property     46
7.11  Appraisals                                            47
7.12                   Payment on Taking or Destruction     47
7.13                                Covenant Compliance     48
7.14                              Intentionally Deleted     48
7.15                       Subordinated Debt of AMRESCO     48
7.16                  Quantity and Quality of Documents     48
7.17                               Additional Documents     48
7.18                          Acquisition of Properties     48
7.19                             Borrower Buyout Option     49
7.20                             Maintenance and Repair     50
7.21                                     Right to Audit     50
7.22                                          Custodian     50
7.23                                            Lockbox     50
7.24                                 Notices to Obligor     50
7.25               Breaches of Pool Purchase Agreements     51
7.26        Account Status Reports, Meetings with Agent
            and/or the Lenders                              51

ARTICLE VIII   NEGATIVE COVENANTS
          8.1                    Limitation on Sale of Properties      51
          8.2                                  Limitation on Debt      51
          8.3                                Limitations on Liens      51
          8.4        Consolidations, Mergers, Sales of Assets and
                                                      Maintenance      52
          8.5                                         Investments      52
          8.6                                       Distributions      52
          8.7                       Changes in Business/Ownership      52
          8.8                Limitation on Contingent Liabilities      52
          8.9                        Transactions with Affiliates      52
          8.10                                     Employee Plans      52
          8.11                                        Alterations      53
          8.12                                     Use Violations      53
          8.13                   Retention of Remaining Cash Flow      53
          8.14                            Exceptions to Covenants      53
          8.15                 Fiscal Year and Accounting Methods      54
          8.16                           Governmental Regulations      54
          8.17                   Servicing of Selected Asset Pool      54
          8.18                                       Restructures      54
          8.19                                     Release Prices      55
          8.20       Disclosure or Use of Heller Name; Loan Terms      55

ARTICLE IX     RELEASES
          9.1    Releases and Sale of Collateral Prior to Default      55
          9.2                                Request for Releases      55
          9.3                              Releases After Default      55

ARTICLE X      DEFAULTS AND REMEDIES
         10.1                                  Events of Default       56
         10.2                                           Remedies       58
         10.3                                     Separate Sales       60
         10.4                                  Rights of Set-Off       60
         10.5  Remedies Cumulative, Concurrent and Non-Exclusive       61
          10.6       No Conditions Precedent to Exercise Remedies      61
          10.7                Release of and Resort to Collateral      62
          10.8                                            Waivers      62
          10.9                      Discontinuance of Proceedings      62
          10.10                                 Power of Attorney      62
          10.11                           Application of Proceeds      63
          10.12                                  Certain Defaults      64

ARTICLE XI     AGENT AND THE LENDERS
          11.1             Appointment and Authorization of Agent      65
          11.2                 Possession of Instruments by Agent      66
          11.3                                           Expenses      67
          11.4       Delegation of Duties; Reliance; Consultation      67
          11.5                    Limitation of Agent's Liability      68
          11.6                                Default; Collateral      69
          11.7                                  Lenders' Decision      69
          11.8                 Limitation of Liability of Lenders      69
          11.9                            Relationship of Lenders      70
          11.10                      Debtor-Creditor Relationship      70
          11.11                                  Credit Decisions      70
          11.12                                  Removal of Agent      70
          11.13                              Resignation by Agent      71
          11.14                   Sharing of Payments and Setoffs      71
          11.15                             Non-advancing Lenders      72
          11.16                                Benefit of Lenders      73

ARTICLE XII    MISCELLANEOUS
          12.1                               Continuing Agreement      73
          12.2                                            Notices      73
          12.3                                         No Waivers      74
          12.4       Expenses; Documentary Taxes; Indemnification      75
          12.5       Amendments and Waivers; Consent to Deviation      75
          12.6                                           Survival      75
          12.7 Prior Understandings; No Defenses; Release; No Oral
                                                       Agreements      76
          12.8                             Limitation on Interest      76
          12.9                                 Invalid Provisions      76
          12.10                            Successors and Assigns      77
          12.11  Lenders' Right To Perform Borrower's Obligations      81
          12.12                                       Senior Debt      82
          12.13                                      Construction      82
          12.14                           Inconsistent Provisions      82
          12.15                                    APPLICABLE LAW      83
          12.16                                             VENUE      83
          12.17                                 JURY TRIAL WAIVER      83
          12.18                                      Counterparts      84
          12.19                                          Recourse      84

                            EXHIBITS
EXHIBIT A                                    -    MORTGAGE FORM
EXHIBIT B                                    -    MORTGAGE ASSIGNMENT FORM
EXHIBIT C                                    -    PROMISSORY NOTE FORM
EXHIBIT D                                    -    REQUEST FOR RELEASE FORM
EXHIBIT E                                    -    PAYMENT CALCULATION FORM
EXHIBIT F                                    -    ASSIGNMENT AND ACCEPTANCE FORM
EXHIBIT G                                    -    BORROWER CERTIFICATE FORM
EXHIBIT H                                    -    CASH FLOW STATEMENT FORM
EXHIBIT I                                    -    LITIGATION

                     TERM LOAN AGREEMENT


THIS TERM LOAN AGREEMENT (this "Agreement") is entered into as of the 18th day of July, 1995, by and among AMRESCO NEW ENGLAND, INC., a Delaware corporation, OAK CLIFF FINANCIAL, INC., a Delaware corporation, and HELLER FINANCIAL, INC., a Delaware corporation, for itself and as Agent, and the other lending institutions which may become parties hereto pursuant to Section 12.10.
                    PRELIMINARY STATEMENT

          Borrower has requested that the Lenders make a term loan to Borrower in an amount up to Twenty-Seven
Million Five Hundred Thousand and No/100 Dollars
($27,500,000.00). Upon and subject to the terms of this Agreement, the Lenders are willing to make the term loan to Borrower. Accordingly, in consideration of the mutual covenants contained herein, Borrower, Agent and the Lenders agree as follows:
                           ARTICLE I

                         TERMS DEFINED
        1.1  Definitions.  The following terms, as
used herein, have the following meanings:
          "Affiliate" means, as to any Person, any
Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person and, with respect to Borrower, includes each holder of five percent (5%) or more of the equity of Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled Person, or (ii) to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
"Agent" means Heller, in its capacity as agent for the Lenders hereunder, or any successor agent pursuant to
Section 11.12 or Section 11.13.
          "Agreement" means this Term Loan Agreement, and all renewals, extensions, modifications, amendments and rearrangements thereof.
          "AMRESCO" means AMRESCO, INC., a Delaware
corporation, that owns one hundred percent (100%) of the capital stock of Borrower.
"Adjusted LIBOR Rate" means, on any date of determination for the relevant Interest Period with respect to a LIBOR Tranche, (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period ("Interest Rate Determination Date"); provided, further, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in Dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank to first class banks in the London interbank market as of 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, divided by,
(b) a number equal to    1.0 minus LIBOR Reserve Requirement
in effect on the
Interest Rate Determination Date plus, as applicable, (c) the FDIC Percentage in effect on such day, together with any additional impositions, assessments, fees or surcharges that may be imposed on Agent or any Lender, to the extent such impositions, assessments, fees or surcharges are not reflected in the FDIC Percentage or the LIBOR Reserve Requirement and are generally imposed on banks with capitalizations and supervisory risk factors comparable to Bankers Trust Company, the Chase Manhattan Bank or Chemical Bank.

          "Applicable Environmental Laws" has the meaning set forth in that certain Hazardous Substance
Indemnification Agreement of even date herewith executed by Borrower in favor of Agent and the Lenders.
          "Appraisal" means an appraisal stating the appraised value of all or a part of the Mortgaged Property prepared by an appraiser independent of Borrower and all Affiliates of Borrower and acceptable to Agent, which appraisal satisfies all regulatory requirements applicable to Agent and the Loan.
        "Asset Portfolios" means one or more pools or portfolios of (i) non-performing, under-performing or performing loans, and/or (ii) real estate or other assets acquired in connection with the foreclosure, restructure or settlement of nonperforming or under-performing loans, together with all documents, instruments, certificates and other information related thereto.

        "Assigned Loan Documents" means the documents evidencing and securing the Assigned Loans.

          "Assigned Loans" means the loans and mortgages included in the Selected Asset Pool, whether or not such loans and mortgages have been properly assigned to Agent for the Lenders as collateral for the Loan.

          "Assignment and Acceptance" has the meaning set forth in Section 12.10(c)(iv) hereof.

          "Authorized Officer" means, as to Borrower or any other Person, any of its Chairman, Vice-Chairman, President, Executive Vice President(s), Senior Vice President(s), Chief Financial Officer, Chief Accounting Officer or Treasurer, or if such other Person is a partnership, its managing general partner or any other general partner, who are duly authorized by the Board of Directors, or applicable partnership agreement, of such Person to execute the Loan Documents or any other documents or certificates to be executed by such Person hereunder or in connection with the Loan.

          "Base Rate" means, on any date of determination, a variable rate of interest per annum equal to the higher of:
(i) the rate of interest from time to time published by the Wall Street Journal under the caption "Money Rates, Prime Rate" or (ii) the Federal Funds Effective Rate. The applicable Base Rate for any date not set forth shall be the prime rate set forth for the last preceding date. In the event the Wall Street Journal ceases to publish a Bank Prime Loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

          "Borrower" means, jointly and severally, AMRESCO
New England, Inc., a Delaware corporation, and Oak Cliff
Financial, Inc., a Delaware corporation, and their respective successors. Unless the context otherwise requires or unless specifically stated, "Borrower" means each Borrower individually and Borrowers collectively.

          "Borrower Due Diligence Reports" means the various written reports, information and other materials that Borrower prepared or assembled and delivered to Agent prior to the Closing Date containing descriptions and evaluations of the Assigned Loans and Mortgaged Properties, and Borrower's assessments and projections regarding same, or other information regarding the Assigned Loans and the Mortgaged Property, including copies of the Pool Purchase Agreements, copies of any appraisals or environmental site assessments, and the "Round Table" books for each loan portfolio summarizing Borrower's due diligence regarding the Assigned Loans and the Mortgaged Property acquired pursuant to each of the Pool Purchase Agreements.
          "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois, or is a day on which banking institutions located in Illinois are closed, and (b) with respect to all notices, determinations, fundings and payments in connection with Loans bearing interest at the LIBOR Rate, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.
          "Business Plan" means Borrower's business plan for servicing and disposition of the Assigned Loans, which business plan shall be in form and substance approved by Agent, which approval will not be unreasonably withheld, provided that until the Business Plan with respect to the Assigned Loans are delivered pursuant to Section 7.1(d), Business Plan shall mean the Borrower Due Diligence Reports.
          "Capital Lease" means any capital lease or sublease which should be capitalized in accordance with GAAP on a balance sheet.
          "CERCLA" has the meaning set forth in that certain Hazardous Substance Indemnification Agreement of even date herewith executed by Borrower in favor of Agent and the Lenders.
          "Closing Date" means the effective date of this Agreement as designated in the first paragraph of this Agreement.
          "Code" means the Internal Revenue Code of 1986, as amended.
          "Collateral" means all property, assets and interests of any kind securing the Loan pursuant to this Agreement or any of the Security Documents or other Loan Documents.
          "Collateral Assignment" means the collateral assignment of promissory notes and liens and, collectively, all collateral assignments of promissory notes and liens, executed by Borrower in favor of Agent, on behalf and for the benefit of the Lenders, as security for the Loan, which collateral assignment is intended to cover all of the Assigned Loans, and all renewals, modifications, amendments, supplements and restatements thereof.
          "Collateral Sales Receivables" means the amounts payable in cash to Borrower (exclusive of all closing costs) in connection with the sale of any portion of the assets included in the Selected Asset Pool.
          "Commitment Fee" means Two Hundred Seventy
Thousand Eight Hundred Ninety-Seven and 70/100 Dollars
($270,897.70).
          "Credit Period" means the period commencing on the Closing Date and ending on the Termination Date.
          "Debt" of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or nonrecourse and whether secured or unsecured, (c) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (d) all obligations for indebtedness in respect of Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (f) all liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (e) preceding.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" means the fluctuating per annum rate of interest equal to the lesser of (a) four percent
(4%) plus the Base Rate, or (b) the Maximum Lawful Rate.

          "Designated Successor Agent" means, at any given time, the Lender other than Agent which has the largest
Loan Percentage; provided, however, if two or more such Lenders have the same Loan Percentage at such time, then the Designated Successor Agent shall be such of those Lenders having the same Loan Percentage which has the largest net worth; and, provided further, that if the Required Lenders object to the newly named Designated
Successor Agent, or if any Lender determined to be a Designated Successor Agent declines to serve as successor
Agent, in writing delivered to the outgoing Agent within seven (7) Business Days after such Designated Successor
Agent is determined, then the Lender other than Agent or such rejected or declining Designated Successor Agent which has the next largest Loan Percentage shall be the Designated Successor Agent. For each such Lender that is a member of a bank holding company, its net worth shall be deemed to be the consolidated ne worth of its bank holding company.

          "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership or joint venture interest of such Person, the retirement, redemption, repurchase, or other acquisition for value of such stock, partnership or joint venture interest, (b) the declaration or payment of any dividend or other distribution, whether monetary or in kind, on or with respect to any stock, partnership or joint venture of any Person, and (c) any other payment or distribution of assets of a similar nature or in respect of an equity investment.

          "Dollars" and the "$" symbol shall mean and refer to currency of the United States of America.

          "Eligible Assignee" means any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD;
or (e) an insurance company, pension fund, credit corporation or other finance company organized under the laws of any state of the United States which invests in United States real estate loans and/or mortgages as a significant part of its investment portfolio; provided, however, that no institution described in clause (a), (b), (c), (d) or (e) above shall be an Eligible Assignee unless it has total assets in excess of $10 billion and unless debt obligations issued by such financial institution (or by a parent entity owning beneficially all of the capital stock of such financial institution) are rated "Ba2" or higher by Moody's Investors Service, Inc. or "BB" or higher by standard & Poor's Corporation; and, provided further, that an institution described in clause (c) or (d) above must maintain a branCh or agency under the laws of the United States.
          "Employee Plan" means at any time an employee benefit plan as defined in Section 3(3) of ERISA that is now or was previously maintained, sponsored or contributed to by Borrower or any ERISA Affiliate of Borrower.
          "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.
          "ERISA Affiliate" means any Person that it treated as a single employer with Borrower under Section
414 of the Code.
       "Event of Default" has the meaning set forth in
Section 10.1.
       "Excess Interest" has the meaning set forth in
Section 12.8 hereof.
          "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve
System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal
Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent.

          "FDIC Percentage" shall mean, on any day, the net assessment rate (expressed as a percentage rounded to the next highest 1/100 of 1%) which is in effect on such day
(under the regulations of the Federal Deposit Insurance
Corporation or any successor) for determining the assessments paid by Agent to the Federal Deposit Insurance
Corporation (or any successor) for insuring eurocurrency deposits made in dollars at Agent's principal offices in Chicago, Illinois. Each determination of said percentage made by Agent shall, in the absence of manifest error, be binding and conclusive.

      "Fiscal Year" means any fiscal year of Borrower commencing on January 1 and ending on December 31.
          "GAAP" means generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof; provided, however, that wherever in this Agreement principles of consolidation different from those required by generally accepted accounting principles are specified, the principles of consolidation specified in this Agreement shall govern.
          "Governmental Authority" means any government, any state or other political subdivision thereof, or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangement by agreements to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business.
          "Heller" means Heller Financial, Inc., a Delaware corporation, and its successors.
          "Impositions" means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of the Mortgaged
Property or the Underlying Real Estate, or any part thereof; and all other taxes, charges and assessments and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon any of the Mortgaged
Property or the Underlying Real Estate, or any part thereof, or the ownership, use, sale, occupancy or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy or enjoyment, (b) the Lenders' Liens with respect to such Mortgaged Property or the Assigned Loans or (c) the financial condition of Borrower.

          "Interest Adjustment Date" means the earlier of either the last day of an Interest Period or the Termination Date.

          "Interest Period" means, subject to the
limitations set forth in Section 3.3(d), with respect to any LIBOR Tranche, a period commencing on the LIBOR
Effective Date and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as Borrower may request in the Minimum
Notice Requirement.

          "Investment Balance" means, with respect to each Assigned Loan or Mortgaged Property, as the case may be, the allocated Purchase Price for each Assigned Loan or Mortgaged Property, as the case may be (as set forth in the related Pool Purchase Agreement, or if no specific allocation was made in such Pool Purchase Agreement, as determined on a pro rata basis with respect to that portfolio purchase unless Agent approves a different allocation), plus specific advances and expenses with respect to such Assigned Loan or Mortgaged Property, less any payments of principal and interest received with respect to such Assigned Loan or Mortgaged Property, as the case may be. With respect to Mortgaged Properties, the Investment Balance will be deemed to be the lower of (a) the remaining Investment Balance for the Assigned Loan with respect to which such
Mortgaged Property was Underlying Real Estate and (b) fair market value of such Mortgaged Property, in accordance with GAAP.


          "Legal Requirements" means (a) any and all present and future judicial decisions, statutes, laws, rulings, rules, orders, regulations, permits, licenses, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any of the Mortgaged
Property or the Underlying Real Estate, or any other
Collateral, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (b) the presently or subsequently effective bylaws and articles of incorporation and any partnership, limited partnership, joint venture, trust or other form of business association agreement of Borrower,
(c) any and all covenants, conditions or restrictions applicable to the Collateral or the ownership, use or occupancy thereof, and (d) any and all leases or contracts
(written or oral) of any nature that relate in any way to the Mortgaged Property the Underlying Real Estate or any other Collateral, or any portion thereof, or to which Borrower may be bound, including without limitation, any lease pursuant to which Borrower is granted a possessory interest in any Mortgaged Property, and in each case which, if violated, could reasonably be anticipated to materially and adversely affect (i) the present or potential ownership, use, sale, occupancy or possession of the Mortgaged Property, the Underlying Real Estate or any other
Collateral or any part thereof, by Borrower, (ii) the Lenders' Liens or (iii) the financial condition of Borrower.

"Lender" means Heller and any other Person who becomes an assignee of any rights of a Lender pursuant to Section
12.10.
          "Lenders' Liens" means all liens, mortgages, security interests, charges, pledges or encumbrances evidenced, created or intended to be created by the Loan
Documents.
          "LIBOR Effective Date" has the meaning set forth in Section 3.3(c) hereof.
          "LIBOR Rate" means the sum of (a) the Adjusted
LIBOR Rate, plus (b) three percent (3%).
          "LIBOR Reserve Requirement" means, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve
System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Agent (including, without limitation, basic supplemental, marginal and emergency reserves) under Regulation D with respect to "Eurocurrency liabilities" as currently defined in Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding (or, if reserves for Eurocurrency liabilities are not separately stated in such regulations, the applicable other category of liabilities which includes deposits by reference to which the interest rate on a LIBOR Tranche is determined). Each determination by Agent of the LIBOR
Reserve Requirement, shall, in the absence of manifest error, be conclusive and binding.
        "LIBOR Tranche" means that portion or those portions of the Loan, if any, which bear interest at the LIBOR Rate from time to time.

        "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          "Loan" means the term loan made by the Lenders to Borrower pursuant to this Agreement, in an original principal amount not to exceed Twenty-Seven Million Five
Hundred Thousand and No/100 Dollars ($27,500,000.00), bearing interest and being payable as provided in Article
III.

          "Loan Amount" means, with respect to each Lender, the amount indicated as such Lender's Loan Amount opposite the name of such Lender in Schedule I, as such amount (i) may be reduced from time to time as payments are applied to the Loan in accordance with the provisions of this Agreement, or (ii) may be adjusted from time to time to account for any assignments of a Lender's interest as provided in Section 11.14 or Section 12.10.

          "Loan Documents" means this Agreement, the Notes, the Collateral Assignment, the Mortgages, all related financing statements, and all other agreements, statements, certificates, documents or instruments evidencing, securing or pertaining to the Loan or otherwise executed and/or delivered from time to time by Borrower pursuant to or in connection with this Agreement, as the same may be modified, amended, renewed, extended, rearranged, restated or replaced from time to time.

"Loan Percentage" means, with respect to each Lender, the percentage indicated as such Lender's Loan Percentage opposite the name of such Lender in Schedule I, as such percentage may be adjusted from time to time to account for any assignments of a Lender's interest as provided in
Section 11.14 or Section 12.10.
          "Major Assets" means the Selected Pool Assets listed on Schedule V and identified as Tier One Assets.
          "Margin Regulations" mean Regulations G, T, U and
X of the Board of Governors of the Federal Reserve System, as in effect from time to time.
          "Margin Stock" means "margin stock" as defined in Regulation U.
          "Maximum Lawful Rate" means the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the Loan at such time to exceed the maximum amount which the Lenders would be allowed to contract for, charge, take, reserve, or receive under applicable federal or state law after taking into account, to the extent required by applicable law, any and all relevant payments, fees or charges under the Loan
Document. If under federal or state law there is no legal limitation on the amount or rate of interest that may be charged on amounts outstanding under the Loan, there shall be no Maximum Lawful Rate, notwithstanding any reference thereto herein or in any of the Loan Documents.

          "Minimum Cash Flow Payment" means for each of the Quarterly Payment Dates shown on Schedule II the amount, if any, required to reduce the outstanding principal balance of the Loan as of such Quarterly Payment Date to the Loan principal balance shown opposite such Quarterly Payment
Date on Schedule II.

          "Minimum Notice Requirement" has the meaning set forth in Section 3.3(b).

          "Minimum Release Price" means with respect to each Assigned Loan or Mortgaged Property as of the date of determination eighty percent (80%) of the then current
Investment Balance in such Assigned Loan or Mortgaged
Property.

          "Mortgage" means any deed of trust or mortgage executed by Borrower, granted to Agent, for the benefit of the Lenders, to secure repayment of the Loan and the Obligations, substantially in the form attached hereto as Exhibit A (with appropriate modifications required by applicable local law), and all renewals, extensions, modifications, amendments or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement or replacement thereof.

          "Mortgage Assignment" means an absolute
assignment of note and mortgage and any other security for each of the Assigned Loans, executed by Borrower to Agent, for the benefit of the Lenders, substantially in the form attached hereto as Exhibit B.

          "Mortgaged Property or Mortgaged Properties" means any and all lots or parcels of land which Borrower owns on the Closing Date or any Underlying Real Estate which Borrower may hereafter own as a result of a foreclosure or deed-inlieu of foreclosure or otherwise, and improvements, fixtures and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

          "NationsBank Loan Agreement" means that certain
Term Loan Agreement dated as of March 20, 1995 among
Amresco New England, Inc., NationsBank of Texas, N.A., as
Agent and the lenders described therein, the loans with respect to which are being repaid with a portion of the proceeds of the Loan.

          "Net Cash Flow" for any calendar month means an amount equal to (a) Portfolio Cash Flow during such month, minus
(b) the sum of (i) interest paid on the Loan, (ii) expenses incurred and paid by Borrower from, and any normal and customary expenses reserved or accrued on a monthly basis related to, its ownership, management and sale of assets in the Selected Asset Pool (including without limitation any advances of committed principal that Borrower is legally required to make under any of the Assigned Loans which were disclosed in the Borrower Due Diligence Reports), and (iii) reasonable and necessary cash expenditures for Borrower's administrative overhead, (including without limitation reasonable legal fees of Borrower's internal counsel related to assets in the Selected Asset Pool); provided that, (x) the aggregate expenses described in clause (iii) less the fees of the loan servicer shall not unless otherwise approved by Lender, exceed the amounts set forth in the Overhead Plan on a calendar year basis and (y) Portfolio Cash Flow shall not be reduced by (1) any disbursements by Borrower of any tax or insurance escrows held for the Assigned Loans, or (2) any Shortfall Payments or Permitted Working Capital Subordinated Debt, the
Subordinated Note, or any payments thereon, for purposes of determining Net Cash Flow. Net Cash Flow shall not include insurance or condemnation proceeds if such proceeds are required by the Assigned Loan Documents or permitted by Lender to be used for repair or restoration of a Mortgaged
Property or Underlying Real Estate.

"Note" means the promissory note of even date herewith, in
a stated principal amount not to exceed Twenty-Seven
Million Five Hundred Thousand and No/100 Dollars ($27,500,000.00), executed by Borrower and payable to the order of Heller, substantially in the form attached hereto as Exhibit C, and all renewals, extensions, modifications and rearrangements thereof, and any and all promissory notes given in renewal, extension, modification, rearrangement or replacement thereof; and "Notes" includes the Note and/or all of the promissory notes which may be issued in replacement of the Note or subsequent Notes pursuant to Section 12.10 hereof. "Obligations" means all present and future indebtedness, obligations and liabilities, or any part thereof, of Borrower now or hereafter existing or arising under or in connection with this Agreement, the Notes or any other of the Loan
Documents (specifically including, without limitation, the principal amount outstanding under the Notes), pursuant to the Loan Documents, together with: (i) all interest accrued thereon; (ii) all reasonable costs, expenses, and attorneys' fees of counsel to Agent and the Lenders (as a group) and of counsel to any Lender (subject to the
limitations set forth in Section     12.4), incurred in the
documentation of any amendments,
waivers or extensions of the Loan Documents or administration, enforcement or collection thereof (specifically including, without limitation, any of the foregoing incurred in connection with any bankruptcy or other insolvency proceedings of Borrower); (iii) the reimbursement and payment of all sums which might be advanced by the Lenders or any Lender to pay or satisfy amounts required to be paid by Borrower under this Agreement or under any other instrument, agreement or document at any time executed in connection with or as security for any part of the Loan or any amounts which might be advanced by the Lenders or any Lender to pay any taxes, insurance premiums, liens, assignments, charges or claims against any or all of the collateral, or any properties covered by any instrument executed or to be executed by Borrower to secure any part of the Obligations; and (iv) all costs, charges, reasonable commissions, reasonable attorneys' fees and expenses owing and to become owing in connection with the documentation, administration, enforcement and collection of the foregoing obligations and indebtedness, and those owing or to become owing in connection with the repossession, operation, maintenance; preservation, or foreclosure of any or all of the Collateral; regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several. The Obligations shall include all renewals, extensions, modifications, rearrangements and replacements of any of the above-described obligations and indebtedness.
          "Obligors" means collectively, each of the makers of
the notes evidencing the Assigned Loans and all other persons liable directly or as guarantors or sureties under the Assigned Loan Documents.
          "Overhead Plan" means Borrower's plan for the calendar year that projects the overhead expenses which are charged to Borrowers, including, without limitation, direct expenses for personnel, occupancy, furniture and equipment, data processing, telecommunications, supplies, postage/courier, general liability insurance, travel, marketing, subscriptions and other similar expenses, plus a reasonable allocation of corporation overhead on a monthly basis.
         "PBGC" means the Pension Benefit Guaranty
Corporation, or its successors.
          "Pension Plan" means any Employee Plan that is now or was previously covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.
          "Permitted Encumbrances" means with respect to any asset in the Selected Asset Pool or any Mortgaged Property:
         (a) Liens securing the Notes in favor of the Lenders;

          (b) Exceptions affecting title which are shown in a Title Policy approved by Agent or are described with respect to a particular Assigned Loan, Mortgaged
     Property or parcel of the Underlying Real Estate in the Borrower's Due Diligence Reports;

          (c)  In the case of any portion of the
   Mortgaged Property that is not covered by a Title
     Policy, minor defects in title or customary easements, platted building lines, restrictive covenants, mineral reservations and similar exceptions affecting title which do not secure the payment of money and do not materially impair the value of such Mortgaged Property;

          (d)  Inchoate statutory or operators' liens
     securing obligations for labor, services, materials and supplies furnished to the Mortgaged
     Properties, which (i) are not delinquent, or (ii) are being contested by Borrower in good faith and for which Borrower has obtained a proper payment and performance bond in the amount of the contested claim;

          (e)  Mechanics', materialmen's,
     warehousemen's, journeymen's and carriers' liens and other similar liens arising by operation of law or statute in the ordinary course of business if (i) the underlying claim is not delinquent and did not in any event cover a billing period not exceeding sixty (60) days, or (ii) the claim giving rise to such lien is being contested by Borrower in good faith and for which Borrower has obtained a proper payment and performance bond in the amount of the contested claim; and
          (f) Liens for Taxes or Impositions not yet due or not yet delinquent, or, if delinquent, that are being contested by Borrower as permitted by and in accordance with the terms and conditions set forth in
     Section 7.5.
          "Permitted Investments" means (i) time deposits or certificates of deposit in financial institutions approved by Agent, (ii) obligations backed by the full faith, and credit of the United States of America, (iii) commercial paper rated P-l by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation on the date of acquisition and (iv) the Selected Asset Pool.
          "Permitted Shortfall Payments" has the meaning set forth in Section 7.15 hereof.
          "Permitted Subordinated Debt" means (a) the amounts received by Borrower from AMRESCO for Shortfall
Payments which are accounted for by Borrower as indebtedness, (b) Permitted Working Capital Subordinated
Debt, and (c) the indebtedness evidenced by the Subordinate
Note, all of which indebtedness is subordinate to the Obligations and shall be subordinated to payment of the Obligations in form satisfactory to Agent.
          "Permitted Working Capital Subordinated Debt" means amounts received by Borrower from AMRESCO in any given month and accounted for by Borrower as indebtedness, which amounts are used by Borrower to pay expenses related to Borrower's ownership and management of the Selected
Asset Pool and administrative expenses required to be paid during such month, such amounts so advanced by AMRESCO to be shown on the monthly report to be submitted to Agent in the form attached hereto as Exhibit E and delivered to Agent by Borrower pursuant to Section 3.5 hereof.
          "Person" means an individual, a corporation; a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
          "Pool Purchase Agreements" means the agreements for the purchase and sale of Asset Portfolios described on
Schedule III executed by Borrower and the respective
Portfolio Sellers designated thereon, pursuant to which Borrower acquired all the assets comprising the Selected
Asset Pool.
          "Portfolio Cash Flow" means any and all cash proceeds received by Borrower from its ownership, management and disposition of any and all assets in the Selected Asset Pool, including, without limitation, interest and principal payments on Assigned Loans from any source, loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation With respect to Assigned Loans, proceeds from the sale of Assigned Loans, income from any Mortgaged Property, insurance proceeds or condemnation awards with respect to any Mortgaged Property, and proceeds from the sale of Mortgaged Property, but excluding any escrow deposits paid to Borrower for tax or insurance escrows under the Assigned Loans or security or cash collateral deposits (unless forfeited to Borrower) and all proceeds from any Repurchase Payments received by Borrower and paid to the Lenders pursuant to Section 3.5(b)
          "Portfolio Seller" means each of the respective sellers under each of the Pool Purchase Agreements as designated on Schedule III.
          "Pro Rata Part" means, at any time and as to each Lender, the percentage of all outstanding indebtedness of Borrower at such time owing to all the Lenders under the Loan Documents that is owing by Borrower to such Lender.
          "Quarterly Payment Date" means each of the dates designated as a Quarterly Payment Date on Schedule II.
       "Register" has the meaning set forth in Section
12.10(e) hereof.

          "Regulation U" means Regulation U of the Board of
Governors of the Federal Reserve System, as in effect from time to time and shall include any successor or other regulation or official interpretation of the Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks that is applicable to member banks of the Federal Reserve System.
          "Representatives" has the meaning set forth in
Section 11.4.
          "Repurchase Payment" means the full proceeds received by Borrower from any and all of the Portfolio
Sellers as a result of exercising Borrower's right to require a Portfolio Seller to repurchase an asset included in the Selected Asset Pool pursuant to the terms of any of the Pool Purchase Agreements.
          "Request For Release" means a Request For Release in the form attached hereto as Exhibit D properly completed and executed by Borrower.
          "Required Lenders" means:
          (a) Except as provided in clause (b) below or as expressly stated otherwise in this Agreement or in any other Loan Document, at any time and with respect to any matter hereunder or relating to the Loan, the Lenders holding at the time in question at least sixtysix and two-thirds percent (66-2/3%) of the sum of the aggregate unpaid principal amount of the Notes; and

          (b)  With respect to (i) any alteration of
     the interest rate applicable to the Loan, or
     (ii) any alteration of the amount of any fees payable to the Lenders (excluding the Agent in such capacity) under this Agreement, or (iii) any extension of the maturity date of the Loan or the due date of any installment of principal or interest on the Loan, or (iv) forgiveness of any principal or interest under the Loan, or (v) any increase in the amount of the Loan, or (vi) any change in the definition of Loan Percentage or Pro Rata Part, or (vii) any alteration of the provisions of this definition of Required
     Lenders, all the Lenders.

          "Required Principal Payments" has the meaning set forth in Section 3.5 hereof.

          "Restructure" has the meaning set forth in
Section 8.18 hereof.

         "Rights" means rights, remedies, powers, privileges and benefits.
      "SEC" means the federal Securities and Exchange
Commission, and its successors.

          "Secured Creditor Safe Harbor" means the safe harbor from environmental liability granted secured creditors under CERCLA, as clarified and interpreted by rules and regulations of the Environmental Protection
Agency and by case law and judicial decision, and any similar legislation hereafter passed.
          "Security Documents" means this Agreement with respect to the assignment herein of Collateral Sales
Receivables and any other security granted herein, the Collateral Assignment, all Mortgages and all other documents or instruments granting a Lien in favor of the Lenders (or Agent for the benefit or on behalf of the Lenders) as collateral for the Loan, and all financing statements related thereto, and all modifications, renewals or extensions thereof and any documents executed in modification, renewal, extension or replacement thereof.
          "Selected Asset Pool" means all of the assets set forth on Schedule V hereto acquired by Borrower from the Portfolio Sellers pursuant to each of the Pool Purchase
Agreements and which have not been disposed of by Borrower prior to the Closing Date or after the Closing Date as contemplated and permitted by this Agreement and the other
Loan Documents.
          "Shortfall Payment" means any payment made by AMRESCO pursuant to Section 3.5 hereof, and Shortfall
Payments means the aggregate amount of such payments which have, as of any date, not been repaid by Borrower.
          "Status Reports" has the meaning set forth in
Section 7.1(c) hereof.
          "Subordinate Note" means (i) that certain promissory note dated August 26, 1994, from Amresco New
England, Inc., as maker, payable to the order of AMRESCO, in the original principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), which note shall have a principal balance not in excess of Six Million and No/100
Dollars ($6,000,000.00) upon the funding of the Loan, (ii) that certain promissory dated January 26, 1994, from Oak
Cliff Financial, Inc., as maker, payable to the order of AMRESCO, in the original principal amount of Six Million and No/100 Dollars ($6,000,000.00), which note shall have a principal balance not in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) upon the funding of the Loan.
          "Subsidiary" means, for any Person, any
          corporation
or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term
Subsidiary shall include Subsidiaries of Subsidiaries (and so on).
          "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by law or any federal, state or local governmental agency. "Tax" means any one of the foregoing.

          "Termination Date" means July 31, 1998.

          "Title Company" means a title company or title companies selected by Borrower and approved by Agent, together with any issuing agent that issues all or any part of a Title Policy.

          "Title Policy" means a Mortgagee or Loan Policy of
Title Insurance issued and underwritten by a Title Company for the benefit of Agent, on behalf of the Lenders, covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property.

          "UCC" means the Illinois Uniform Commercial Code, as amended, or, if stated with reference to another jurisdiction the Uniform Commercial Code as adopted in the relevant jurisdiction.
          "Underling Real Estate" means the real property, together with all improvements thereon, which secures any of the Assigned Loans, or any one of such parcels of real property.
          "Variable Rate" means a fluctuating rate of interest equal to the Base Rate plus one and one-half percent (1.50%).
          "Variable Rate Portion" means that portion of the Loan which at the time in question bears interest at the Variable Rate.
          1.2 Number and Gender. Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used in this Agreement. Words of any gender shall include each other gender where appropriate.

          1.3 Substantive Definitions. The use of defined terms herein is for convenience and the wording of defined terms shall not affect or limit the terms and provisions hereof; provided, however, that the terms, provisions and agreements set forth in the definitions contained in
Section 1.1 shall be substantive terms of this Agreement and fully binding on the parties hereto.

          1.4 Money. Unless stipulated otherwise, all references herein or in any of the Loan Documents to "Dollars," "$," "money," "payments" or other similar financial or monetary terms are references to lawful money of the United States of America.

          1.5  Captions; References.  The captions in this
Agreement and in the table of contents hereof are for convenience of reference only and shall not define, affect or limit any of the terms or provisions hereof. All references herein to Articles and Sections are, unless specified otherwise, references to articles and sections of this Agreement. Unless specifically indicated otherwise, all references herein to an "Exhibit," "annex" or "Schedule" are references to exhibits, annexes or schedules attached hereto, all of which are incorporated herein and made a part hereof for all purposes, the same as if set forth fully herein, it being understood that if any exhibit, annex or schedule attached hereto which is to be executed and delivered contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof. The words "herein," "hereof,"
"hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire
Agreement and not to any particular provision or section unless specifically indicated otherwise.
          1.6 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.
                        ARTICLE II

                        COMMITMENT

          2.1 Commitment. Subject to and upon the terms, covenants and conditions of this Agreement, Heller will make the Loan to Borrower in one advance in an amount equal to the lesser of (a) Twenty-Seven Million Five Hundred
Thousand and No/100 Dollars ($27,500,000.00) and (b) sixty-five percent (65%) of Borrower's aggregate Investment
Balance of all of the assets comprising the Selected Asset
Pool on the Closing Date, with the Investment Balance for such assets being determined as of July 1, 1995, minus One
Million Nine Hundred Thousand and No/100 Dollars
($1,900,000.00).
        2.2 Commitment Fees. In consideration of the commitment of Heller to make the Loan, Borrower shall pay the Commitment Fee to Heller on the earlier of (a) ten (10) days after the Loan is approved by Heller's credit committee and (b) the Closing Date.
          2.3 Sources and Uses. The sources and uses of funds for closing the contemplated transaction are set forth on Schedule VI.
                        ARTICLE III
                        LOAN TERMS
          3.1  Notes.  The Loan shall initially be
evidenced by the Note, which shall be executed by Borrower and payable to the order of Heller. If any portion of the Loan is hereafter assigned pursuant to Section 12.10, the Loan shall be evidenced by separate promissory notes in the same form as the Note, with each such Note payable to the order of the applicable Lender in its Loan Amount.
          3.2 Maturity. All outstanding principal of the Notes, together with all accrued but unpaid interest and other amounts owed with respect thereto, shall be due and payable in full on the Termination Date.
          3.3  Interest Rate; LIBOR Election.
          (a) Subject to Section 3.11, interest on the Loan shall accrue at the rate per annum equal to Borrower's option, (i) the Variable Rate or (ii) the
     LIBOR Rate applicable to each LIBOR Tranche, subject to the provisions hereof; provided, however, that as to any portion of the outstanding principal balance of the Loan that is not subject to an effective election of or conversion to the LIBOR Rate in accordance with the terms of this Agreement, interest on such portion of the Loan shall accrue at the Variable Rate. Without notice to Borrower or any other Person, the Variable Rate shall automatically fluctuate upward and downward as and in the amount by which the Base
     Rate fluctuates, subject always to limitations contained in this Agreement.
        (b) Upon at least two (2) Business Days' prior written notice from Borrower to Agent (the "Minimum
     Notice Requirement"), and subject to the conditions provided in this Agreement, Borrower may, on any date prior to the Termination Date, convert amounts of not less than Two Hundred Thousand and No/100
     Dollars ($200,000.00) (or any whole multiple of One
     Hundred Thousand and No/100 Dollars ($100,000.00) in excess thereof) of any Variable Rate Portion or any expiring LIBOR Tranche into a LIBOR Tranche with interest accruing thereon with reference to the LIBOR Rate for the Interest Period selected in such notice.

        (c) Each notice of a LIBOR Tranche election or conversion by Borrower shall satisfy the Minimum
     Notice Requirement, shall be irrevocable and shall include the following: (i) Borrower's election of or conversion to the LIBOR Rate; (ii) Borrower's choice of an Interest Period during which the LIBOR Rate will apply; (iii) Borrower's election of the effective date (the "LIBOR Effective Date") on which the LIBOR Tranche shall begin, which shall be a Business Day at least two (2) Business Days after delivery to Agent of such notice; and (iv) the amount of the applicable LIBOR Tranche, which shall be not less than Two Hundred Thousand and No/100
     Dollars ($200,000.00) and in a whole multiple of One Hundred Thousand and No/100 Dollars ($100,000.00).
       (d) Borrower's election of or conversion to the LIBOR Rate in all cases shall be subject to the following conditions: (i) the Interest Period shall be limited to a period commencing on the LIBOR
     Effective Date and ending on a date either one, two, three, or six months later as elected by Borrower in its notice to Agent; (ii) Borrower's written notice of an election shall be received by Agent in time to satisfy the Minimum Notice Requirement; (iii) the last day of the Interest Period will not be subsequent in time to the Termination Date; (iv) in the case of a continuation of an Interest Period, the Interest Period applicable after such continuation shall commence on the last day of the preceding Interest Period; (iv) there shall never be more than three (3) LIBOR Tranches, in the aggregate, in effect at any one time under the Loan;
     (v) no LIBOR Tranche election or conversion may be made after the occurrence and during the continuance of a Default or Event of Default; (vi) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;
     provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further
     Business Day occurs in such month, such Interest
     Period shall expire on the next preceding Business
     Day; (vii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
     Period) shall end on the last Business Day of a calendar month; and (viii) no Interest Period may extend beyond a date on which Borrower is required to make a scheduled payment of principal of the Loans unless the sum of the Variable Rate Portion plus LIBOR Tranches that have Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date.
          3.4 Interest Payments. Interest on the Loan, computed as provided in Sections 3.12 and 12.8, shall be due and payable as it accrues on the fifteenth (15th) day of each month, for all interest accrued through the last day of the immediately preceding calendar month, commencing on August 15, 1995, and continuing monthly thereafter until the maturity of the Notes, with all accrued unpaid interest being due and payable in full on the Termination Date, and on demand after maturity so long as any principal of the Notes remains unpaid.
              3.5  Mandatory Principal Payments.
         (a) On August 15, 1995, Borrower shall make a principal payment on the Loan, which shall be in addition to the monthly interest payment required pursuant to Section 3.4 hereof, in an amount equal to ninety percent (90%) of the difference between Net Cash Flow for the immediately preceding calendar month less One Million Nine Hundred Thousand Dollars ($1,900,000). Commencing on September 15, 1995, and continuing thereafter on the fifteenth (15th) day of each calendar month until full and final payment of each of the Notes, Borrower shall make a principal payment (individually, a "Required Principal Payment", and collectively, the "Required Principal Payments") on the Loan, which shall be in addition to the monthly interest payment required pursuant to Section 3.4 hereof, in an amount equal to (i) on each such payment date other than a Quarterly Payment Date, ninety percent (90%) of the Net Cash Flow for the immediately preceding calendar month, and (ii) on each Quarterly Payment Date, the greater of (A) ninety percent (90%) of the Net Cash Flow for the immediately preceding calendar month or (B) the Minimum Cash Flow Payment; provided, however, that if an Event of Default is in existence, the required payment amount in the preceding clause (i) and clause (ii)(A) shall be equal to one hundred percent (100%) of the Net Cash Flow for the immediately preceding calendar month. If as of any Quarterly Payment Date, the Net Cash Flow available for the Required Principal Payment to be made as of such date is less than the Minimum Cash Flow Payment required to be made as of such date, then Borrower shall be entitled to avoid a payment default under the Loan by borrowing or otherwise receiving from AMRESCO an amount (the "Shortfall-Payment") sufficient to pay such shortfall.
     If as of any Quarterly Payment Date, the Net Cash Flow available for the Required Principal Payment to be made as of such date is greater than the Minimum Cash Flow Payment required to be made as of such date, and no Event of Default has occurred and no Default is in existence, then Borrower shall be entitled one time during the Credit Period to use such excess to repay the Shortfall Payment, if any, received by Borrower from AMRESCO to make the principal payment on the immediately preceding Quarterly Payment Date, and the amount of the Required Principal Payment due on the current Quarterly Payment Date shall be correspondingly reduced by such amount, but in no event less than the Minimum Cash Flow Payment due on such Quarterly Payment Date.
      (b) Borrower shall make additional principal payments on the Loan on the fifteenth (15th) day of each calendar month in an amount equal to the Repurchase Payments, if any, received by Borrower during the calendar month immediately preceding the applicable principal payment date.

    (c) Borrower shall deliver to Agent together with each monthly principal payment a detailed explanation in the form attached hereto as Exhibit E, showing Borrower's calculation of the immediately preceding month's Net Cash Flow, any Permitted Working Capital Subordinated Debt advanced by
AMRESCO during the preceding month, the applicable Required
Principal Payment, any Shortfall Payment or repayment by Borrower of a Shortfall Payment, and any payment related to a Repurchase Payment.
     3.6  Voluntary Prepayments on the Loan.
     (a) At any time, Borrower may, by notice to Agent prior to 10:00 a.m. (Chicago, Illinois time) at least one (1) Business Day prior to the date on which partial prepayment of the Loan under this Section 3.6 is to be made and at least three (3) Business Days prior to date on which full prepayment of the Loan under this Section 3.6 is to be made, prepay the Loan by paying the principal amount to be prepaid. Any partial prepayment shall be in an amount which is not less than Two Hundred Thousand and No/100 Dollars
($200,000.00) and is an integral multiple of One Hundred
Thousand and No/100 Dollars ($100,000.00). Each such optional prepayment shall be applied ratably in accordance with Section
3.10 to pay the amounts owed to each Lender under the Loan.
     (b) So long as no Event of Default shall then exist, each such voluntary prepayment shall be applied (i) first, to all costs and expenses then due and payable to Agent or the Lenders hereunder or under the other Loan Documents,
(ii) second, to any past due accrued but unpaid interest owing with respect to the Loan, and (iii) third, to the payment of the unpaid principal balance of the Loan in the inverse order of maturity (provided that any such principal prepayment shall apply for purposes of determining the amount of each Minimum
Cash Flow Payment).
     (c) Notwithstanding the foregoing, if Borrower shall prepay any portion of a LIBOR Tranche prior to the expiration of its applicable Interest Period, a prepayment fee shall be due to Agent, for the Lenders, in an amount equal to the product of (i) the amount of the sum so prepaid multiplied by
(ii) the difference (but not less than 0.00) of (A) the 360-day interest yield (as of the applicable LIBOR Effective Date and expressed as a decimal) on a U.S. Government Treasury bill
(a "Treasury Obligation") selected by Agent and having, as of the applicable LIBOR Effective Date, a remaining term until its maturity approximately equal to the original Interest
Period, minus (B) the 360-day interest yield (as of the business day immediately preceding the prepayment date and expressed as a decimal) on a Treasury Obligation selected by Agent and having, as of the Business Day preceding the prepayment date, a remaining term until maturity approximately equal to the unexpired portion of the Interest Period, multiplied by (iii) the quotient of (A) the number of calendar days in the unexpired portion of the Interest Period, divided by (B) 360.
For purposes of computing a prepayment fee, the Treasury
Obligations selected by Agent shall be from among those included in the overthecounter quotations supplied to The Wall
Street Journal by the Federal Reserve Bank of New York City based on transactions of One Million and No/100 Dollars
($1,000,000.00) or more.
         (d)  Borrower's election to make a voluntary
     prepayment on the Loan under this Section 3.6 shall be irrevocable once notice thereof has been given to Agent.
     Any prepayment fee required to be paid by Borrower pursuant to this Section 3.6 or any other provision of this Agreement or of the other Loan Documents in connection with the prepayment of any portion of a LIBOR
     Tranche shall be due and payable whether such prepayment is being made voluntarily or involuntarily, including, without limitation, as a result of an acceleration of sums due under a LIBOR Tranche or any part thereof due to an Event of Default; provided, however, that if the prepayment fee required to be paid by Borrower pursuant to this Section 3.6 payable upon acceleration of maturity of the Note constitutes interest under applicable law, the amount of such prepayment fee, together with all other amounts that constitute interest under applicable law, will not exceed the maximum amount of interest that may be lawfully charged or received with respect to the Loan for the actual period that the Loan is outstanding.
        3.7 Schedules on Notes. Each Lender is hereby authorized to record the date and amount of the initial principal balance of its Note and the date and amount of each repayment of principal on its Note, and to attach any such recording as a schedule to its Note whereupon such schedule shall constitute a part of its Note for all purposes. Any such recording shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the absence or inaccuracy of any such schedule or notation thereon shall not limit or otherwise affect the liability of Borrower for the repayment of all amounts outstanding under the Notes together with interest thereon.

          3.8  General Provisions as to Payments.  Borrower
shall make each payment of principal and interest on the Loan and all fees payable hereunder or under any other Loan Document not later than 12:00 noon (Chicago time) on the date when due, in Federal or other funds immediately available in Chicago, Illinois, to Agent at Agent's address for payments set forth in Schedule I. Agent will promptly (and if such payment is received by Agent by 12:00 noon (Chicago, Illinois time), and otherwise if reasonably possible, on the same Business Day, and in any event not later than the next Business Day after receipt of such payment) distribute to each Lender as a payment on its Note, such Lender's ratable share of each such payment received by Agent for the account of the Lenders. For purposes of calculating accrued interest on the Loan, any payment received by Agent as aforesaid by 12:00 noon (Chicago, Illinois time) on any Business Day shall be deemed made on such day; otherwise, such payment shall be deemed made on the next Business Day after receipt by Agent. Whenever any payment of principal or interest on the Loan, or any fees under the
Loan Documents, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
          3.9 Application of Payments to the Lenders. All payments made on the Loan and all proceeds realized from the sale of any assets securing the Loan or the exercise of any
right of setoff hereunder shall be applied ratably to each
Lender in accordance with its Loan Percentage, subject to the
provisions of Sections   10.11 and Sections 11.14 and 11.15.

          3.10 Application of Payments to the Loan. Except as provided in Section 3.5, Section 10.11 and as otherwise specifically provided in this Agreement or in any Loan
Document, all prepayments on the Loan shall be applied against accrued but unpaid interest and then against the principal portion of the Loan.

          3.11 Post-Default Interest; Past Due Principal and Interest. After maturity of the Notes or the occurrence of an Event of Default, the outstanding principal balance of the Loan shall, at the option of the Required Lenders, bear interest at the Default Rate. Any past due principal of and, to the extent permitted by law, past due interest on the Loan shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lenders' Liens.
          3.12 Maximum Lawful Rate Adjustments. If at any time a change in the Variable Rate or the LIBOR Rate shall cause the rate of interest on the Loan to be limited to the Maximum Lawful
Rate, any subsequent reductions in the Variable Rate or the LIBOR Rate, as applicable, shall not reduce the rate of interest on the Loan below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Variable Rate or the LIBOR
Rate, as applicable, had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Loan, the total amount of interest paid or accrued on the Loan is less than the amount of interest which would have accrued if the Variable Rate or the LIBOR
Rate, as applicable, had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Loan.
          3.13 Computation of Interest and Fees. All interest payable and the amount of any fees due on the Loan hereunder or under the Note shall be computed based on the actual number of days elapsed for the period for which interest is calculated and as if each year was comprised of three hundred sixty (360) days, except that any calculation of the Maximum Lawful Rate shall be based on the actual number of days in the applicable calendar year.
          3.14 Security. The Loan and the Obligations shall all be secured by the Collateral Assignment, the Mortgages, the assignment of the Collateral Sales Receivables, and any and all other Collateral described herein or in any of the Security Documents, and any and all other collateral pledged or assigned to the Lenders pursuant to this Agreement, and all proceeds thereof, until the particular item of Collateral is released or until the Loan and all the Obligations are paid and Performed in full.
          3.15 Capital Adequacy; LIBOR Costs.
        (a) If any present or future law, governmental rule, regulation, policy, guideline or directive
     (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender and such Lender reasonably determines that the amount of capital so required or expected to be maintained is increased by or based upon the existence of the Loan, then such Lender may notify Borrower of such fact, and Borrower shall pay to such Lender or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Lender shall determine in good faith and certify in a notice to Borrower in reasonable detail to be an amount that will adequately compensate such Lender in light of these circumstances for its increased costs of maintaining such capital. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

          (b)  Nothing in this Section 3.15 shall be
     construed or shall operate to require Borrower to pay any interest, fees, costs or charges greater than as permitted by applicable law.
          3.16 Inability to Determine LIBOR Rate. In the event that prior to the commencement of any Interest Period relating to any LIBOR Rate Tranche, Agent shall determine in the exercise of its reasonable business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR
Rate for such Interest Period, Agent shall forthwith give notice of such determination (which shall be conclusive and binding on Borrower and the Lenders) to the Borrower and the Lenders. In such event (a) any notice from Borrower requesting a LIBOR Tranche shall be automatically withdrawn and shall be deemed a request for a Variable Rate Portion and
(b) each LIBOR Tranche will automatically on the last day of the then current Interest Period thereof convert to an amount accruing interest at the Variable Rate, and no further LIBOR
Tranches will be permitted until Agent determines in the exercise of its reasonable business judgment that the circumstances giving rise to such suspension no longer exist, whereupon Agent shall so notify Borrower and the Lenders.
          3.17 Intentionally Omitted.
          3.18 LIBOR Rate Unlawful. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible under any law, governmental rule, regulation or order with which such Lender believes, in good faith, it must comply (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an "Affected Lender" and it shall promptly give notice (by telephone confirmed in writing) to Borrower and Agent (which notice
Agent shall promptly transmit to each Lender) of that determination. In such event, the obligation of the Affected
Lender to make or maintain its LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection is made or, earlier, when required by law, such LIBOR Tranche shall convert to a Variable Rate
Portion.

          3.19 Increased Costs. If after the date hereof by reason of, (1) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any treaty, law, rule, or regulation, or (2) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

          (a) any Lender (or its applicable lending office) shall be subject to any tax, duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is organized, located or is doing business) with respect to its Pro Rata Part of any LIBOR Tranche, or the recording, registration, notarization or other formalization of the LIBOR Tranche or the basis of taxation of payments to any Lender of the principal of or interest or commitment fees or any amount payable on its Pro Rate Part of any LIBOR Tranche shall change; or
          (b) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal
Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed on any Lender or its applicable lending office or the London interbank market.
and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining the LIBOR Tranche, or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then Borrower shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of that Lender, within five (5) Business Days after receipt of such notice, demand and appropriate proof of such cost, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to Borrower and Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.
          3.20 Assumptions Concerning LIBOR Tranche.
Calculation of all amounts payable to a Lender under Sections 3.15, 3.18 or 3.19 shall be made as though that Lender had actually funded its Pro Rata Part of any LIBOR Tranche through the purchase of a LIBOR deposit bearing interest at the LIBOR Tranche in an amount equal to the amount of such Lender's Pro Rata Part of such LIBOR Tranche and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may fund its Pro Rata Part of any LIBOR Tranche in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under Sections 3.15,
3.18 or 3.19.
                          ARTICLE IV

                    COLLATERAL REQUIREMENTS

          4.1 Requirements For Assigned Loans. With respect to each of the Assigned Loans, Borrower shall deliver to Agent the following:
        (a) Either (i) the original promissory note or notes evidencing the Assigned Loan properly endorsed to
     Borrower by the appropriate Portfolio Seller, together with an endorsement thereof by Borrower to Agent, on behalf of Lenders (in form satisfactory to Agent), which endorsement may be an allonge endorsement, (ii) with respect to those Assigned Loans designated on Schedule C to the Collateral Assignment, an original lost note affidavit in form which is sufficient under the UCC or the laws of any applicable jurisdiction to enable the owner thereof to maintain an action on the related promissory notes and recover from any party liable thereon, and properly executed by the appropriate Portfolio Seller, or (iii) with respect to those Assigned Loans designated on Schedule B to the Collateral Assignment, the original participation certificate evidencing Borrower's interest in such Assigned Loans;
          (b)  As requested by Agent, a copy of the
     mortgage, deed of trust or other security documents by which a lien or security interest has been granted to secure the Assigned Loan;
          (c) As requested by Agent and to the extent in the possession of Borrower or an Affiliate of Borrower, a survey, mortgagee or loan policy of title insurance, certificate of occupancy, zoning verification and certificate of insurance with respect to the Underlying Real Estate, all in form satisfactory to Agent;
          (d) As required by Agent and to the extent in the possession of Borrower or an Affiliate of Borrower, such financial statements and other credit information related to the obligees of the Assigned
     Loans in Borrower's possession; and
          (e) Such other plans and specifications, lien waivers, appraisals, environmental reports and other information related to the Underlying Real Estate, to the extent in the possession of Borrower or an Affiliate of Borrower, as Agent shall reasonably request.
          4.2 Requirements for Mortgaged Properties. With respect to each of the Mortgaged Properties, Borrower shall deliver the following, as requested by Agent, subject, however, to the limitation contained in the last sentence of Section 4.3 hereof:
          (a) A copy of the deed or conveyance instrument by which Borrower took title to the Mortgaged
     Property;
          (b) A survey, a Title Policy, certificate of occupancy (if in Borrower's possession), zoning letter, and certificate of insurance, all in form and, where applicable, amount and issuer reasonably satisfactory to Agent; and
          (c)  Such other lien waivers, evidence of
     availability of utilities, appraisals, environmental reports and other information as Agent shall reasonably request.
        4.3 Recordation of Mortgages. On or before the Closing Date, Borrower shall deliver to Agent, on behalf of the Lenders, a Mortgage with respect to each of the Mortgaged Properties owned by Borrower as of the Closing Date. Thereafter, Borrower shall deliver to Agent, on behalf of the Lenders, a Mortgage with respect to any Underlying Real Estate hereafter acquired by Borrower within ten (10) Business Days from the date of acquisition. If no Default then exists, Agent shall only record in the appropriate real estate records each Mortgage representing a Mortgaged Property with a Minimum Release Price in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00). Agent shall hold the remaining original Mortgages for recording in the appropriate real estate records if and when, a Default occurs, including Borrower's failure to make any Minimum Cash Flow Payment (excluding any Shortfall Payments made by AMRESCO). After the occurrence of a Default, Agent may, at the option of the Required Lenders, in their sole discretion, record all Mortgages then held by Agent, and Borrower shall be required to grant to Agent, to the extent Borrower has not already done so, a first and prior lien on all Underlying Real Estate then or thereafter acquired by Borrower, subject to no exceptions other than Permitted Encumbrances, for recording by Agent upon delivery thereof, and Borrower shall be required to pay, or reimburse the Lenders for the payment of, all filing fees, mortgage and stamp taxes and other expenses incurred by the Lenders in connection with the recordation of the Mortgages. Agent shall only be entitled to require delivery of the items referenced in Section 4.2 if and when Lender is permitted to record the Mortgages pursuant to this Section 4.3.
        4.4 Assignment of Collateral Sales Receivables. Borrower hereby pledges and assigns to Agent, for the ratable benefit of the Lenders, and grants to Agent, for the ratable benefit of the Lenders, a security interest in, all Collateral Sales Receivables now existing or at any time hereafter arising, and all proceeds thereof, to secure payment of the Loan and the Obligations. Agent, on behalf of the Lenders, shall have all rights and remedies of a secured party under the UCC and otherwise under law or in equity with respect to the Collateral Sales Receivables and the assignment and security interest granted herein and in any other documents pertaining thereto. Notwithstanding anything herein to the contrary, the assignment of and security interest in the Collateral Sales Receivables granted herein shall terminate and no longer apply with respect to any portion of the Collateral at such time as Agent has received the payments required by Section 3.5 to the extent the same includes the applicable proceeds in calculating Net Cash Flow.
          4.5 Agent's Discretion. All requirements for the Collateral are imposed solely and exclusively for the benefit of the Lenders but are to be enforced and monitored solely and exclusively by Agent in accordance with the provisions of the Loan Documents. No Person (including Borrower or any other Lender) other than Agent shall have any standing to require satisfaction of any such requirements. Agent shall be entitled to require delivery of the items referenced in
Section 4.1 and Section 4.2 at any time and, from time to time, and the failure of Agent to request any such items at any particular time shall not constitute a waiver of the Lenders' rights to thereafter require that such items be delivered.
                           ARTICLE V

                     CONDITIONS TO FUNDING

          5.1 Conditions. The obligation of Heller to fund the Loan as provided herein is subject to the satisfaction of the following conditions and requirements:
       (a) receipt by Agent of this Agreement properly executed by Borrower;
          (b)  receipt by Agent of the Note properly
     executed by Borrower;

          (c) receipt by Agent of the Collateral Assignment and financing statements related thereto properly executed by Borrower;

          (d)  receipt by Agent of executed allonge
     endorsements for each of the Assigned Loans in form acceptable to Heller by which Borrower endorses to
      Agent on behalf of the Lenders the Assigned Loans;

          (e) receipt by Agent of the Mortgages for each of the Mortgaged Properties owned by Borrower as of the Closing Date, which Mortgaged Properties are described on Schedule IV;

          (f)  receipt by Agent of the financing
     statements related to the assignment of
     Collateral Sales Receivables pursuant to Section
     4.4 and the respective Mortgages delivered pursuant to Section 5.1(e);

     (g) receipt by Agent of such other documents, instruments and information as required by Sections
     4.1 and 4.2 to be delivered to Agent as of the Closing Date;

          (h) receipt by Agent of an opinion of general counsel for Borrower, opining as to the due organization and existence of Borrower, the authority of Borrower to execute the Loan Documents, the enforceability of each of the Loan Documents and such other matters as Agent may reasonably request, in form and substance satisfactory to Agent;
          (i)  receipt by Agent of all resolutions,
     certificates or documents it may reasonably request relating to the formation, existence and good standing of Borrower on the date hereof, corporate authority for the execution and validity of this Agreement and the other Loan Documents to which each is a party, and any other matters relevant to this Agreement, all in form and substance satisfactory to Agent, which resolutions, certificates and documents shall include, without limitation, (i) the articles of incorporation and bylaws of Borrower, (ii) resolutions of the board of directors of Borrower authorizing the execution of the Loan Documents on behalf of Borrower and the granting of all the Lenders' Liens as security for the Loan, (iii) certificates of incumbency for the officers of Borrower, and (iv) certificates of corporate existence and good standing issued by the state of incorporation of Borrower and from the appropriate governmental authority of each state in which Borrower is required by applicable law to be qualified;
          (j) receipt by Agent of a copy of each of the Pool Purchase Agreements and the other Borrower Due Diligence Reports;
          (k) filing officer certificates (or commercial reports similar thereto, if satisfactory to Agent) under Section 9-407(2) of the UCC, releases or partial releases of liens or financing statements, and other evidence satisfactory to Agent that there are no liens on any assets of Borrower, except any Permitted Encumbrances;
          (l)  copies of certificates of insurance for
     each policy of insurance maintained by Borrower, together with evidence of payment of all premiums thereon;
          (m) a detailed analysis of the manner in which Borrower calculated the purchase price and Borrower's Investment Balance for the Selected
     Asset Pool;
          (n) an original Mortgage Assignment for each of the Assigned Loans properly executed and acknowledged by Borrower;
          (p)  An assignment and subordination of each
     management contract with respect to the Mortgaged Properties consented to by the manager, if any;
          (q)  A pledge of the capital stock of each
     Borrower executed by AMRESCO and the original stock certificates appropriately endorsed;
          (r) A Subordination Agreement executed by AMRESCO in favor of Agent, on behalf of Lenders; and
        (s) all other certificates and information to be delivered on or before the Closing Date pursuant to the terms of this Agreement.
          All the documents, certificates, evidences and opinions referred to in this Section 5.1 shall be delivered to Agent no later than the Closing Date, and the Lenders shall not be bound by or obligated hereunder until Agent has received all such items.
                          ARTICLE VI

                REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to the Lenders that:
          6.1 Existence and Power of Borrower. Borrower (a) is a corporation duly created, validly existing and in good standing under the laws of the State of Delaware, and is or will be qualified and in good standing as a foreign corporation under the laws of each state where such qualification is necessary for Borrower to conduct its business; and (b) has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted, except where the failure to have any such item would not have a material adverse effect on Borrower's business and financial condition.


          6.2 Authorization, Contravention. The execution, delivery and performance of this Agreement, the Notes, the Collateral Assignment, the Mortgages and the other Loan Documents by Borrower are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or result in the creation or imposition of any Lien on any asset of Borrower except Liens securing the Notes.


          6.3 Enforceable Obligations. This Agreement, the Notes, the Collateral Assignment, the Mortgages and the other Loan Documents each constitute valid and binding agreements of Borrower, enforceable in accordance with their terms except as
(a) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer or similar laws affecting creditors rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.


          6.4  Financial Information.


        (a) All of the financial reports and information of Borrower that have been delivered to Agent are true and correct in all material respects as of the date of such financial reports and information.

          (b) Except as disclosed in writing by Borrower to Agent prior to the execution and delivery of this Agreement, since May 31, 1995 there has been no material adverse change in the business, financial position or results of operations of Borrower.

         6.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting, Borrower before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of Borrower or which could in any manner draw into question the validity of the Loan
Documents, except as set forth on Exhibit I.
          6.6  ERISA.
         (a) Each Employee Plan has been maintained and administered in substantial compliance with the applicable requirements of the Code and ERISA. No circumstances exist with respect to any Employee Plan that could have a material adverse effect on Borrower.
          (b) With respect to each Pension Plan, (i) no accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, exists; (ii) the present value of accrued benefits (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing assumptions) does not exceed the current value of plan assets allocable to such benefits by a material amount;
     (iii) no reportable event (within the meaning of Section
     4043 of ERISA) other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan has occurred; (iv) no uncorrected prohibited transactions (within the meaning of Section 4975 of the Code) exist which could have a material adverse effect on Borrower; (v) to the extent such plan is covered by PBGC, no material liability to the PBGC exists and no circumstances exist that could reasonably be expected to result in any such liability;
     and (vi) no material withdrawal liability (within the meaning of Section 4201(a) of ERISA) exists and no circumstances exist that could reasonably be expected to result in any such liability.
          (c)  As of the date hereof, Borrower has no
     obligation under any Employee Plan to provide post employment health care benefits to any of its current or former employees, except as may be required by Section
     4980B of the Code.
          6.7 Taxes and Filing of Tax Returns. Borrower has filed all material tax returns required to have been filed and has paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable other than Taxes with respect to which a failure to pay would not have a material adverse effect on Borrower. Borrower has no knowledge of any proposed Tax assessment against Borrower other than customary ad valorem taxes or other Taxes to become due in the normal course of business, and all Tax liabilities of Borrower are adequately provided for. No income tax liability of Borrower has been asserted by the Internal Revenue Service for Taxes in excess of those already paid, the payment of which would have a material adverse affect on Borrower.
          6.8  Title to Properties; Liens; Ownership.
Borrower has good and indefeasible title to all of the Collateral (subject to any applicable Permitted Encumbrances).
The Assigned Loans described in the schedules attached to the Collateral Assignment and the Mortgaged Properties described in Schedule IV constitute all of the assets in the Selected
Asset Pool, and Borrower has properly granted to Lenders a perfected security interest in such Assigned Loans and a valid first lien in such Mortgaged Properties, subject to no encumbrances or exceptions other than any Permitted Encumbrances. The
Borrower Due Diligence Reports have been prepared or reviewed by Borrower and delivered by Borrower to Agent, and the factual information therein, including without limitation, regarding title to and the condition of each asset in the Selected Asset Pool (but not including valuation amounts and cash flow projections) was true and correct as of the time the Borrower Due Diligence Reports were prepared, and, with respect to each asset taken as a whole, the Borrower Due
Diligence
Reports accurately reflected the material facts concerning each of the Assigned Loans and the Mortgaged Properties
(including without limitation the lien priority position of the mortgages and security interests securing the Assigned Loans, any bankruptcy of, or material litigation involving, the borrower under each Assigned Loan or any other owner of the Underlying Real Estate, and the existence or nonexistence of collateral for each Assigned Loan) at the time the Borrower Due Diligence Reports were delivered to Agent.
In addition with respect to any of the Major Assets, as of the Closing Date, there has been no material adverse change in the factual information set forth in the Borrower Due Diligence
Reports that would materially adversely affect the valuation or enforceability of such Assigned Loans. Borrower acknowledges that Agent based its evaluation and due diligence regarding the Collateral and the making of the Loan primarily on the Borrower Due Diligence Reports and the lists and descriptions of the Collateral provided by Borrower to Agent.
Borrower has requested as an accommodation to Borrower because of the number of the Assigned Loans and for ease of administering this credit facility that the Assigned Loans be endorsed by using an allonge endorsement and Borrower acknowledges that, if an allonge endorsement is so used in connection with an Assigned Loan, Borrower intends such endorsement to be a part of the Assigned Loan as fully as if such endorsement was made on the instrument itself.

          6.9 Business; Compliance. Borrower has performed and abided by all obligations required to be performed by it under any license, permit, order, authorization, grant, contract, agreement, or regulation to which it is a party or by which it or any of its assets are bound and which, if Borrower were to fail to perform or abide by, such failure would have a material adverse effect on the business operations of Borrower.

          6.10 Licenses, Permits. Borrower possesses such valid franchises, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on its business as now being conducted.

          6.11 Compliance with Law. The business and operations of Borrower have been and are being conducted in accordance with all Legal Requirements, other than violations which would not (either individually or collectively) have a material adverse effect on the financial condition or operations of Borrower.

          6.12 Full Disclosure. All information heretofore furnished by Borrower or AMRESCO (or any other party on Borrower's or AMRESCO's behalf) to Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Agent or any Lender will be, true and accurate in every material respect and shall be, to the best of the knowledge and belief of the party furnishing such information, without material omission. Borrower has disclosed to Agent in writing any and all facts which might reasonably be expected to materially and adversely affect the business, operations, prospects or condition, financial or otherwise, of Borrower, or the ability of Borrower to perform its obligations under this Agreement or the other Loan Documents.
          6.13 Environmental Matters.
          (a)  No portion of the Mortgaged Property is
     contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law, including, without limitation, any asbestos, polychlorinated biphenyl, radioactive substance, methane, volatile hydrocarbons, industrial solvents or any other material or substance which has in the past or could foreseeably at the present time or at any time in the future cause or constitute a material health, safety or other environmental hazard to any Person or property, except as otherwise disclosed in a certificate executed by an Authorized Officer of Borrower and delivered to Agent prior to execution and delivery of this Agreement;

          (b) neither Borrower nor, to the knowledge of Borrower, any other Person has caused or suffered to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products or hazardous waste, or hazardous substance at, upon, under or within any portion of the Mortgaged Property or any contiguous real estate which either (i) would be a violation of Applicable
     Environmental Law or (ii) has not been remediated so as to cure any violation of Applicable Environmental
     Law (such remediation having been accomplished without increasing the potential environmental liability of Borrower or the Lenders);

          (c) neither Borrower nor, to the knowledge of Borrower, any other Person has been or is involved in operations at or near any portion of the Mortgaged Property which could lead to the imposition on Borrower or any operator of such Mortgaged Property of liability which could have a material adverse effect on the financial condition or business operations of Borrower, or the creation of a lien on such property, under any Applicable
     Environmental Law;

          (d) neither Borrower nor any other Person has permitted any tenant or occupant of any portion of the Mortgaged Property, to engage in any activity that could lead to the imposition of liability on such tenant or occupant, Borrower or any operator of any of such property which could have a material adverse effect on the financial condition or business operations of Borrower, or could lead to the creation of a lien on such property, under any Applicable Environmental Law; or

          (e) to the knowledge of Borrower, no part of the Mortgaged Property or the Underlying Real Estate is contaminated by any substance or material presently identified to be toxic or hazardous according to any Applicable Environmental Law or if any part of the Mortgaged Property or the Underlying
     Real Estate is so contaminated either the holder of the related Assigned Loan (or Borrower in the case of any Mortgaged Property) is entitled to protection from liability resulting from such contamination because of the Secured Creditor Safe Harbor and/or Borrower has or will cause the applicable Portfolio Seller to repurchase the related Assigned Loan under the terms of the respective Pool Purchase Agreement, if possible under the term of such agreement. No part of the Mortgaged Property is located within any property formerly used as a landfill.
          6.14 Purpose of Credit. Borrower will use the proceeds of the Loan to refinance a portion of the aggregate purchase price under the Pool Purchase
Agreements for the Selected Asset Pool.
No part of the proceeds of the Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation, including without limitation, the provisions of Regulation U or any other Margin Regulations.
          6.15 Governmental Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, any Margin Regulations or any other law, rule or regulation which regulates the incurrence of Debt. The Loan is an exempt transaction under the Truth-in-Lending Act.

          6.16 Indebtedness. Borrower is not an obligor on any Debt other than Debt permitted under Section 8.2.

          6.17 Insurance. Borrower maintains with financially sound, responsible and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and business against such casualties and contingencies and of such types and in such amounts (and with co insurance and deductibles) as is customary for the same or similar businesses.

          6.18 Solvency. On the Closing Date (a) the aggregate fair market value of Borrower's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrower has sufficient cash flow to enable it to pay the Loan and any other of its Debts as they mature, and
(c) Borrower has a reasonable amount of capital to conduct its business as presently contemplated.

          6.19 Pool Purchase Agreements. Each of Borrower and, to the best of Borrower's knowledge, the Portfolio Sellers has fully performed its respective obligations under the Pool Purchase Agreements which are required to be performed as of the Closing Date. As of July 1, 1995, the aggregate of Borrower's Investment Balances of all assets in the Selected Asset Pool, as determined in accordance with Section 2.1 is Forty-Four Million One Hundred Ninety-One Thousand Four
Hundred and 39/100 Dollars ($44,191,400.39). None of the Pool Purchase Agreements has been terminated, modified or declared in default by any party thereto, except for written modifications delivered to Agent prior to or on the Closing Date to delete loans from the Selected Asset Pool.

          6.20 No Casualty or Condemnation. Except as previously disclosed in writing to Agent and with respect to Mortgaged Properties or Underlying Real Estate with a Minimum Release
Price in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) (i) there has been no material damage or destruction to any part of such Mortgaged Properties or Underlying Real Estate by fire or other casualty that has not heretofore been repaired; (ii) to the best of Borrower's knowledge, there are no existing material defects in the improvements on such Mortgaged Properties or Underlying Real Estate and no repairs or alterations thereof or modifications thereto are reasonably necessary or appropriate except for normal and routine maintenance; (iii) to the best of Borrower's knowledge, no part of such Mortgage Properties or Underlying Real Estate or improvements thereon have been taken by the exercise of the power of eminent domain or condemnation and there is no proceeding for such a taking pending or threatened.
        6.21 Access to the Properties. To the best of Borrower's knowledge and except as previously disclosed in writing to Agent (i) the existing access between the improvements on such Mortgaged Properties and Underlying Real Estate and public roads is sufficient to comply with all presently existing laws, ordinances, regulations, agreements and restrictions affecting the such properties for their present use, and (ii) the streets, roads and avenues adjoining such Mortgaged
Properties and Underlying Real Estate have been fully improved and dedicated to and accepted for maintenance and public use by the public authority having jurisdiction thereover.
        6.22 No Flood Zone. To the best of Borrower's knowledge and except as previously disclosed in writing to Agent, none of such Mortgaged Properties or Underlying Real
Estate is situated in an area designated as having special flood hazards, as defined by the Flood Disaster Protection Act of 1973, as amended.
          6.23 Participations. Except as previously disclosed in writing to Agent and to the best of Borrower's knowledge with respect to Selected Pool Assets other than Major Assets, no participations, syndications or co-lending arrangements have been granted in or with respect to any of the Assigned
Loans, and no person other than Borrower, Agent and Lenders has any right, title, or interest including, without limitation, a participating interest, in any of the Assigned Loans.
          6.24 No Future Funding Obligations. Borrower has no future funding obligations under any Assigned Loan.


                         ARTICLE VII

                    AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, so long as any of the Obligations remain unpaid:

          7.1 Information From Borrower. Borrower will deliver, or cause to be delivered, to Agent on behalf of the
Lenders:

      (a) As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of Borrower, (i) a balance sheet of AMRESCO on a consolidated basis (including consolidation with Borrower) as of the end of such Fiscal Year and the related statements of income and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported by AMRESCO in accordance with GAAP and audited by Deloitte &
     Touche (or its successors) or other independent public accountants reasonably acceptable to Agent; and (ii) a balance sheet of Borrower and year end report in the form of the Receipt Transaction Listing for Borrower provided to Agent prior to the Closing Date.
          (b)  As soon as available and in any event
     within thirty (30) days after the end of each calendar month, (i) a trial balance of portfolio activity, including, without limitation, a summary of gross collections, expenses and administrative costs, and net cash flow in form reasonably satisfactory to Agent and attached hereto as Exhibit
     H, and (ii) a schedule of all Mortgaged Property acquired by Borrower during such month showing the Investment Balance reflected on Borrower's books for such Mortgaged Property, (iii) a report showing on an asset by asset basis the variance from Borrower's original projections for each asset, in the form of the monthly Resolved Asset Report submitted by Borrower to Agent prior to the Closing Date, and (iv) a report showing for each pool of Assigned Loans purchased under a Pool Purchase Agreement the activity on each Assigned Loan and the variance from Borrower's total estimated net cash recovery for such pool for the month and year-to-date, in the form of the Month End
Transaction Log submitted by Borrower to Agent prior to the Closing Date. The reports delivered pursuant to clauses (i) and (ii) of this Section 7.1(b) shall be certified by the chief financial officer or the chief accounting officer of Borrower as to fairness of presentation and as to whether such financial statements fairly reflect the financial condition of Borrower as of the date of delivery thereof, subject to year-end adjustments. Such financial statements shall be prepared in conformity with GAAP, except that certain information and note disclosures normally included in annual financial statements prepared in accordance with GAAP may be condensed or omitted provided that the disclosures made are adequate to make the information presented not misleading, and GAAP shall be applied on a basis consistent with the financial statements referred to in
Section 7.1(a).
     (c) As soon as available and in any event within sixty (60) days after the end of the first three calendar quarters in each Fiscal Year and within 120 days after the end of last quarter in each Fiscal Year a balance sheet of Borrower and the related statement of income-for such quarter and year-to-date, which balance sheet and income statement may be on a consolidated basis with AMRESCO.
     (d)  No less often than annually, a revised Business
Plan including a summary of projected cash flows for each of the pools of Assigned Loans acquired under each of the Pool Purchase Agreements, on an asset by asset basis, for the twelve month period commencing on the preceding June
30, provided that with respect to the Assigned Loans previously constituting collateral under the NationsBank
Loan Agreement the initial Business Plan shall be delivered on or before August 30, 1995 and with respect to the other Assigned Loans the initial Business Plan will be delivered on or before February 28, 1996.
     (e) Simultaneously with the delivery of each set of financial statements referred to in Sections 7.1(a) and (b), a certificate of an Authorized Officer of Borrower, (i) stating, to the best of such officer's knowledge and belief, whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (ii) with respect only to the financial statements delivered pursuant to Section 7.1(a), stating, to the best of such officer's knowledge and belief, whether or not such financial statements fairly reflect the financial condition of Borrower and results of Borrower's operations as of the date of the delivery of such financial statements.
      (f)  Immediately upon any Authorized Officer of
Borrower becoming aware of the occurrence of any Default, a certificate of an Authorized Officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.
          (g)  Prompt notification of (i) any material
     adverse change in the financial condition of Borrower, (ii) the occurrence of any acceleration of the maturity of any indebtedness owing by Borrower,
     (iii) the occurrence of any default under any other indebtedness owing by Borrower or AMRESCO or any Subsidiary of AMRESCO or (iv) any default under any other indenture, mortgage, agreement, contract or other instrument to which Borrower is a party or by which Borrower or any properties of Borrower are bound, or the filing of any legal proceeding against Borrower, if such default or litigation might have a material adverse effect upon the financial condition of Borrower.
          (h) On or before December 31 of each calendar year, a revised Overhead Plan, provided that if Borrower is unable to deliver the Overhead Plan by such date, the most recent Overhead Plan previously delivered to Agent shall apply.
          (i)  From time to time such additional
     information regarding the financial position or business of Borrower as Agent, at the request of any Lender, may reasonably request.
          7.2 Business of Borrower. The business of Borrower is, and Borrower covenants that it shall remain, the ownership, management, sale and other disposition of the assets in the Selected Asset Pool.
          7.3  Right of Inspection.  Borrower will permit
Agent or Representatives of Agent or any of the Lenders to visit and inspect any of the assets of Borrower (including, without limitation, any of the Collateral), examine the books of record and accounts of Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower with the respective officers, accountants and auditors of Borrower, all at such reasonable times and as often as Agent or any of the Lenders may desire, all at the expense of Borrower. The Lenders covenant and agree to preserve the confidentiality of any financial data concerning
Borrower or the Selected Asset Pool or related to Borrower' businesses or operations or any information with respect to which Borrower has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to the Lenders) or (b) informed the Lenders of the confidential nature of the specific information, except to the extent the Lenders are required to disclose such information pursuant to any applicable law, rule, regulation or order of any Governmental Authority; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q or Form 8-K reports (if any), or any other annual or quarterly reports to the stockholders of Borrower or AMRESCO subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of Borrower or AMRESCO or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) a Lender may make any information received by it available (A) to a transferee of or participant in such Lender's portion of or interest in the Loan or the Notes, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section 7.3, or (B) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith.
          7.4  Maintenance of Insurance.
       (a)  Subject to the standard set forth in Section
7.7(a), Borrower shall maintain force-placed insurance for Assigned Loans where the mortgagor is not providing insurance on the Underlying Real Estate. Borrower shall also provide fire and extended coverage and commercial general liability for Mortgaged Properties in such amounts and upon such terms as Agent and/or the Lenders shall require. All policies of Borrower shall be written by insurers approved by Agent. All policies shall be endorsed to provide Agent at least thirty
(30) days written notice of material change, cancellation or nonrenewal. Agent shall receive Certificates of Insurance evidencing the required coverage and showing agent as mortgagee/additional insured. Each fire and extended coverage insurance policy shall provide that all proceeds shall be payable to Agent, as their interests may appear.
          (b)  Subject to the provisions of the Assigned Loan
Documents, Agent is empowered: (i) to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks; (ii) to collect any such insurance proceeds which, after deduction of Agent's reasonable costs and expenses, if any, in collecting the same, may, at the option of Agent in its sole and absolute discretion, be (x) applied in reduction of the Loan, whether due or not, or (y) held by Agent and applied to pay for the costs of repair, rebuilding or restoration of the improvements in which event such proceeds shall be made available in the manner and under such conditions as may require.
          (c)  Insurance coverage must be approved by James F.
Larsen, Larsen Risk Consultants, Inc., 10 North Street,
Easton, Connecticut 06612, (203) 268-4177, or such other person or firm as may be designated by Agent.
         7.5  Payment of Taxes, Impositions and Claims.
Borrower shall pay (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, and all Impositions not later than the due date thereof, or before any material penalty or interest may accrue thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien on any of its assets;
provided, however, payment of Taxes, Impositions or claims shall not be required if and for so long as (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower are subject to levy or execution, (ii) Borrower, and as required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii)
Borrower has notified Agent of such circumstances, in detail satisfactory to Agent, and, provided further, that Borrower shall pay any such Tax, Imposition or claim if such contest is not successful and in any event prior to the commencement of any action to realize upon or foreclose any Lien against any part of the Collateral.
          7.6 Compliance with Laws and Documents. Borrower shall at all times comply with all Legal Requirements, the certificate of incorporation and bylaws of Borrower and any other agreement to which Borrower is a party, unless its failure to so comply alone or in the aggregate could not reasonably be expected to have a material adverse effect on the financial condition or operations of Borrower.
         7.7  Agreements Related to Selected Asset Pool.
Borrower agrees as follows with respect to the Selected Asset
Pool:

          (a) Borrower shall maintain all files related to the Assigned Loans in a reasonably prudent manner. Borrower shall not release, surrender, terminate or cause to be materially adversely affected any collateral for, or any obligee under, any of the Assigned Loans unless such actions are legally required or reasonably and prudently taken in order to maximize realization upon the Assigned Loans and other Collateral or any such action would not have a materially adverse affect on the financial condition or business of Borrower. Borrower shall take or cause to be taken all reasonable actions necessary to prevent any obligee under any of the Assigned Loans from taking any action which would materially adversely affect the value or condition of any collateral for an Assigned Loan or which would release, terminate or adversely affect the liens and security interests for any Assigned Loan. Borrower shall take, or cause to be taken, all reasonable actions to collect, restructure, settle, foreclose on or otherwise deal with the Assigned
     Loans, and shall administer the Selected Asset Pool, taken as a whole, in a manner which is consistent with customary industry standards and which Borrower in good faith believes will achieve the net cash flow projections set forth in the Borrower Due
     Diligence Reports (as such projections may be revised in the reports furnished to Agent pursuant to Section 7.1). Borrower shall take or cause to be taken all actions necessary to preserve and continue its rights under the Pool Purchase Agreements, to the extent such actions are feasible and prudent, and shall not materially amend, terminate or otherwise affect its rights under the Pool Purchase Agreement without the prior written consent of Agent, such consent not to be unreasonably withheld or delayed.

          (b) Borrower has, upon its acquisition of each loan portfolio comprising the Selected Asset Pool, conducted or caused to be conducted or commenced a due diligence review of the assets and files included therein in a manner consistent with the reasonable and prudent practices and customary industry standards and as described in the Borrower
     Due Diligence Reports. Each such review has been, or shall be, conducted in a timely and prudent manner.
     After the occurrence of a Default, the Lenders shall be entitled to require that Borrower exercise any right it may have to require the Portfolio Sellers to re-acquire a PartiCular asset or assets in the Selected Asset Pool Borrower shall give Agent written notice concurrently with any notification given by Borrower to any Portfolio Seller under the applicable Pool Purchase Agreement requesting a repurchase of an Assigned Loan. In the event that Borrower becomes aware that any information contained in the Borrower Due Diligence Reports is materially incorrect and will materially adversely affect the value of the Assigned Loan or the Mortgaged Property, Borrower shall notify Agent in writing of such fact.

          7.8  Environmental Law Compliance and Indemnity.
Borrower has executed a Hazardous Substance Indemnification
Agreement, the terms of which are hereby incorporated herein by reference.

        7.9 Collateral Assignment of Sales Contracts. Borrower will assign as collateral to Agent, on behalf of the Lenders, at such time or times as Agent may request, any and all rights (but none of the obligations) Borrower may have in and to any contracts for the sale of any or all of the Assigned Loans, the Mortgaged Properties, the Underlying Real Estate or other assets included in the Specified Asset Pool or resulting from the disposition of assets included in the Specified Asset Pool. In this connection, if requested by Agent, Borrower shall deliver a copy of any such contract to Agent as soon as practicably possible, and in any event within three (3) Business Days after any such request.

          7.10 Assurance Related to Mortgaged Property. With respect to each portion of the Mortgaged Property, upon the reasonable request of Agent, Borrower will deliver to Agent the following:

          (a) Letter in favor of Agent, or title report or endorsement (if, with respect to a title report or an endorsement only, the subject Mortgage has been recorded and such report or endorsement is available at a nominal cost) from a Title Company, in form and substance reasonably satisfactory to Agent (or other evidence reasonably satisfactory to Agent) confirming the existence and priority of the Mortgage covering such portion and reflecting that there have been no changes to the status of title to such portion of the Mortgaged Property since the time such Mortgage was executed or changes in the status of the Title Policy relating to such portion since the time such Mortgage was recorded.

          (b)  Certificates of occupancy or other like
     evidences that the subject property is in compliance with all Legal Requirements, if available from the applicable Governmental Authority.

          (c)  Unless full contract price and adequate
     performance and payment bonds have been issued in favor of Agent by a surety acceptable to Agent with respect to the construction of Improvements on such portion, lien waivers or releases from all contractors contracting directly with Borrower in connection with the construction of any improvements on the Mortgaged Property.

          (d)  Such other certificates, instruments or
     other matters related to the Mortgaged Property as Agent may reasonably request, including, without limitation, the items specified in Section 4.2 hereof.

          7.11 Appraisals. Agent may require, and Borrower shall deliver to Agent promptly upon request therefor (but no more than once each twelve month period) with respect to any given portion of the Mortgaged Property which has an Investment Balance in excess of One Hundred Thousand and
No/100 Dollars ($100,000.00), a new Appraisal for such portion of the Mortgaged Property. If required by applicable regulations, Agent may order any such Appraisal directly, and Borrower shall reimburse Agent for the reasonable cost of such Appraisal upon request by Agent. Agent shall provide Borrower with a copy of any such Appraisal ordered by Agent. With respect to any portion of the Mortgaged Property which has an Investment Balance in excess of One Hundred Thousand and
No/100 Dollars ($100,000.00), and which is damaged by fire or other casualty or with respect to which a proceeding for the condemnation of all or a portion thereof has been instituted or completed, Agent may require Borrower to deliver to Agent a new Appraisal for such portion, regardless of whether Borrower has given Agent an Appraisal for such portion within the immediately preceding twelve month period, and such new
Appraisal for such portion of the Mortgaged Property shall take into account the occurrence of such casualty or the institution or completion of such condemnation proceeding.
          7.12 Payment on Taking or Destruction. In the event that damage, destruction or a taking shall occur in respect of all or a portion of the Collateral, Borrower shall apply any insurance or condemnation proceeds in respect thereof to the payment of the Loan (as part of the Required Principal
Payment) and not to the restoration or modification of such Collateral unless Agent (with the approval of the Required
Lenders) gives prior written consent
to such restoration or modification.

          7.13 Covenant Compliance. Borrower shall perform and comply with all covenants, obligations and agreements contained in this Agreement and in the Loan Documents.

          7.14 Intentionally Deleted.

          7.15 Subordinated Debt of AMRESCO. All draws or other advances to Borrower by AMRESCO, including without limitation, Shortfall Payments and all other Permitted Subordinate Debt, are and shall be subordinate in all respects to payment of the Loan, and Borrower agrees to execute a document evidencing such subordination, in form satisfactory to Agent, upon the request of Agent. Borrower shall be entitled to repay any Shortfall Payments (the "Permitted Shortfall Payments") received from AMRESCO if, during the three consecutive calendar months immediately preceding any such payment (i) Borrower has made the Required Principal Payments and (ii) a Default has not occurred and is continuing; provided that any such Permitted Shortfall Payments shall not be deducted as an expense for purposes of calculating Net Cash Flow. In addition, except as provided in Section 3.5(a), Borrower shall be entitled to repay any Shortfall Payments and any other Permitted Subordinated Debt (including any interest payments thereon) from Borrower's Net Cash Flow only to the extent that such Net Cash Flow is not required for payment of the Required Principal Payment and only if a Default has not occurred and is continuing, and in compliance with all other terms and covenants of this Agreement.

          7.16 Quantity and Quality of Documents. All certificates, opinions, reports and documents to be delivered from time to time hereunder shall be in such number of counterparts as Agent may reasonably request and in form reasonably acceptable to Agent, and counterpart signature pages to any such documents may be attached to and shall, together with all counterparts, constitute one and the same document.

          7.17 Additional Documents. Borrower shall execute and deliver or cause to be executed and delivered to Agent and/or the Lenders upon Agent's request such other and further instruments or documents as in the judgment of Agent may be required to better effectuate the transactions contemplated herein or to conform, create, evidence, perfect, preserve or maintain the Lenders' Liens or the Lenders' rights hereunder or under the Loan Documents, and Borrower shall do all such additional acts, give such assurances and execute such instruments as Agent may reasonably require to vest more completely in and assure to Agent and the Lenders their rights under this Agreement and the other Loan Documents.
          7.18 Acquisition of Properties. Prior to acquiring any nonresidential Underlying Real Estate through foreclosure or deed in lieu of foreclosure or otherwise, Borrower shall cause (a) a Phase I environmental analysis or an alternative environmental analysis acceptable to Lender to be performed on such Underlying Real Estate, at Borrower's sole cost, and (b) with respect to any Underlying Real Estate having a Minimum Release Price in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) deliver to Agent (to the extent available with reasonable efforts) for review and approval, if applicable: (i) a copy of the form lease Borrower proposes to use; (ii) a current rent roll; (iii) tenant estoppel letters and subordination and attornment agreements acceptable to Agent; (iv) if Agent so requests, copies of all leases and (v) if Agent so requests, copies of all contracts (including management and leasing contracts) affecting such Underlying Real Estate. At Agent's option, Borrower shall obtain further environmental analyses if, in Agent's reasonable discretion, the Phase I report or other approved report indicates a need for further investigation. In the event any environmental report discloses the existence of hazardous substances on such Underlying Real Estate, neither Borrower nor any subsidiary of Borrower shall take title thereto without Agent's written consent. Agent shall respond to Borrower's request for consent within five (5) Business Days after the receipt of such environmental report. If Agent fails to respond within the time period, Agent shall be deemed to have given consent to the acquisition of such Underlying Real Estate.
          Upon acquisition of any Underlying Real Estate, Borrower shall deliver to Agent a Mortgage in the form attached hereto as Exhibit A and, if required by Agent, a separate assignment of leases and rents, and UCC financing statements granting Agent, for the benefit of Lenders, a perfected security interest in the Underlying Real Estate and all personal property owned by Borrower and used in connection therewith, subject only to such mortgages or liens accepted by
Agent.   For each Mortgaged Property with respect to which a
mortgage is recorded pursuant to Section 4.3 hereof, Borrower shall also deliver to Agent a loan policy of title insurance in favor of Agent in the most recently revised ALTA or equivalent form, in an amount not less than the Minimum Release Price for such Mortgaged Property. The policy shall be issued by a title insurance company satisfactory to Agent insuring the mortgage or deed of trust placed by Agent on the Mortgaged Property. Additionally, Borrower shall deliver to Agent, upon the reasonable request of Agent, the items set forth in Section 7.10 hereof. Borrower shall pay all taxes, fees and charges incurred in connection with the recording or filing of the foregoing documents and the issuance of the title insurance policy.
          7.19 Borrower Buyout Option. If (a) Agent elects to deny Borrower's request to proceed with the acquisition of title to the Underlying Real Estate through foreclosure or deed in lieu of foreclosure or the modification for any of the Underlying Real Estate due to the presence of hazardous substances in or upon such Underlying Real Estate, or (b) Agent and Borrower shall disagree regarding the handling of any hazardous substances on any Underlying Real Estate, Agent shall release such asset from the Asset Portfolio upon payment to Lenders, other than out of Portfolio Cash Flow, of the Minimum Release Price and Borrower shall simultaneously transfer the asset to any person other than a subsidiary of Borrower. Funds obtained by Borrower from AMRESCO to pay such Minimum Release Price shall be Permitted Working Capital Subordinated Debt.

          7.20 Maintenance and Repair.  Subject to Section
7.7(a), Borrower shall use reasonable good faith efforts to keep each Mortgaged Property in good condition and repair.

          7.21 Right to Audit. Upon ten (10) Business Days prior notice, Agent and/or the Lenders may elect to audit all books and records of Borrower which in any way pertain to the Asset Portfolios and to physically inspect any of the Underlying Real Estate or Mortgaged Properties. The expenses of each such audit and inspection shall be paid by Agent; provided, that if (i) a Default or Event of Default exists or
(ii) there is discrepancy between the results of such audit and the reports previously delivered to Agent such that the amount which the audit determines should have been paid to Agent exceeds the amount actually paid to Agent by five percent (5%) or more, then Borrower shall be liable for the expense of such audit or inspection.

          7.22 Custodian. The documents evidencing the Assigned Loans and collateral therefor shall be delivered to Fleet National Bank as custodian under that certain Custodial Agreement of even date herewith among Agent, Borrower and Fleet National Bank.
Borrower agrees not to interfere with the custodial agent's performance of its duties under the custodial agreement or to take any action that would be inconsistent in any way with the terms of the custodial agreement. Borrower will pay all costs and expenses of the custodial agent or of Agent in entering into and maintaining the custodial agreement.
          7.23 Lockbox. At the direction of Agent and/or the Lenders, Borrower shall deposit with Agent the collection of all gross income from the Assigned Loans and Agent shall have the right to notify all applicable Obligors and tenants of Mortgaged Property to deposit payments in such account with Agent. Such account shall be in Agent's name, controlled by Agent and established with Agent; provided, that such account shall only be established if Agent reasonably deems itself insecure or upon the occurrence of a Default or Event of Default.
          7.24 Notices to Obligor. Borrower shall promptly notify each Obligor, or cause such Obligors to be notified, in writing that all payments due and owing under the Assigned Loan Documents are to be made to Borrower. Borrower agrees that until such time as the Loan has been paid in full, Borrower shall not revoke any of the notices previously sent to the Obligors, so that at all times until the Note is paid in full, payments from the Obligors shall be made to Borrower. If an Event of Default or Default then exists, Agent shall have the right to notify Obligors of Agent's interest in the Assigned Loans and direct payments to Agent.
          7.25 Breaches of Pool Purchase Agreements. Borrower agrees to notify Agent promptly in the event Borrower becomes aware of any material breach of any provision of any Pool Purchase Agreement. In the event Borrower determines that it may be entitled to a claim against any third party by reason of any such breach, Borrower shall immediately notify Agent thereof and, unless Borrower determines in good faith that such action is inconsistent with maximizing realization upon the Assigned Loans and other Collateral, take all actions that may be reasonably required to enforce its rights under the applicable Pool Purchase Agreement or otherwise; provided, that if Borrower elects not to enforce its rights under such Pool Purchase Agreement Lenders will release its lien upon the Assigned Loan or Mortgaged Property giving rise to such Material Breach upon payment to Lenders, other than out of Portfolio Cash Flow, of the Minimum Release Price and Borrower shall simultaneously transfer the asset to any Person other than a subsidiary of Borrower. Funds obtained by Borrower from AMRESCO to pay such Minimum Release Price shall be Permitted Working Capital Subordinated Debt. In the event a defaulting party pays any sum to Borrower for any reason, Borrower agrees to deliver such sums to Agent immediately.
          7.26 Account Status Reports, Meetings with Agent and/or the Lenders. At the request of Agent and/or the Lenders, an Authorized Officer of Borrower shall meet with Agent and/or the Lenders to discuss the status of each Assigned Loan and the Underlying Real Estate.
                         ARTICLE VIII

                      NEGATIVE COVENANTS

          Borrower covenants and agrees that without the prior written consent of Agent, acting on behalf of the Required
Lenders, so long as any of the Obligations remain unpaid:

          8.1 Limitation on Sale of Properties. Borrower shall not sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, assets or business, whether now owned or hereafter acquired, except in the ordinary course of its business or as required pursuant to this Agreement.
          8.2 Limitation on Debt. Borrower shall not incur any Debt except the Loan and any Permitted Subordinated Debt.
        8.3  Limitations on Liens.   Borrower shall not
create, incur, assume or suffer to exist any Lien upon any of its assets, except for (i) the Lenders' Liens, and (ii) the Permitted Encumbrances.
        8.4 Consolidations, Mergers, Sales of Assets and Maintenance. Borrower shall not (a) consolidate or merge with or into any other Person, (b) sell, lease, abandon or otherwise transfer all or any material part of its assets to any Person, in one or a series of related transactions, other than the sale of assets singly or in bulk in the normal course of business, (c) terminate, or fail to maintain, its corporate existence or qualification, in the State of Delaware, and any other applicable jurisdiction where the business of Borrower requires such qualification, or (d) terminate, or fail to maintain, its good standing and qualification to transact business in all jurisdictions where the failure to maintain its good standing or qualification to transact business could have a material adverse effect on its financial condition or operations.

          8.5 Investments. Borrower shall not, directly or indirectly, make any loans, advances, extensions of credit or capital contributions to, make any investment in, or purchase any stock or securities of, or interests in, any Person, except for Permitted Investments.

        8.6 Distributions. Borrower shall not make or declare any Distributions after the occurrence of a Default or if Borrower will be unable to make any interest payment or Required Principal Payment on the Loan after the making of such Distribution.
          8.7 Changes in Business/Ownership. Borrower shall not make or permit any change in its basic business or ownership.
          8.8  Limitation on Contingent Liabilities.
Borrower shall not create, incur, assume or suffer to exist any Guaranties.
          8.9  Transactions with Affiliates.
          Borrower shall not engage in any transaction with an Affiliate of Borrower unless such transaction is generally as favorable to Borrower as could be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.
          8.10 Employee Plans.
          (a) Borrower shall, and shall cause each member of its controlled Group (as that term is defined in the Code) to, maintain and administer any Employee
     Plan in accordance with the applicable requirements of the Code and ERISA. Borrower shall not permit or suffer to exist any circumstances with respect to any Employee Plan that could have a material adverse effect on Borrower.

          (b) With respect to any Pension Plan, Borrower shall not (i) permit any accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether waived or unwaived, to exist;
     (ii) permit the present value of accrued benefits
     (based on the most recent actuarial valuation prepared for each such plan, if any, in accordance with ongoing actuarial assumptions) to exceed the current value of plan assets allocable to such benefits by a material amount; (iii) permit any reportable event (within the meaning of Section 4043 of ERISA) to occur, other than purchases and sales of securities from a plan trustee as reported in the audited financial statements of such plan;
     (iv) permit a prohibited transaction (within the meaning of Section 4975 of the Code) to occur which has or could have a material adverse effect on Borrower; (v) incur any material liability to the PBGC; or (vi) incur any material withdrawal liability (within the meaning of Section 4201(a) of ERISA).

          (c)  Borrower shall not incur a material
     obligation to provide post-employment health care benefits to any of its current or former employees, except as may be required by Section 4980B of the Code or otherwise required by law.

          8.11 Alterations. Borrower shall not commit or permit any waste of the Mortgaged Property or other Collateral, or any portion thereof, and Borrower shall not without the prior written consent of Agent make or permit to be made any alterations or additions to the Mortgaged Property of a material nature other than alterations or additions which will not materially and adversely affect the value of any such Mortgaged Property.

         8.12 Use Violations. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance, (d) makes void, voidable or cancelable any insurance then in force with respect thereto or (e) makes void, voidable, or cancelable any governmental permit.

          8.13 Retention of Remaining Cash Flow. As long as a Default has occurred and is continuing, Borrower shall not permit any Net Cash Flow remaining after payment of the Required Principal Payment to be distributed, advanced or otherwise given to AMRESCO, any of AMRESCO's Subsidiaries or any other Person.

          8.14 Exceptions to Covenants. Borrower shall not take or permit to be taken any action or fail to take any action which is permitted by any of the covenants contained in this Agreement if such action or omission would result in the breach of any other covenant contained in this Agreement.

          8.15 Fiscal Year and Accounting Methods. Borrower will not change its Fiscal Year or its method of accounting (other than changes as are concurred with by Borrower's independent public accountants as being required by GAAP).

          8.16 Governmental Regulations. Borrower will not conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other laws, rules or regulations which regulate the incurrence of Debt.

          8.17 Servicing of Selected Asset Pool. Borrower will not contract with any Person to service or administer all or any part of the assets included in the Selected Asset Pool other than a servicing agreement with another Subsidiary of AMRESCO which satisfies the terms of Section 8.9 and can be terminated by Agent after an Event of Default on thirty (30) days prior written notice. Borrower shall not amend or terminate the servicing agreement without the approval of Agent, which shall not be unreasonably withheld. Each such agreement shall be collaterally assigned to Agent and subordinated to the Obligations pursuant to an agreement in form and substance acceptable to Agent, and the loan servicer or administrator shall acknowledge and consent to said assignment and subordination. After the occurrence of an Event of Default, and termination of any existing servicing agreement, Agent shall be entitled to replace the servicer of the Selected Asset Pool with Agent or an Affiliate of Agent or any of the Lenders, or another third-party servicer reasonably acceptable to Borrower, and Borrower agrees to deliver such documents and execute such agreements as may be requested by Agent to effectuate such new servicing arrangement.
          8.18 Restructures. Borrower shall not Restructure any Major Asset without Agent's and/or the Lenders' consent; provided, that Borrower may, without such consent, Restructure a Major Asset so long as each of the following criteria are satisfied: (a) after Restructure the remaining term of the Assigned Loan is not greater than Five (5) years; (b) the stated interest amount yields an effective interest rate of not less than ten percent (10%) based on the then current Investment Balance of such Assigned Loan; (c) the principal amount of the Assigned Loan after Restructure is not less than the Minimum Release Price for such Assigned Loan; and (d) Borrower does not release any collateral for or guarantor of such Assigned Loan without receipt of commercially reasonable and adequate consideration. For purposes hereof, "Restructure" means any modification to or waiver of any of the terms of an Assigned Loan if such modification or waiver has the effect of changing the due date for any scheduled payment of principal or interest, changing the applicable interest rate, releasing any collateral for or guaranty of the Assigned Loan, reducing or waiving any portion of the principal balance of such Assigned Loan or permitting the sale or junior financing of any Collateral.
          8.19 Release Prices. Borrower shall not sell or otherwise transfer any asset in the Selected Asset Pool other than for cash or sell or otherwise transfer any Major Asset for less than the Minimum Release Price plus Borrower's closing costs for such transfer without Agent's prior consent. In the event Borrower is permitted to and accepts purchase money financing or other compensation (other than cash) for the sale of any Underlying Real Estate, Borrower shall grant Agent, for the benefit of Lenders, a perfected security interest in the note evidencing such financing and all security therefor.
          8.20 Disclosure or Use of Heller Name; Loan Terms. Unless Agent otherwise directs, Borrower shall not disclose to any Obligor Agent's or any Lender's relationship to Borrower or Agent's or any Lender's interest in the Assign Loans or the terms of the Loan Documents. Borrower shall not use the name "Heller Financial, Inc." or "Heller" in any advertising, transaction or other written material, without Heller's prior written consent; provided, however, that Borrower may give Heller's name as a credit reference. Agent shall not use the name "AMRESCO" in any advertising, transaction or other written material, without Borrower's prior written consent. Unless required by statute, regulation or court order, neither party shall disclose to third parties (other than such party's attorneys and accountants) the nature of the business relationship between Agent or any Lender or between Agent and Borrower or the terms of the Loan.


                          ARTICLE IX

                           RELEASES

          9.1 Releases and Sale of Collateral Prior to Default. So long as a Default has not occurred and is continuing, Borrower shall be entitled to obtain a release or releases of the Lender's Liens on Assigned Loans or Mortgaged Properties or to sell
Assigned Loans or Mortgaged Properties on which Lender's Liens have not yet been filed so long as (i) such releases or sales occur in connection with the sale, repayment or the disposition of any such assets and, in the case of Major Assets, for not less than the Minimum Release Price and (ii) Borrower includes the proceeds from each such sale, repayment or other disposition in the computation of Net Cash Flow for the period when received.
          9.2 Request for Releases. In order to obtain a release of the Lenders' Liens, including, without limitation, the release of an original promissory note evidencing an Assigned Loan, Borrower shall execute and deliver to Agent a Request For Release properly completed not less than three (3) Business Days prior to the requested date of release.
          9.3 Releases After Default. After the occurrence of a Default, Borrower shall not be entitled to any release of the Lenders' Liens or to sell any Assigned Loans or Mortgaged Property not then covered by a Lenders' Lien without the prior written consent of the Lenders and the Lenders shall not be required to comply with any Request For Releases then pending.
                            ARTICLE X
                     DEFAULTS AND REMEDIES
          10.1 Events of Default. The term "Event of Default" as used in this Agreement, shall mean any one of the following:
          (a) The failure of Borrower to pay when due any principal of or interest on the Notes, or any fees, charges
  or any other amounts payable to the Lenders or Agent hereunder or under the Notes or other Loan Documents, including, without limitation, the
     Commitment Fee;

     (b) The failure, refusal or neglect of Borrower to observe, perform or comply with any covenant or agreement contained in Sections 7.2, 7.18 or Article VIII;

     (c) The failure, refusal or neglect of Borrower to properly observe, perform or comply with any covenant, agreement or obligation contained in this Agreement or any of the other Loan Documents (other than those covered by Sections 10.1(a) and (b) above) and the continuation of such failure, refusal or neglect for fifteen (15) days after written notice thereof has been given to Borrower by Agent or the Lenders or a Representative of Agent or the Lenders;

     (d) Any representation, warranty, certification or statement made by Borrower in this Agreement or the other
  Loan Documents or by Borrower or any other Person on behalf of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement, shall prove to have been untrue in any material respect when made or deemed to have been made;

     (e)  The occurrence of any event or condition which
  (i) results in the acceleration of the maturity of any Debt of Borrower, or (ii) constitutes a default
  (including any applicable notice and cure period if provided for pursuant to the terms of such Debt) under any Debt of Borrower of which Borrower has received written notice and, in the case of any such default other than a monetary default, such notice contains a notice of intention to accelerate;

     (f) The filing or commencement by Borrower of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or Borrower shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (g) The filing or commencement of an involuntary case or other proceeding against Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower under the federal bankruptcy laws as now or hereafter in effect;

          (h) The liquidation or dissolution of Borrower or AMRESCO, or the transfer of any of the capital stock of Borrower;

          (i)  One or more judgments or orders for the
     payment of money aggregating in excess of Two Hundred
     Thousand and No/100 Dollars ($200,000.00) shall be rendered against Borrower and such judgment or order
     (i) shall continue unsatisfied and unstayed (unless bonded with a supersedeas bond at least equal to such judgment or order) for a period of thirty (30) days or
     (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order;

          (j)  The Lenders' Liens with respect to the
     Collateral, or any part thereof, shall not constitute valid, first and prior liens and/or security interests
     (except in the case of a Permitted Encumbrance and liens on Mortgaged Property existing as of the conveyance of title pursuant to foreclosure); or

          (k) Borrower shall, without the express consent and joinder of Agent, execute or file of record any certificate or instrument which has the effect, or is intended by Borrower to have the effect, of limiting the amount of indebtedness that may be secured by the Collateral, or any portion thereof, except as may otherwise be required of Borrower under applicable law.

          It is understood and agreed by Borrower that any of the foregoing "Events of Default" shall constitute an Event of Default under the Notes, and that such "Events of Default" are cumulative and in addition to any default or events of default contained in any of the other Loan Documents, and that in the event of any discrepancy or inconsistency between any Event of Default hereunder and any default or event of default contained in any other Loan Document, the description of the Event of Default stated herein shall control.

          10.2 Remedies. Upon the occurrence of an Event of Default, Agent, at the direction and election of the Required Lenders, and acting by or through its Representatives or otherwise, and on behalf of all the Lenders, without notice (unless expressly provided for herein), demand or presentment (including, without limitation, notice of default, notice of intent to accelerate or notice of acceleration) all of which are hereby waived, and in addition to any other provision of this Agreement or any other Loan Document, may exercise any or all of the following rights, remedies and recourses:

          (a) Declare the unpaid principal balance of the Notes, the accrued and unpaid interest thereon and any other accrued but unpaid portion of the Obligations to be immediately due and payable, without notice (expressly including, but not limited to, notice of default, notice of intent to accelerate or of acceleration), except any notice that is expressly required by the terms of this Agreement, presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower, whereupon the same shall become immediately due and payable. Notwithstanding the foregoing or anything to the contrary contained herein or in any Loan Document, upon the occurrence of an Event of Default described in Section 10.1(f) or Section 10.1(g), the entire unpaid principal balance of the Notes, and all accrued, unpaid interest thereon shall automatically be accelerated and immediately be due and payable in full, without notice (expressly including but not limited to, notice of default, intent to accelerate or of acceleration), presentment, protest, demand or action of any nature whatsoever, each of which hereby is expressly waived by Borrower; provided, however, that if accelerated automatically pursuant to this sentence, the Notes and all such indebtedness may be reinstated at the option and upon the written approval of the Required Lenders.
     (b) Enter upon the Mortgaged Property or any other Collateral or any part thereof and take exclusive possession thereof and of all books, records and accounts relating thereto. If Borrower remains in possession of all or any part of the Collateral after an Event of Default occurs and is continuing and without Agent's prior written consent thereto, Agent may invoke any and all legal remedies to dispossess Borrower, including specifically one or more actions for declaratory or injunctive relief, forcible entry and detainer, trespass to try title and writ of restriction. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Collateral or any part thereof after an Event of Default occurs than would have existed in the absence of such sentence.
     (c) Hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, the Assigned Loans and all other Collateral, or any part thereof, either by itself or by other Persons, in such manner, for such time and upon such other terms as Agent may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Agent shall deem necessary or desirable), and apply all proceeds from the Mortgaged Property, the Assigned Loans and all other Collateral in connection therewith in accordance with the provisions of Section 10.11 hereof.
     (d) Sell or offer for sale the Collateral, or any part thereof, in such portions, order and parcels as Agent may determine, with or without having first taken possession of same, in accordance with the provisions of the applicable Loan Documents and applicable Legal Requirements.
      (e) Make application to a court of competent jurisdiction, as a matter of strict right and, except as otherwise provided by applicable law, without notice to Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, for the appointment of a receiver of the Collateral, or any part thereof, and, to the extent permitted by applicable law, Borrower does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain, sell, dispose and otherwise operate the Collateral, or any part thereof, upon such terms that may be approved by the court, and shall apply all proceeds from such operation of the Collateral in accordance with the provisions of Section 10.11 hereof.
          (f) Exercise any and all other rights, remedies and recourses granted hereunder or under the Loan Documents or otherwise now or hereafter existing in equity, at law, by virtue of statute or otherwise.
          10.3 Separate Sales. The Collateral may be sold in one or more parcels or blocks and in such manner and order as Agent, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
          10.4 Rights of Set-Off.
          (a) In addition to the Lenders' Liens, Borrower hereby expressly grants to each Lender the right of setoff against all deposits and other sums at any time held or credited by or due from any Lender to Borrower, in accordance with the provisions of this Section
       10.4. The rights of each Lender under this Section
     10.4 are in addition to other rights and remedies (including, without limitation, other rights of setoff under law or equity) which each Lender may have under law or by agreement.

          (b) Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, at its option, without notice or demand and without liability, to set off and apply any and all deposits (general or special, time or demand, provisional or final, excepting, however, any fiduciary or escrow accounts established by Borrower into which only funds of unrelated thirdparties are deposited, and provided that Borrower has informed Agent and the applicable Lender of the nature of such accounts) at any time held, and other indebtedness at any time owing, by such Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing under this Agreement, the Notes and the other Loan Documents, in such order and manner as such Lender may determine in its sole discretion, regardless of whether such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured.
(c) Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender and any holder of a participation in the Notes may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation, provided that any such setoff by the holder of a participation shall be subject to the provisions of Section 11.14.

          10.5 Remedies Cumulative, Concurrent and Non-Exclusive. Agent, on behalf of the Lenders, shall have all rights, remedies and recourses granted in the Loan Documents, including, but not limited to, all the Security Documents, and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Assigned Loans or the Mortgaged Property, or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Borrower, or any others obligated under the Notes, or against the Assigned Loans or the Mortgaged Property or against any one or more of them, at the sole discretion of Agent, (c) may be exercised as often as the occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.
          10.6 No Conditions Precedent to Exercise Remedies. Borrower and each other Person hereafter obligated for payment or fulfillment of all or any part of the Obligations shall not, except as otherwise provided by applicable law, be relieved of such obligation by reason of (a) the failure of a trustee to comply with any request of Borrower, or any other Person so obligated to foreclose the Lenders' Liens or to enforce any provisions of the Loan Documents, (b) the release, regardless of consideration, of any Person obligated with respect to the Obligations, or of the Collateral or any part thereof, or the addition of any other property to the Collateral, (c) any agreement or stipulation between any subsequent owner of the Collateral and the Lenders extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Borrower, or such other Person, and in such event, Borrower and all such other Persons shall continue to be liable to make payments in accordance with the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Lenders, and (d) any other act or occurrence, save and except the complete payment of the Obligations. Borrower waives any right to require the Lenders to proceed against any other Person, exhaust any Collateral, or pursue any other remedy in the Lenders' power. Until all the Obligations shall have been paid in full, Borrower waives any right to enforce any remedy which the Lenders now have or may hereafter have against Borrower and waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by the Lenders. Borrower authorizes the Lenders, without notice or demand and without any reservation of rights against Borrower and without affecting liability hereunder or on the Obligations, from time to time, to (i) renew, extend for any period, accelerate, modify, compromise, settle, or release the obligation of any other Person that may be obligated with respect to any or all of the Obligations or Collateral; (ii) take and hold any other property as collateral, other than the Collateral, for the payment of any or all of the Obligations, and exchange, enforce, waive, and release any or all of the Collateral or other property; and (iii) after the occurrence of an Event of Default, apply the Collateral or other property and direct the order or manner of sale thereof in accordance with the terms of this Agreement and the Security Documents.

          10.7 Release of and Resort to Collateral. The release or substitution of all or any part of the Collateral, regardless of consideration, shall not in any way impair, affect, subordinate, or release the Lenders' Liens or their status as first and prior Liens (except for the Permitted Encumbrances) in and to any remaining Collateral. For payment and performance of the Obligations, Agent may resort to any other security therefor held by a trustee in such order and manner as Agent may elect.

          10.8 Waivers. To the full extent permitted by law, Borrower hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Borrower by virtue of any present or future law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, evaluation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as specifically provided for herein, all notices of any Default or Event of Default or of any trustee's or Agent's election to exercise or his or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, (c) any right to a marshalling of assets with respect to the Loan or any of the Collateral or any Debt of Borrower, or a sale in inverse order of alienation and (d) except as specifically provided for herein, any and all right to receive demand, grace, notice, presentment for payment, protest, notice of intention to accelerate the Obligations or notice of acceleration of the Obligations.

          10.9 Discontinuance of Proceedings. In case Agent shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Agent shall have the unqualified right to do so and, in such event, Borrower and the Lenders shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Collateral and otherwise, and the rights, remedies, recourses and powers of Agent and the Lenders shall continue as if same had never been invoked.

          10.10 Power of Attorney. Borrower hereby irrevocably appoints Agent, acting for all the Lenders, as the true and lawful attorney of Borrower with full power of substitution for, and on behalf of Borrower, and in its name, upon the request and instruction of Borrower and in any event after the occurrence of an Event of Default (or prior to the occurrence of any Event of Default if Agent is acting pursuant to the provisions of Section 12.11 or Agent otherwise reasonably believes it is necessary to take such action), to take any action to preserve, maintain, protect or enforce the rights and interests of Borrower with respect to the Assigned Loans, the Mortgaged Property or any other Collateral, including, without limitation, to (i) endorse any Assigned Loans to Agent, on behalf of Lenders, or to any other Person, (ii) enforce, cure any default or otherwise act with respect to any leases, sales contracts, management or marketing contracts or any other agreements pertaining to or affecting any of the Mortgaged Property, (iii) take all such action and to execute all such documents as Agent deems necessary or desirable to operate or preserve or protect the Assigned Loans and the collateral therefor or the Mortgaged Property, (iv) sue for, demand or collect any sums owing to Borrower under the Assigned Loans or under leases or other agreements affecting the Mortgaged Property and (v) exercising any rights of Borrower under the Pool Purchase Agreements (including, without limitation, the right to require the Portfolio Sellers to re-purchase certain Assigned Loans).
The power so vested in Agent under this Section 10.10 is one coupled with an interest and shall be irrevocable, except by written instrument executed jointly by Borrower and Agent. Notwithstanding the foregoing, Agent and the Lenders shall be under no obligation to exercise any of the foregoing rights or take any action necessary to preserve any right in any asset subject to the Lenders' Liens against any other Person, and Agent, to the extent permitted herein or by applicable law, may exercise any of the foregoing rights without incurring any responsibility or liability to Borrower or any other Person and without in any way affecting the Obligations or any other obligations of Borrower to any Lender. Borrower shall reimburse Agent upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees and collection costs, that Agent may incur while acting as the attorney-in-fact of Borrower as provided hereunder, all of which costs and expenses shall be included in the Obligations.
          10.11 Application of Proceeds. All payments on the Loan received by Agent or any Lender during the existence of an Event of Default (unless otherwise elected by the Required Lenders), and the proceeds of any sale or disposition of, and all proceeds generated by the holding, leasing, operation or other use of, the Collateral, or any part thereof, during the existence of an Event of Default and upon the exercise of the Lenders' rights and remedies hereunder or under any of the Loan Documents, shall be applied by Agent, the applicable trustee or the receiver, if one is appointed, to the extent that funds are so available therefrom, in the following order of priority:
          (a)  First, to the payment of the costs and
    expenses of taking possession of the Collateral and holding, using, repairing, improving or selling the same, including without limitation (i) reasonable trustee's and receiver's fees, court costs, attorneys' and accountants' fees, (ii) costs of advertisement and (iii) the payment of any and all Impositions and amounts secured by any Liens equal or superior to the Lenders' Liens.

          (b) Second, to the payment of all amounts and Obligations, other than the unpaid principal balance of the Notes and accrued unpaid interest thereon, due to the Lenders, or any of them, under the Loan Documents, and any advances made by the Lenders to effect performance of any unperformed obligations of Borrower under any of the Loan Documents, together with any accrued interest thereon if and as provided in the Loan Documents.
          (c) Third, to the payment of any and all accrued and unpaid interest due on the Loan.
          (d)  Fourth, to the payment of the unpaid
     principal balance of the Loan, in such order and manner as the Lenders shall elect.
          (e)  Fifth, to the extent known by Agent and
     permitted by law, to the payment of any indebtedness or obligation secured by Liens against the Collateral which are subordinate to the Lenders' Liens.
          (f) Sixth, to Borrower, or such other Person entitled to the same.
        10.12 Certain Defaults. Notwithstanding anything to the contrary in this Article X or any other provision of this Agreement, or the other Loan Documents, in the case of Default occurring solely due to a breach or misrepresentation under Sections 6.8, 6.20,6.21, 6.22, 6.23, 6.24, 7.7(b), 7.18 or 7.25
hereof or Section 2(b) of the Collateral Assignment with respect to title to or the condition of any of the Collateral or Underlying Real Estate, or Borrower's due diligence with respect thereto (but not with respect to the Lender's Liens), Borrower shall be entitled to cure such Default by making a payment on the Loan in an amount equal to sixty-five percent (65%) of the Investment Balance (determined in accordance with Section 2.1) of the asset to which such Default relates within ten (10) days of Agent's written notice to Borrower requesting such payment. If Borrower timely makes such payment, then such Default shall be deemed as not having occurred hereunder and Agent and the Lenders shall not be entitled to exercise any other Rights due to such Default; however, if Borrower fails to make any such payment within such ten (10) day period, such failure shall constitute an Event of Default.
                           ARTICLE XI

                     AGENT AND THE LENDERS

          11.1 Appointment and Authorization of Agent. (a) Each Lender hereby irrevocably appoints and authorizes Agent as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents;
     (ii) to arrange the means whereby the funds of the Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to the Lenders under the Loan Documents; (v) to promptly distribute to each Lender the arterial information, requests, documents and items received from Borrower under the Loan Documents; (vi) to promptly distribute to each Lender such Lender's Loan Percentage of each payment or prepayment in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals and consents received from the Lenders.




          (b) The obligations of Agent hereunder are only those expressly set forth herein. Each Lender and Borrower agree that Agent is not a fiduciary for the Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and the Lenders and that Agent has no duties or responsibilities to the Lenders or Borrower except those expressly set forth herein. Without limiting the generality of the foregoing, Agent shall not be required to take any action or exercise any right or remedy with respect to any Default or Event of Default, except if requested by the Required Lenders. Notwithstanding the administrative authority delegated to Agent, Agent shall not cause or permit any modification of the Loan Documents or take other action relating to the Loan specifically requiring the consent or approval of the Required Lenders without such consent or approval. Action taken by Agent including, without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each of the Lenders. If Agent fails to take any action under any Loan Document after a Default or Event of Default and within a reasonable time after being reasonably requested to do so by the Required Lenders, Agent shall not suffer or incur any liability as a result of such failure or refusal, subject only to the right of the Lenders to remove Agent for cause pursuant to Section 11.12.

          (c) Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Agent, and any resignation by Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender.

          (d) Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower or otherwise be engaged in other transactions with Borrower and/or its Affiliates (collectively, the "other activities") not the subject of the Loan Documents. Without limiting the Rights of the Lenders specifically set forth in the Loan Documents, Agent shall not be responsible to account to the Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Agent in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Agent which may be or become security for the Obligations by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligations, then each Lender shall be entitled to share in such application according to its Loan Percentage thereof.

          11.2 Possession of Instruments by Agent. Agent shall exercise all rights and remedies under the Loan Documents and take all actions with respect thereto in accordance with the request or direction of the Required Lenders, or otherwise as and to the extent provided herein or in the other Loan Documents; provided, however, that Agent may take such actions in its name without the joinder of the Lenders, and Borrower and all third parties shall be entitled to rely on the actions taken by Agent with respect to the execution by Agent of any and all agreements, financing statements, affidavits, notices or any other type of document or instrument pertaining thereto, including, without limitation, in connection with the exercise of any rights or remedies of the Lenders under the Loan Documents (and specifically including any foreclosure proceedings under any of the Security Documents or legal proceedings), and the same shall be binding upon all the Lenders as to any third party relying on such actions of Agent.
Agent shall also be the named secured
party or beneficiary under the Security Documents and shall take and maintain possession of all the Security Documents, as agent for and on behalf of all the Lenders, and the grant to Agent of any Lien under any Security Document shall be for the ratable benefit of the Lenders.

         11.3 Expenses. Each Lender shall pay its Loan Percentage of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent in connection with any of the Loan Documents if Agent does not receive reimbursement therefor from other sources within thirty (30) days after incurred; provided that, and subject to the terms and conditions of Section 12.4, each Lender shall be entitled to receive its Loan Percentage of any reimbursement for such expenses, or part thereof, which Agent subsequently receives from such other sources.

          11.4 Delegation of Duties; Reliance; Consultation. The Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through Agent, and the Lenders and Agent may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective officers, directors, employees, attorneys, agents, or other representatives (collectively, "Representatives"). Agent, the Lenders, and their respective Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order or other documents or conversation believed by any of them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or such Lender, (b) be entitled to deem and treat each Lender as the owner and holder of its Loan Percentage for all purposes until, subject to Section 12.9, written notice of the assignment or transfer thereof shall have been given to and received by Agent (and, any request, authorization, consent or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of such Lender's Loan Percentage or Participant therein until such notice is given and received), and (c) not be deemed to have notice of the occurrence of a Default or an Event of Default unless notified thereof by another Lender or Borrower. Agent may consult with legal counsel, independent public accountants, consultants, appraisers and other experts selected by Agent, and shall not be liable for any action taken or omitted to be taken by Agent in good faith in accordance with the advice of such counsel, accountants or experts. Any such counsel, accountants or other experts shall be engaged to represent and render services to all the Lenders as a group unless otherwise specified by Agent.

          11.5 Limitation of Agent's Liability.

          (a) Neither Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the
Loan Documents or be responsible for the consequences of any error of judgment or negligence, except for gross negligence or willful misconduct, and neither Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that nothing herein shall negate the obligation of Agent to account for funds received by it for the account of any Lender).

          (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent shall not be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Agent requests instructions from the Lenders with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Agent shall be entitled (but shall not be required) to refrain (withoUt incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall Agent or any of its Representatives be required to take any action which it or they reasonably determine could incur for it or them criminal or civil liability.

          (c) Agent shall not be responsible in any manner to any Lender or any participant of a Lender for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Borrower and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien granted or purported to be granted under any Loan Document, or (v) the observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of Borrower. Each Lender jointly and severally agrees to indemnify Agent and hold it harmless from and against (but limited to such Lender's Loan Percentage of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever (including counsel fees and disbursements) which may be imposed on, asserted against, or incurred by Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by Agent under the Loan Documents (provided that, although Agent shall have the right to be indemnified for its ordinary negligence, Agent shall not have the right to be indemnified hereunder for its own fraud, gross negligence, or willful misconduct).

          11.6 Default; Collateral. Upon the occurrence and continuance of a Default or an Event of Default, Agent shall make a recommendation to the Lenders of any actions to be taken and each of the Lenders agree to promptly confer in order that the Lenders can consider such course of action or any other actions to be taken for the enforcement of the Rights of the Lenders; provided that Agent shall be entitled (but not obligated) to proceed to take any actions necessary in its reasonable judgment to preserve Rights, pending agreement by the Lenders on the course of action to be taken. If the Required Lenders cannot agree on a course of action to be taken within sixty (60) days following Agent's initial recommendation, Agent shall thereafter take such action as Agent deems advisable to enforce the Rights of the Lenders. Any action directed or approved by the Required Lenders, including without limitation, any exercise of remedies or initiation of suit or other legal proceedings, shall be binding upon each Lender. In actions with respect to any property of Borrower, Agent is acting for the account of each Lender to the extent of each Lender's Loan Percentage. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligations shall be construed as being for the benefit of each Lender to the extent of its respective Loan Percentage. If Agent acquires any security for the Obligations or any guaranty of the Obligations upon or in lieu of foreclosure, the same shall be held for the benefit of each Lender in proportion to such Lender's respective Loan Percentage.

          11.7 Lenders' Decision. The Lenders agree as among themselves that any decisions or elections to be made by the Lenders (and not Agent) under this Agreement and the other Loan Documents shall be made by the Required Lenders, except in the case, if any, where a specific different number or percentage of the Lenders is expressly required under this Agreement or any other Loan Documents.

          11.8 Limitation of Liability of Lenders. To the extent permitted by law, (a) neither Agent nor any Lender or participant of a Lender shall incur any liability to any other Lender or participant of a Lender except for acts or omissions in bad faith, and (b) neither Agent nor any Lender or participant of a Lender shall incur any liability to Borrower or any other Person for any act or omission or any other Lender or any participant.

          11.9 Relationship of Lenders. Nothing herein shall be construed as creating a partnership or venture among Agent and the Lenders or among the Lenders.

          11.10 Debtor-Creditor Relationship. Each Lender has and shall maintain a direct creditor-debtor relationship with Borrower and will have direct recourse, singly or in the aggregate, against Borrower, subject to the terms and conditions of the Loan Documents. Notwithstanding the foregoing, any right, remedy, action, omission or waiver respecting this Agreement, the Notes, the Security Documents and the other Loan Documents shall only be exercised, made, taken, or permitted by Agent, acting upon the direction of the Required Lenders, as the agent for all the Lenders; provided, however, that if the Required Lenders have elected and directed Agent to institute suit against Borrower for payment of any past due amounts under the Notes or any other Obligations for which the Lenders have recourse against Borrower, or in the event of any bankruptcy proceedings or other legal proceedings relating to this Agreement against Borrower, each Lender shall be entitled, at its option, to bring or join in such proceedings in its own name.

          11.11 Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each of the other Loan Documents to which it is a party or to which Agent is a party for its benefit. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or with respect to the Loan.

          11.12 Removal of Agent. The Lenders, acting by written notice to Agent from and agreed to by all of the Lenders other than Agent, may remove for cause the then current Agent, as Agent, and appoint one of the other Lenders as the successor Agent. Upon the appointment of a successor Agent, the removed Agent and the successor Agent shall execute such documents as any Lender may reasonably request to reflect such appointment of a successor Agent and shall notify Borrower of such change in the Agent. The successor Agent shall be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents; provided, however, that until such time as Borrower is notified in writing signed by both the removed and successor Agents as to the appointment of the successor Agent, Borrower shall be entitled to rely on any decision, approval or other act by the removed Agent as binding the Lenders, and may pay to Agent any amounts due or owing by Borrower under the Loan Documents.

          11.13 Resignation by Agent. An Agent's status as Agent under this Agreement shall automatically terminate fifteen
(15) days after the closing or liquidation of such Agent or fifteen (15) days after such Agent is adjudicated insolvent. Additionally, Agent may resign its position as Agent at any time by giving at least thirty (30) days written notice thereof to Borrower and the other Lenders. Upon any such occurrence causing a termination of Agent or the delivery of such notice of resignation from Agent, the Required Lenders and Borrower shall select a successor Agent. If the Required Lenders and Borrower cannot agree upon the choice of the successor Agent within ten
(10) days after the occurrence causing a termination in the case of a termination of Agent, or ten (10) days prior to the effective resignation date set forth in Agent's resignation notice in the case of a resignation by Agent, then the Designated Successor Agent shall become the successor Agent. Upon any such termination or resignation, (a) the successor Agent shall automatically be vested with all rights, powers and privileges and be bound to all duties, obligations and responsibilities of Agent in and under this Agreement and the other Loan Documents and shall thereafter be deemed the "Agent" for all purposes under the Loan Documents and (b) such terminating or resigning Agent shall act only in a custodial capacity for the holding by it of any funds theretofore received from Borrower and any such funds shall be held in trust for the benefit of the Lenders or Borrower, as the case may be. Additionally, upon the successor Agent becoming Agent as provided in this Section 11.13, the terminating or resigning Agent and the new Agent shall execute such documents as any Lender may reasonably request to reflect such succession. All costs incurred in connection with the execution of such documents shall be paid by the Lenders in proportion to each Lender's Loan Percentage.

          11.14 Sharing of Payments and Setoffs. Each Lender agrees that if it should receive any amount (whether by voluntary payment, by realization upon any Collateral for the Loan, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of or interest on the Loan, of a sum which with respect to the related sum or sums received by the other Lenders exceeds such Lender's Loan Percentage, then such Lender receiving such excess payment shall purchase without recourse or warranty from the other Lenders an interest in the indebtedness of Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. This Section 11.14 shall not impair the right of any Lender to exercise any right of setoff or counterclaim it may have with respect to any funds in an account pledged to such Lender to secure only indebtedness other than the Obligations, and to apply the amount received or subject to such exercise to the payment of such other indebtedness, it being expressly agreed by all the Lenders, however, that until the Obligations are paid and satisfied in full, any and all amounts received by any Lender from offset of any account of Borrower that either (a) constitutes Collateral for the Loan or (b) contains funds exclusively derived from or related to the Property, shall be applied to the Obligations, and not to any other indebtedness of Borrower to such Lender, except in the case of a certificate of deposit or other designated account (but in no event any operating account of Borrower) that is specifically pledged or assigned to a Lender as security for indebtedness other than the Obligations.

          11.15 Non-advancing Lenders. In the event that any Lender shall fail or refuse to advance its Loan Percentage of any payment or reimbursement by the Lenders as required hereunder, or of any amount to be funded pursuant to Section 11.3, Agent shall notify the other Lenders of such failure, and such remaining Lenders, or any of them, may elect, at their sole option and discretion (without any obligation whatsoever to do so), to advance such non-advancing Lender's portion, pro rata in accordance with the proportion that the Loan Percentage of each Lender electing to make such advance bears to the Loan Percentages of all the Lenders electing to make such advance. Upon making any such advance, and notwithstanding anything to the contrary expressed or implied herein or in the Notes or any Loan Document, all subsequent payments made on the Loan and all proceeds realized from the sale of any Collateral securing the Loan or from the exercise of right of setoff or other remedies under this Agreement or the other Loan Documents, shall be applied, in the manner described below, only to the Lenders other than the non-advancing Lender (and the non-advancing Lender shall not be entitled to receive the same), until the amounts advanced by such advancing Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full. As among the Lenders other than the nonadvancing Lender, the Lenders that advanced funds on behalf of the non-advancing Lender shall receive the portion the non advancing Lender would have been entitled to receive had it advanced (together with the interest earned thereon pursuant to this Agreement and the Notes), to be applied pro rata in accordance with the amounts advanced by each such advancing
Lender, until the amounts advanced by such Lenders on behalf of the non-advancing Lender (together with the interest earned thereon pursuant to this Agreement and the Notes), have been repaid in full; any Lender that advanced only on its own behalf based on its Loan Percentage shall be repaid based on such Loan Percentage. In addition, any Lenders that advance funds on behalf of a non-advancing Lender pursuant to this Section 11.15 shall (i) receive a proportionate share (based on the amounts so advanced by such Lenders) of the amount the non-advancing Lender would have been entitled to receive of any distribution of any Collateral securing the Loans in the event the same are distributed among the Lenders, and (ii) have a claim against such non-advancing Lender for the amounts so advanced and shall be entitled to all rights and remedies at law or in equity to recover any unpaid amounts. A non-advancing Lender shall not be entitled to vote on any matters hereunder or related to the Loan (and its interest shall be excluded for purposes of determining the requisite percentage or number of Lenders for a vote) so long as such Lender remains a non-advancing Lender.

          11.16 Benefit of Lenders. All terms, conditions and agreements set forth in this Article XI, specifically including, without limitation, the provisions of Section 11.14 are for the sole and exclusive benefit of the Lenders, and neither Borrower nor any other Person shall be entitled to rely on or seek the benefit of such provisions; provided, however, that Borrower shall be entitled to rely on any decision, approval or other act by Agent as binding the Lenders.
                           ARTICLE XII

                          MISCELLANEOUS

        12.1 Continuing Agreement.   This is a continuing
Agreement and all the rights, powers and remedies of the Lenders hereunder and all agreements and obligations of Borrower and the Lenders hereunder, shall continue to exist until the Obligations are paid in full.
         12.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) except for any telephone notices as specifically provided for herein, may be personally served or sent by telecopier, mail or the express mail service of the United States Postal Service, Federal Express or other equivalent overnight or expedited delivery service, and (a) if given by personal service or telecopier (confirmed by telephone), it shall be deemed to have been given upon receipt;
(b) if sent by telex or telecopier without telephone confirmation, it shall be deemed to have been given twenty-four
(24) hours after being given; (c) if sent by mail, it shall be deemed to have been given upon the earlier of (i) actual receipt, or (ii) three (3) Business Days after deposit in a depository of the United States Postal Service, first class mail, postage prepaid, or actual receipt; (d) if sent by Federal Express, the express mail service of the United States Postal Service or other equivalent overnight or expedited delivery service, it shall be deemed given upon the earlier of (i) actual receipt or (ii) twenty-four (24) hours after delivery to such overnight or expedited delivery service, delivery charges prepaid, and properly addressed to Borrower, Agent or the Lenders, as the case may be; provided that notices to Agent under Article III and
Article IV shall not be effective until received. For purposes hereof, the address of the parties to this Agreement shall be as follows:

     Borrower:           AMRESCO New England, Inc.
                         1845 Woodall Rodgers Freeway
                         Dallas, Texas 75201-2268
                         Attention: Thomas J. Andrus
                         Telecopy No. (214) 953-7824

     With copy to:       AMRESCO New England, Inc.
                         1845 Woodall Rodgers Freeway
                         Dallas, Texas 75201-2268
                         Attention:  General Counsel
                         Telecopy No. (214) 953-7757

     Agent:              Heller Financial, Inc.
                         Real Estate Financial Services
                                Attn:  Portfolio Manager,
                                Portfolio Business (Loan
                                No. 95-111)
                         500 West Monroe St., 15th Floor
                         Chicago, Illinois  60661
                         Telecopy: (312) 441-7119

     With a copy to:     Heller Financial, Inc.
                         Real Estate Financial Services
                         Attn:  Group General Counsel
                         500 West Monroe St., 15th Floor
                         Chicago, Illinois  60661
                         Telecopy: (312) 441-7872

     All Other
                         Lenders:            At the respective
                         addresses of such Lenders set forth in
                         Schedule I.

Any party may, by proper written notice hereunder to the other parties, change the address to which notices shall thereafter be sent to it. Notwithstanding anything to the contrary implied or expressed herein, the notice requirements herein (including the method, timing or deemed giving of any notice) is not intended to and shall not be deemed to increase the number of days or to modify the method of notice or to otherwise supplement or affect the requirements for any notice required or sent pursuant to any Legal Requirement (including, without limitation, any applicable statutory or law requirement), or otherwise given hereunder, that is not required under this Agreement or the other Loan Documents. The provisions of this Section 12.2 shall control over any conflicting contractual notice provisions contained in the Loan Documents.

          12.3 No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege hereunder or under the Notes or any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law or in any of the other Loan Documents.

          12.4 Expenses; Documentary Taxes; Indemnification. Borrower shall pay (a) all expenses of Agent, including reasonable fees and disbursements of legal counsel for Agent, in connection with the negotiation, documentation and closing of the Loan, and thereafter in connection with any waiver or consent hereunder or under the Loan Documents or any amendment, supplement or replacement of any of the Loan Documents, or any Default or alleged Default hereunder; and (b) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by Agent or any Lender, including fees and disbursements of legal counsel in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom (including, without limitation, any bankruptcy or other insolvency proceedings), fees of auditors and consultants incurred in connection therewith and investigation expenses incurred by Agent or any Lender in connection therewith; provided, however, that Borrower shall not be obligated to pay any such costs, expenses and legal fees of any Lender (other than Agent) in excess of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for each Lender. Borrower shall indemnify Agent and each Lender against any Taxes imposed by reason of the execution and delivery of this Agreement or the Notes. Borrower further shall indemnify each Lender and hold each Lender harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind including, without limitation, the reasonable fees and disbursements of counsel for Agent or any Lender (subject to the Two Thousand Five Hundred and No/100 Dollars ($2,500.00) limitation set forth above) in connection with any investigative, administrative or judicial proceeding, whether or not Agent or such Lender shall be designated a party thereto) which may be incurred by any Lender (or by Agent in connection with its actions as Agent hereunder), relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loan; provided that no Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, it being the intention hereby that a Lender or Agent shall be indemnified for the consequences of their negligence.
          12.5 Amendments and Waivers; Consent to Deviation. Any provision of this Agreement, the Notes or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (or by Agent on behalf of the Required Lenders if so authorized by them, or if authorized under the terms of this Agreement) and, if the rights or duties of Agent are affected thereby, by Agent.
          12.6 Survival. All representations, warranties and covenants made by Borrower herein or in any certificate or other instrument delivered by it or for its behalf under the Loan Documents shall be considered to have been relied upon by the Lenders and shall survive the delivery to the Lenders of such Loan Documents or the extension of any of the Loan (or any part thereof), regardless of any investigation made by or on behalf of the Lenders.
          12.7 Prior Understandings; No Defenses; Release; No Oral Agreements. This Agreement supersedes all other prior understandings and agreements, whether written or not, between the parties hereto relating specifically to the transactions provided for herein. Borrower confirms that there are no existing defenses, claims, counterclaims or rights of offset against the Lenders or Agent in connection with the negotiation, preparation, execution performance or any other matters related to this Agreement or any of the other Loan Documents executed as of the date hereof and any of the transactions contemplated thereby, and Borrower hereby expressly releases and discharges Agent and each Lender, and their officers and representatives, from any and all such claims, known or unknown. Borrower further confirms that neither Agent nor any of the Lenders have made any agreements with, or commitments or representations to, Borrower (either in writing or orally) other than as expressly stated herein or in the other Loan Documents executed as of the date hereof.
          THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          12.8 Limitation on Interest.
          (a) Notwithstanding anything herein or in the Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the Notes or any of the Loan Documents, or any interest contracted for, collected or received by the Lenders, or any of them exceed the Maximum Lawful Rate or the maximum amount of interest permitted under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, any of the Notes or the other Loan Documents shall involve exceeding the Maximum Lawful Rate ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Lawful Rate and if, for any reason whatsoever, Agent or any Lender shall receive, as interest, an amount which would be deemed unlawful such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if such Loan has been paid in full. Neither Borrower nor any guarantor or endorser shall have any action against Agent or any Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.
          12.9 Invalid Provisions. If any provision of the Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, the Loan Documents shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Documents a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.
          12.10     Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) Borrower shall not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties or obligation under this Agreement without the express prior written consent of the Required Lenders, and (ii) the Lenders may not assign or transfer any of their rights or interests in this Agreement, the Notes, the other Loan Documents or the Loan except in accordance with Section 11.14 and this Section 12.10. Prior to entering into any discussions with any potential participant or assignee of its interest in the Loan, the applicable Lender shall obtain Borrower's prior consent and shall cause such proposed participant or assignee to execute a confidentiality agreement to the same effect as that contained in Section 7.3 hereof.
          (b) Each Lender shall have the right, at any time and from time to time, to assign all or a part of its rights, interests and obligations under this Agreement and to sell or transfer to any Person a participation interest in such Lender's portion of the Loan, subject to and in accordance with the following provisions:
          (i) In the case of a participation, such Lender shall remain the "Lender" for all purposes under the Loan Documents (including without limitation any votes, elections or other decisions of the Lenders hereunder) and shall remain fully liable for its obligations hereunder, and Agent shall continue to deal directly and solely with such Lender under the Loan Documents and shall have no duty or obligation to deal with any participant in any manner (including without limitation, delivery of information or distribution of any funds to any participant).

          (ii) Borrower and Agent shall have given their prior written consent for such assignment or participation; provided that Borrower's consent shall not be unreasonably withheld or delayed with respect to an assignment or participation by Heller, and shall not be required during the continuance of a Default.

          (iii)     Any such assignment or participation
     must be to an Eligible Assignee.

          (c)  In addition to the conditions and
requirements set forth in Section 12.10(b), any assignment by any Lender shall be subject to the following conditions:

          (i) Each assignment shall be of a constant, and not a varying, percentage of all of the assigning
    Lender's rights and obligations under this Agreement.

          (ii) Heller's Loan Percentage shall not at any time be less than forty percent (40%), unless otherwise consented to in writing by Borrower; provided that Borrower's consent shall not be required after the occurrence and during the continuance of a Default.

          (iii)     At no time shall there be more than four
     (4) Lenders under this Agreement, and no assignment shall be made if as a result of such assignment there would be more than four (4) Lenders hereunder.

          (iv) The parties to any assignment shall execute and deliver to the Agent, for recording in the Register
     (as hereinafter defined), with a copy thereof to Borrower, an Assignment and Acceptance, substantially in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any of the Notes subject to such assignment.
     Upon execution of an Assignment and Acceptance, delivery by the transferor Lender of an executed copy thereof to Borrower and Agent (together with notice that payment of the purchase price, as hereinafter provided, shall have been made), and payment by such Purchaser to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchaser, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance (which effective date shall be at least five Business Days after the execution thereof), (A) the assignee thereunder shall be a party to this Agreement as a "Lender" hereunder and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 12.10(e) be released from its obligations under this Agreement, except for the confidentiality agreements contained in Section 7.3, which shall survive any such assignment, and any such other obligations which by their nature should survive any such assignment.
          (d) By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered to Lenders by Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee represents and warrants that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender; and (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.
          (e) Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Loan Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of Two Thousand and No/100 Dollars ($2,000.00).
          (f) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender), and Schedule I shall automatically be deemed revised to reflect the name, address, Loan Amount and Loan Percentage of the new Lender and the deletion of or changed information for the assigning Lender, and Agent shall deliver to Borrower and the Lenders, upon request by Borrower or any Lender, an amended Schedule I reflecting such changes. Within five (5) Business Days after receipt of such notice, Borrower, at the Lenders' expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note payable to the order of such Eligible Assignee in an amount equal to the amount assigned to such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrower.

          (g) Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under 4 of the Federal Reserve Act, 12 U.S.C. 1341. No such pledge or the enforcement thereof shall release the pledgor Lender rom its obligations hereunder or under any of the other Loan Documents.

          (h) Notwithstanding anything to the contrary contained herein, a Lender may not sell or participate any of its interests for a purchase price which, directly or indirectly, reflects a discount from face value (i.e., the aggregate outstanding principal portion of the Loan to be sold or participated plus accrued and unpaid interest thereon), without first offering such sale or participation to the other Lenders on a pro rata basis, in which event such other Lenders shall have thirty (30) days in which to elect whether to purchase the interest to be sold.

          (i) Notwithstanding anything to the contrary contained herein, no participant of a Lender or new Lender by assignment from an original Lender under this Agreement will be entitled to sell a participation interest in or assign all or a portion of its assigned interest or participation interest; provided, however, that a new Lender by assignment from a Lender under this Agreement will be entitled to (A) sell a participation interest in its Loan Percentage subject to and upon the terms and conditions of this
Section    12.10, and (B) assign its entire interest in the Loan
to
one assignee or fifty percent (50%) of its interest in the Loan to not more than two assignees, subject to and upon the terms and conditions of this Section 12.10 (including without limitation
Section 12.10(c)(iii)).
          (j) Any participant or new Lender hereunder shall agree in writing to keep in confidence any financial information regarding Borrower and its Affiliates that such Purchaser or Participant may receive as provided in Section 7.3.
          (k) Borrower shall execute, acknowledge and deliver a certificate substantially in the form attached hereto as Exhibit G upon the request of a Lender to satisfy a prospective Eligible Assignee that the indebtedness (or interest therein) under the Loan to be purchased or participated is outstanding in accordance with the terms and provisions contained herein and in the other Loan Documents pertaining thereto; provided that after September 20, 1995, Borrower shall not be obligated to deliver such a certificate more than five (5) times in any twelve month period.
         12.11     Lenders' Right To Perform Borrower's
Obligations.

          (a) If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then at any time thereafter, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse the Lenders may have because of same, Agent on behalf of the Lenders, may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to take all such action with respect to the Assigned Loans or the Mortgaged Property, as it may reasonably deem necessary or appropriate; provided, however, if no Event of Default is then in existence and Agent does not in good faith believe that immediate action must be taken in order to protect the Lenders' Liens or the security intended to be created by the Loan Documents, then prior to making any such payment or performing any such act, Agent shall give Borrower notice thereof and a ten (10) day period to make any such payment or perform such act before Agent does so. If Agent shall elect to pay such sums due with reference to the Assigned Loans or the Mortgaged Property, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.
Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance or claim before making an advance for the purpose of preventing or removing the same. Agent shall give notice (by telephone or other means permitted herein) to the Lenders of all costs and expenses to be incurred or previously incurred by Agent in enforcing its rights under this Agreement or this Section 12.11. Not later than 12:00 noon (Chicago, Illinois time) on the date which is ten (10) Business Days after any such Lender receives such notice, such Lender shall make available its Loan Percentage of such costs and expenses in Federal funds immediately available in Chicago, Illinois to Agent at its Chicago, Illinois address shown in Schedule I; provided, however, that such Lender shall use its best efforts to make available its Loan Percentage of such costs and expenses, in Federal funds immediately available in Chicago, Illinois to Agent at its Chicago, Illinois address within three (3) Business Days after it receives such notice. In the event that any funds so received by Agent from the Lenders are not used for the purposes collected, Agent shall promptly return any such funds to the Lenders who remitted same.

(b) Borrower shall indemnify the Lenders for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Agent pursuant to the provisions of this Section
12.11 or by reason of any other provision in the Loan Documents. All sums paid by the Lenders pursuant to this Section 12.11 or such other provision of the Loan Documents, and all other sums expended by the Lenders to which they shall be entitled to be indemnified, together with interest thereon at the interest rate from time to time in effect with respect to the Notes, shall constitute additions to the Obligations, shall be secured by the Liens created by the Loan Documents and shall be paid by Borrower to the Lenders upon demand.

          12.12 Senior Debt. The indebtedness of Borrower hereunder and under the Notes and all of the Obligations is intended to be and shall be senior to any other subordinated indebtedness of Borrower or any other indebtedness of Borrower secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply the Lenders' consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Notes and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Document, shall never be in a position subordinate to any Debt of Borrower owing to any other Person, except with the knowledge and prior written consent of the Required Lenders.
          12.13 Construction. The parties hereto acknowledge and agree that neither this Agreement nor any other Loan Document shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiations and preparation of this Agreement and the other Loan Documents.

          12.14 Inconsistent Provisions. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall control.

          12.15 APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND ALL THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS,
EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES, RELATED TO ANY PART OF THE COLLATERAL.

          12.16 VENUE. BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THE LOAN, THIS AGREEMENT OR THE LOAN DOCUMENTS SHALL BE LITIGATED, AT AGENT'S AND LENDERS' SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER IRREVOCABLY APPOINTS AND DESIGNATES C T CORPORATION SYSTEM, WHOSE ADDRESS IS BORROWER, C/O C T CORPORATION SYSTEM, 208
S. LASALLE STREET, CHICAGO, ILLINOIS 60604, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREES THAT SERVICE OF SUCH PROCESS UPON BORROWER SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON BORROWER. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, BORROWER SHALL, WITHIN TEN (10) DAYS AFTER AGENT'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON ITS BEHALF AND WITHIN SUCH PERIOD NOTIFY AGENT AND LENDERS OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, AGENT SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY AGENT OR ANY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.
          12.17 JURY TRIAL WAIVER. BORROWER, AGENT AND THE LENDERS EACH BY ITS ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER, AGENT AND EACH LENDER, AND BORROWER ACKNOWLEDGES THAT NO LENDER, AGENT NOR ANY PERSON ACTING ON BEHALF OF SUCH PARTIES HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER, AGENT AND LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND LENDERS FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.
          12.18 Counterparts. This Agreement and all amendments hereto, and all the other Loan Documents may be executed in any number of original counterparts, each of which when so executed and delivered shall be an original, and all of which, collectively, shall constitute one and the same agreement, it being understood and agreed that the signature pages may be detached from one or more counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals any be assembled.
          12.19 Recourse. Except as provided in the Agreement of Parent and the Stock Pledge Agreement, each of even date herewith and executed by AMRESCO in favor of Agent and Lenders, recourse under this Agreement and the other Loan Documents is limited to the assets and property of Borrower and, except as set forth in said Agreement of Parent and Stock Pledge Agreement, no shareholder, officer, director or employee of Borrower shall be liable for any of the Obligations and Agent and Lenders shall look solely to the assets of Borrower for satisfaction thereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers effective as of the Closing Date.
                             BORROWER:
                                   AMRESCO NEW ENGLAND, INC., a
                                   Delaware corporation



By:____________________________
                                        Thomas J. Andrus,
                                        Treasurer
                                   OAK CLIFF FINANCIAL, INC., a
                                   Delaware corporation



By:____________________________
                                        Thomas J. Andrus,
                                        Treasurer


                              AGENT AND LENDER:
                                   HELLER FINANCIAL, INC., a
                                   Delaware corporation


By:____________________________

EXHIBIT A
                 OPEN-END MORTGAGE, ASSIGNMENT,
            SECURITY AGREEMENT AND FINANCING STATEMENT


      THIS OPEN-END MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage"), dated as of the date stated on the signature page hereto, is executed by Mortgagor for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Mortgagor.


       ARTICLE 1 - Certain Definitions; Granting Clauses; Secured
                      Indebtedness

      Section 1.1.  Certain Definitions and Reference Terms.   In
addition to other terms defined herein, each of the following terms shall have the meaning assigned to it:

      "Agent":   Heller Financial, Inc., a Delaware  corporation,
and any successor Agent under Loan Agreement.

       "Mortgagor":   AMRESCO  New  England,  Inc.,  a   Delaware
corporation.

      "Lender":   Heller Financial, Inc., a Delaware corporation,
its   successors,  legal  representatives,  agents  and  assigns, whether one or more.

     "Loan Agreement":  That certain Term Loan Agreement dated as of July 18, 1995, executed by and among Oak Cliff Financial, Inc., Mortgagor and Lender, as the same may be modified or amended from time to time.
     "Promissory Note": That certain Promissory Note dated as of July 18, 1995, in the face amount of $27,500,000, executed by Mortgagor and Oak Cliff Financial, Inc., payable to the order of Lender, and finally maturing on July 31, 1998.
      Section 1.2. Mortgaged Property. Mortgagor does hereby GRANT unto Agent, on behalf and for the benefit of Lender and each Holder (as hereinafter defined), and their successors and assigns, forever, with MORTGAGE COVENANTS, the following:
(a) the real estate known as Greenfield Road, New Boston, Hillsborough County, New Hampshire, (herein called the "Land") as more particularly described in Exhibit A which is attached hereto and incorporated herein by reference, and (i) all buildings, structures and other improvements now or hereafter situated or to
be   situated   on   the   Land  (herein  together   called   the
"Improvements"); and (ii) all right, title and interest of Mortgagor in and to (1) all streets, roads, alleys, easements, rights-of-way or use, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements; (2) any strips or gores between the
Land  and abutting or adjacent properties; and (3) all water  and
water   rights,  timber,  crops  and  mineral  interests  on   or
pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the "Premises"); (b) all fixtures, equipment, systems, machinery, furniture, furnishings, inventory,
goods,   building  and  construction  materials,  supplies,   and
articles of personal property, of every kind and character, now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy, maintenance or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the "Accessories," all of which are hereby declared to be permanent accessions to the Land); (c) all (i) plans and specifications for the Improvements; (ii) Mortgagor's rights, but not liability for any breach by Mortgagor, under all commitments, insurance policies and other contracts and general intangibles (including but not limited to trademarks, trade names and symbols) related to  the  Premises  or  the Accessories or the operation  thereof;
(iii)  deposits (including but not limited to Mortgagor's  rights in tenants' security deposits, deposits with respect to utility services to the Premises, and any deposits or reserves hereunder or under any other Loan Document for taxes, insurance or otherwise), money, accounts, instruments, documents, notes and chattel paper arising from or by virtue of any transactions related to the Premises or the Accessories; (iv) permits,
licenses,   franchises,  certificates  and   other   rights   and
privileges  obtained  in  connection with  the  Premises  or  the
Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories; (vi) oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, and the proceeds thereof; and
(vii)  engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest; and (d) all (i) proceeds of or arising from the properties, rights, titles and interests referred to above in this Article 1, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and proceeds arising out of any damage thereto; and (ii) other interests of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Article 1 and all property used or useful in connection therewith, including but not limited to hereditaments, appurtenances, profits and rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Mortgagor in any of the property referred to above in this Article 1 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Mortgagor in or to the property demised under the lease creating the leasehold estate by reason of the exercise of options thereunder or by reason of amendment, modification, supplement, extension or renewals of said lease and all rights and benefits or whatsoever nature derived or to be derived by virtue of said lease, including, without limitation,  the  right to  exercise  options,  to  give consents
and to modify, amend, terminate or surrender such lease; TO   HAVE
AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the "Mortgaged Property"), unto Agent, on behalf and for the benefit of Lender and each Holder, and their successors or assigns, subject, however, to the terms, provisions and conditions herein set forth.

      Section 1.3. Security Interest. Mortgagor hereby grants to Agent, on behalf and for the benefit of Lender and each a first security interest in all of the Mortgaged Property which constitutes personal property or fixtures (herein sometimes collectively called the "Collateral"). In addition to its rights hereunder or otherwise, Agent and each Holder shall have all of the rights of a secured party under the New Hampshire Uniform Commercial Code or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law. Information concerning the security interest created hereby may be obtained from Agent, as secured party, at the address of Agent stated at the end of this Mortgage. The mailing address of Mortgagor is as stated at the end of this Mortgage.

      Section 1.4. Notes, Loan Documents, Other Obligations. This Mortgage is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness and liabilities: (a) the Promissory Note and all other notes given in substitution therefor or in modification, renewal, extension or restatement thereof, in whole or in part, including, without limitation, all of the promissory notes which may be issued in replacement of such Promissory Note or subsequent notes pursuant to
Section 12.10 of the Loan Agreement (such notes, as from time to time supplemented, amended, or modified and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, being hereinafter collectively called the "Note", and Lender, or the subsequent holder or holders at the time in question of the Note, or any of them, or any part thereof or interest therein, or any of the secured indebtedness, as hereinafter defined, being herein called "Holder"); (b) all indebtedness and other obligations owed to Holder now or hereafter incurred or arising pursuant to or permitted by the provisions of the Note, this Mortgage, or any other document now or hereafter evidencing, governing, guaranteeing or securing the secured indebtedness, as hereinafter defined, or any part thereof or otherwise executed in connection with the loan evidenced by the Note, including but not limited to the Loan Agreement, any other loan or credit agreement, tri-party financing agreement or other agreement between Mortgagor and Holder, or among Mortgagor, Holder and any other party or parties, pertaining to the repayment or use of the proceeds of the loan evidenced by the Note (the Note, this Mortgage, the Loan Agreement and such other documents, as they or any of them may have been or may be from time to time supplemented, amended or modified, being herein sometimes collectively called the "Loan Documents"); and (c) all other debts, obligations and liabilities of Mortgagor of every kind and character now or hereafter existing in favor of Holder, including prepayment charges, if any, and any advances, disbursements, payments and reimbursements made and charges or costs incurred by Agent or any Lender pursuant to the terms of any of the Loan Documents, (even if the aggregate amount of the secured indebtedness, as hereinafter defined, outstanding at any one time exceeds the face amount of the
Note), it being contemplated that Mortgagor may hereafter become indebted to Holder for such further debts, obligations and liabilities; provided, however, and notwithstanding the foregoing provisions of this clause (c), this Mortgage shall not secure any such other loan, advance, debt, obligation or liability with respect to which Holder is by applicable law prohibited from obtaining a lien on real estate. The indebtedness referred to in this Section 1.4, and all renewals, extensions and modifications thereof, and all substitutions therefor, in whole or in part, are hereinafter sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby."


        ARTICLE 2 - Representations, Warranties and Covenants

      Section  2.1.  In addition and supplemental to  the  Mortgage
Covenants,   Mortgagor  represents,  warrants,  and  covenants   as
follows:

      (a) Payment and Performance. Mortgagor will make due and punctual payment of the secured indebtedness. Mortgagor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Mortgage and the other Loan Documents and will not permit a default to occur hereunder or thereunder. Time shall be of the essence in this Mortgage with respect to all of Mortgagor's obligations hereunder.

      (b) Title and Permitted Encumbrances. Mortgagor has, in Mortgagor's own right, and Mortgagor covenants to maintain, lawful, good, indefeasible, clear record and marketable title in fee to such of the Mortgaged Property as is real property, and good and marketable title to the remainder of the Mortgaged Property, free and clear of all liens, security interests, and encumbrances except for Permitted Encumbrances (as defined in the Loan Agreement). Mortgagor will warrant and defend title to the Mortgaged Property, to Holder, subject as aforesaid, against the claims and demands of all persons claiming or to claim the same or any part thereof. Mortgagor will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Holder. With respect to each Mortgagor who is an individual, no part of the Mortgaged Property constitutes his or her homestead of any type or character. If any right or interest of Holder in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Holder (whether or not named as a party to legal proceedings with respect thereto), is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Holder, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Holder, and Holder shall be subrogated to all rights of the person receiving such payment.
      (c) Insurance. Upon request by Holder, Mortgagor shall obtain and maintain at Mortgagor's sole expense: (i) mortgagee title insurance issued to Holder covering the Premises as required by Holder; (ii) insurance with respect to all insurable Mortgaged Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such hazards as are presently included in so-called "extended coverage" and against such other insurable hazards as Holder may require, in an amount not less than 100% of the full replacement cost if available in the market place, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Mortgagor and Holder from becoming a coinsurer, such insurance to be in Builder's Risk (non-reporting) form during and with respect to any construction on the Premises; (iii) if and to the extent the Premises are in a flood prone area, a federal flood insurance policy in an amount equal to the lesser of the aggregate principal face amount of the Note or the maximum amount available; and (iv) such other insurance on the Mortgaged Property as may from time to time be required by Holder and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. Such property insurance with respect to the Mortgaged Property may be part of a "blanket" insurance policy covering all property of Mortgagor. All insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, and in form satisfactory to Holder, and shall require not less than thirty (30) days' prior written notice to Holder of any cancellation or change of coverage. Without limiting the discretion of Holder with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Mortgaged Property shall contain a standard mortgagee clause (without contribution) naming Holder as mortgagee with loss proceeds payable to Holder. The originals of each initial insurance policy (or to the extent permitted by Holder, a copy of the original policy and a satisfactory certificate of insurance), or in the case that the Mortgaged Property is insured as part of a blanket policy evidence that the Mortgaged Property is covered thereby, shall be delivered to Holder upon request, with premiums fully paid, and each renewal or substitute policy (or certificate) shall be delivered to Holder, with premiums fully paid, at least ten (10) days before the termination of the policy it renews or replaces. Mortgagor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Holder evidence satisfactory to Holder of the timely payment thereof. If any loss occurs at any time when Mortgagor has failed to perform Mortgagor's covenants and agreements in this Section, Holder shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Mortgagor, to the same extent as if it had been made payable to Holder. Upon any foreclosure hereof or transfer of title to the Mortgaged Property in extinguishment of the whole or any part of the secured indebtedness, all of Mortgagor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Holder shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Mortgaged Property, and the expenses incurred by Holder in the adjustment and collection of insurance proceeds shall be a part of the secured indebtedness and shall be due and payable to Holder on demand. Holder shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for failure to see to the proper application of any amount paid over to Mortgagor. Any such proceeds received by Holder shall, after deduction therefrom of all reasonable expenses actually incurred by Holder, including attorneys' fees, at Holder's option be (1) released to Mortgagor, or (2) applied (upon compliance with such terms and conditions as may be required by Holder) to repair or restoration, either partly or entirely, of the Mortgaged Property so damaged, or (3) applied to the payment of the secured indebtedness in such order and manner as Holder, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the secured indebtedness shall remain in full force and effect and the payment thereof shall not be excused.

      (d) Reserve for Insurance, Taxes and Assessments. Upon request of Holder at any time after a Default, to secure Mortgagor's obligations referred to below, but not in lieu of such obligations, Mortgagor will deposit with Holder a sum equal to ad valorem and/or real estate taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Holder and prorated to the end of the calendar month following the month during which Holder's request is made, and thereafter will deposit with Holder, on each date when an installment of principal and/or interest is due on the Note, sufficient funds (as estimated from time to time by Holder) to permit Holder to pay at least fifteen (15) days prior to the due date thereof, the next maturing ad valorem and/or real estate taxes, assessments and charges and premiums for such policies of insurance. Holder shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Holder for future use, applied to any secured indebtedness or refunded to Mortgagor, at Holder's option, and any deficiency in such funds so deposited shall be made up by Mortgagor upon demand of Holder. All such funds so deposited shall bear no interest, may be mingled with the general funds of Holder and shall be applied by Holder toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Holder by Mortgagor (which statements shall be presented by Mortgagor to Holder a reasonable time before the applicable amount is due); provided, however, that, if an Event of Default shall have occurred hereunder, such funds may at Holder's option be applied to the payment of the secured indebtedness in the order provided by Section 10.11 of the Loan Agreement, and that Holder may at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Mortgagor's interest in the Mortgaged Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Mortgagor's interest in and rights to such funds held by Holder under this paragraph but subject to the rights of Holder hereunder.
      (e) Condemnation. Mortgagor shall notify Holder immediately of any threatened or pending proceeding for condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Mortgagor shall, at Mortgagor's expense but consistent with the provisions of Section 7.7 of the Loan Agreement, diligently prosecute any such proceedings. Holder shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Subject to Section 7.12 of the Loan Agreement, Holder shall be entitled to receive all sums which may be awarded or become payable to Mortgagor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Mortgagor for injury or damage to the Mortgaged Property. Mortgagor shall, promptly upon request of Holder, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Holder to collect and receipt for any such sums. All such sums are hereby assigned to Holder, and shall, after deduction therefrom of all reasonable expenses actually incurred by Holder, including attorneys' fees, at Holder's option be applied in accordance with Section 7.12 of the Loan Agreement. In any event the unpaid portion of the secured indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Holder shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Mortgagor. Holder is hereby authorized, in the name of Mortgagor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree.

      (f) Compliance with Legal Requirements. To Borrower's knowledge, no part of the Mortgaged Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Mortgagor has or shall obtain and preserve in force all requisite zoning, utility, building, health and operating permits from the governmental authorities having jurisdiction over the Mortgaged Property. If Mortgagor receives a notice or claim from any person that the Mortgaged Property, or the use, operation or maintenance thereof, is not in compliance with any Legal Requirement, Mortgagor will promptly furnish a copy of such notice or claim to Holder.

      (g) Maintenance, Repair and Restoration. Mortgagor will maintain the Mortgaged Property consistent with the requirements of
Section 7.7 of the Loan Agreement. Notwithstanding the foregoing, Mortgagor will not, without the prior written consent of Holder, make any structural alteration to the Mortgaged Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Mortgagor shall give prompt notice thereof to Holder and Mortgagor shall deal with the Mortgaged Property consistent with the provisions of Section 7.7 of the Loan Agreement.

      (h) No Other Liens. Mortgagor will not, without the prior written consent of Holder, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Mortgage, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged
Property without the prior written consent of Holder, Mortgagor will cause the same to be promptly discharged and released. Mortgagor will own all parts of the Mortgaged Property and will not acquire any fixtures, equipment or other property forming a part of the Mortgaged Property pursuant to a lease, license or similar agreement, without the prior written consent of Holder. If Holder consents to the voluntary grant by Mortgagor of any lien, security interest, or other encumbrance (hereinafter called "Subordinate Mortgage") covering any of the Mortgaged Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Mortgage; (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (hereinafter defined) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Holder; (3) Rents (hereinafter defined), if collected by or for the holder of the Subordinate Mortgage, shall be applied first to the payment of the secured indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Holder may determine, prior to being applied to any indebtedness secured by the Subordinate Mortgage; and (4) written notice of default under the Subordinate Mortgage and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Mortgage shall be given to Holder with or immediately after the occurrence of any such default or commencement.

      (i) Operation of Mortgaged Property. Mortgagor will operate the Mortgaged Property consistent with the provisions of Section
7.7 of the Loan Agreement and will pay all fees or charges of any kind in connection therewith. Mortgagor will not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Mortgagor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Mortgagor will not impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, if any such action would impair the value of the Mortgaged Property. Mortgagor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened. Without the prior written consent of Holder, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Mortgagor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid. Notwithstanding the foregoing, Holder will take no remedial action with respect to Mortgagor's failure to comply with this Section 2.1(j) if its failure to so comply could not have a material adverse effect on the Mortgaged Property or the financial condition or operation of Borrower together with its subsidiaries taken as a whole.
     (j) Status of Mortgagor. Mortgagor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter called the "Code"), Sections 1445 and 7701 (i.e. Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder). The loan evidenced by the Note is solely for business purposes, and is not for personal, family, household or agricultural purposes. Mortgagor's principal place of business and chief executive office, and the place where Mortgagor keeps its books and records concerning the Mortgaged Property has for the preceding four months been and will continue to be (unless Mortgagor notifies Holder of any change in writing prior to the date of such change) the address of Mortgagor set forth at the end of this Mortgage.
     (k)  Environmental.
     (i) Current Status. The Mortgaged Property and Mortgagor are not in violation of or subject to any existing, pending or, to the best knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (such laws as they now exist or are hereafter enacted and/or amended are hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, hereinafter called "RCRA"),
N.H. RSA 130-A (Lead Paint), N.H. RSA 141-E (Asbestos Management and Control), N.H. RSA 146-A (Oil Spillage in Public Waters), N.H. RSA 146-C (Underground Storage Tanks and Facilities), N.H. RSA 147A (Hazardous Waste Management), N.H. RSA 147-B (Cleanup fund), N.H. RSA 147-C (Hazardous Waste Facility Review), N.H. RSA 147-D (Hazardous Waste Fee), N.H. RSA 149-M (Solid Waste Management), N.H. RSA 485-A (Sewage Disposal), N.H. RSA 485 (Safe Drinking Water
Act), N.H. RSA 485-C (Groundwater Protection Act), N.H. RSA 482 (Well Protection), N.H. RSA 482-A (Wetlands), N.H. RSA 483-B (Shoreland Protection Act), NH RSA 483 (Rivers Protection Act) (as amended from time to time, hereinafter, whether one or more, called the "New Hampshire Environmental Statutes"), as each may be amended from time to time, and this representation will continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property and Mortgagor. Mortgagor has not obtained and is not required to obtain any permit, license or other authorization to construct, occupy, operate or use any of the Improvements or Accessories by reason of any Applicable
Environmental Laws. There is no storage tank or similar vessel situated on or under the surface of the Land which would violate the Applicable Environmental Laws, unless otherwise disclosed to Agent. Mortgagor undertook, at the time of acquisition of the Mortgaged Property, all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice. Mortgagor has taken all steps necessary to determine and has determined that no hazardous substances or solid wastes are present, have been disposed of or otherwise released on or to the Mortgaged Property. The use which Mortgagor (and each tenant or other occupant) makes and intends to make of the Mortgaged Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property. There is not present in the Mortgaged Property any asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Environmental Laws. The terms "hazardous substance" and "release" as used in this Mortgage shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, that if either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply hereunder subsequent to the effective date of such amendment and provided further, to the extent that the laws of New Hampshire establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply to that portion of the Mortgaged Property located in such state(s).

      (ii) Future Performance. Mortgagor will not cause or permit the Mortgaged Property or Mortgagor to be in violation of, or do anything or permit anything to be done which will subject the
Mortgaged Property to any remedial obligations under, any Applicable Environmental Laws, including without limitation CERCLA, RCRA, and the New Hampshire Environmental Statutes, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property. Mortgagor will promptly notify Holder in writing of any existing, pending or, to the best knowledge of Mortgagor, threatened investigation or inquiry by any governmental authority in connection with any Applicable Environmental Laws. Mortgagor will take all steps necessary to determine that no hazardous substances or solid wastes are present or have been disposed of or otherwise released on or to the Mortgaged Property. Mortgagor will not cause or permit the storage, disposal or other release of any hazardous substance or solid waste on or to the Mortgaged Property and Mortgagor covenants and agrees to keep or cause the Mortgaged Property to be kept free of any hazardous substance or solid waste and to remove the same (or if removal is not required by law, to take whatever action is required by law) promptly upon discovery, at Mortgagor's sole expense. Mortgagor will not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, asbestos, material containing asbestos which is or may become friable or material containing asbestos deemed hazardous by Applicable Environmental Laws, and, if any such asbestos or material containing asbestos exists in or on the Mortgaged Property, whether installed by Mortgagor or others, Mortgagor will remove the same (or if removal is not required by law, will take whatever action is required by law, including without limitation implementing any required operation and maintenance program) promptly upon discovery and at Mortgagor's sole expense. Without limitation of Holder's rights to declare a default hereunder and to exercise all remedies available by reason thereof, if Mortgagor fails to comply with or perform any of the foregoing covenants and obligations, Holder may (without any obligation, express or implied) remove any hazardous substance, solid waste, asbestos or material containing asbestos from the Mortgaged Property (or if removal is not required by law, take whatever action is required by law including without limitation implementing any required operation and maintenance program) and the cost of the removal or such other action shall be a demand obligation owing by Mortgagor to Holder (which obligation Mortgagor hereby promises to pay) pursuant to this Mortgage. Mortgagor grants to Holder and its agents, employees, contractors and consultants access to the Mortgaged Property and the license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to remove the hazardous substance, solid waste, asbestos or material containing asbestos (or if removal is not required by law, to take whatever action is required by law including without limitation implementing any required operation and maintenance program) and agrees to indemnify and save Holder harmless from all costs and expenses involved therewith. Upon Holder's reasonable request, at any time and from time to time during the existence of this Mortgage, Mortgagor will provide at Mortgagor's sole expense an inspection or audit of the Mortgaged Property from an engineering or consulting firm approved by Holder, indicating the presence or absence of hazardous substances, solid waste, asbestos or material containing asbestos on the Mortgaged Property. If Mortgagor fails to provide same after ten (10) days' notice, Holder may order same, and Mortgagor grants to Holder and its employees, agents, contractors and consultants access to the Mortgaged Property and a license (which is coupled with an interest and irrevocable while this Mortgage is in effect) to perform inspections and tests, including but not limited to the taking of soil borings and groundwater samples. The cost of such inspections and tests shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Holder pursuant to this Mortgage.

      (l) Further Assurances. Mortgagor will, promptly on request of Holder, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Mortgage or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Holder to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Holder to enable
Holder to comply with the requirements or requests of any agency having jurisdiction over Holder or any examiners of such agencies with respect to the indebtedness secured hereby, Mortgagor or the Mortgaged Property. Mortgagor shall pay all reasonable costs connected with any of the foregoing.

      (m) Fees and Expenses; Indemnification. Mortgagor shall pay all expenses and reimburse Holder for all expenditures, including reasonable attorney's fees and expenses, incurred or expended in connection with (i) the breach by Mortgagor of any covenant, agreement, warranty or condition contained herein or in any other Loan Document, (ii) Holder's exercise of any of its rights and remedies hereunder or under any other Loan Document or Holder's protection of the Mortgaged Property or Holder's liens and security interests therein, or (iii) any amendments to this Mortgage, the Note or any other Loan Document or any matter requested by Mortgagor or any approval required hereunder. Mortgagor will indemnify and hold harmless Holder (for purposes of this paragraph, the term "Holder" shall include the directors, officers, partners, employees and agents of Holder, and any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Holder) from and against, and reimburse them for, all claims, demands, liabilities, losses, damages (including without limitation consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) which may be imposed upon, asserted against or incurred or paid by Holder by reason of, on account of, in connection with, or arising out of:
(a) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever; (b) any act performed or omitted to be performed hereunder or the breach of any representation or warranty herein;
(c) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Mortgaged Property or with this Mortgage or any other Loan Document; (d) the breach of any representation or warranty of Mortgagor as set forth herein regarding asbestos, material containing asbestos or Applicable Environmental Laws; (e) the failure of Mortgagor to perform any obligation herein required to be performed by Mortgagor regarding asbestos, material containing asbestos or Applicable Environmental Laws; (f) any violation on or before the Release Date (as hereinafter defined) of any Applicable Environmental Law in effect on or before the Release Date; (g) the removal of hazardous substances or solid wastes from the Mortgaged Property (or if removal is prohibited by law, the taking of whatever action is required by law); (h) the removal of asbestos or material containing asbestos from the Mortgaged Property (or if removal is prohibited by law, the taking of whatever action is required by law including without limitation the implementation of any required operation and maintenance program); (i) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on the Mortgaged Property or release from the Mortgaged Property of hazardous substances, solid wastes, asbestos or material containing asbestos on or prior to the Release Date), resulting from or in connection with the ownership, construction, occupancy, operation, use and/or maintenance of the Mortgaged Property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence; and (j) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous substance, solid waste, asbestos or material containing asbestos located upon or migrating into, from or through the Mortgaged Property (whether or not any or all of the foregoing was caused by Mortgagor or its tenant or subtenant, or a prior owner of the Mortgaged Property or its tenant or subtenant, or any third party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation or disposal of such substance, waste, asbestos or material containing asbestos or the mere presence of such substance, waste, asbestos or material containing asbestos on the Mortgaged Property). Without limitation, the foregoing indemnities shall apply to each indemnified party with respect to claims, demands, losses, damages (including consequential damages), liabilities, causes of action, judgments, penalties, costs and expenses (including attorneys' fees and court costs) which in whole or in part are caused by or arise out of the ordinary negligence of such (and/or any other) indemnified party. However, such indemnities shall not apply to a particular indemnified party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that indemnified party. The "Release Date" as used herein shall mean the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured hereby have been paid and performed in full and this Mortgage has been released, or (ii) the date on which the lien of this Mortgage is foreclosed or a conveyance by deed in lieu of such foreclosure is fully effective; provided, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Mortgage but will survive the Release Date, foreclosure of this Mortgage or conveyance in lieu of foreclosure, and the repayment of the secured indebtedness and the discharge and release of this Mortgage and the other documents evidencing and/or securing the secured indebtedness. Any amount to be paid under this paragraph by Mortgagor to Holder shall be a demand obligation owing by Mortgagor (which Mortgagor hereby promises to pay) to Holder pursuant to this Mortgage. Nothing in this paragraph, elsewhere in this Mortgage or in any other Loan Document shall limit or impair any rights or remedies of Holder against Mortgagor or any third party under Applicable Environmental Laws, including without limitation any rights of contribution or indemnification available thereunder.
      (n) Taxes on Note or Mortgage. Mortgagor will promptly pay all income, franchise and other taxes owing by Mortgagor and any stamp taxes or other taxes (unless such payment by Mortgagor is prohibited by law) which may be required to be paid with respect to the Note, this Mortgage or any other instrument evidencing or securing any of the secured indebtedness. In the event of the enactment after this date of any law of any governmental entity applicable to Holder, the Note, the Mortgaged Property or this Mortgage deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Holder the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Mortgage or the indebtedness secured hereby or
Holder,  then,  and in any such event, Mortgagor,  upon  demand  by
Holder, shall pay such taxes, assessments, charges or liens, or reimburse Holder therefor; provided, however, that if in the opinion of counsel for Holder (i) it might be unlawful to require Mortgagor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Holder may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to be and become due and payable sixty
(60) days from the giving of such notice.
      (o) Payment of Real Estate Taxes. Subject to Section 7.5 of the Loan Agreement, Mortgagor will promptly pay when due all taxes, assessments, charges or liens of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Mortgaged Property or against the interest of Holder in the Mortgaged Property.
      Section 2.2. Performance by Holder on Mortgagor's Behalf. Mortgagor agrees that, if Mortgagor fails to perform any act or to take any action which under any Loan Document Mortgagor is required to perform or take, or to pay any money which under any Loan Document Mortgagor is required to pay, and whether or not the failure then constitutes a default hereunder or thereunder, and whether or not there has occurred any default or defaults hereunder or the secured indebtedness has been accelerated, Holder, in Mortgagor's name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Holder and any money so paid by Holder shall be a demand obligation owing by Mortgagor to Holder (which obligation Mortgagor hereby promises to pay), shall be a part of the indebtedness secured hereby, and Holder, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Holder shall have the right to enter upon the Mortgaged Property for any such purposes. No such payment or performance by Holder shall waive or cure any default or waive any right, remedy or recourse of Holder. Any such payment may be made by Holder in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Mortgagor to Holder pursuant to this Mortgage shall bear interest, from the date such amount becomes due until paid, at the rate per annum provided in the Note for interest on past due principal owed on the Note but never in excess of the maximum nonusurious amount permitted by applicable law; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the indebtedness secured hereby. The amount and nature of any expense by Holder hereunder and the time when paid shall be fully established by the certificate of Holder or any of Holder's officers or agents.

     Section 2.3. Absence of Obligations of Holder with Respect to Mortgaged Property. Notwithstanding anything in this Mortgage to the contrary, including, without limitation, the definition of "Mortgaged Property" and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Mortgaged Property is composed of Mortgagor's rights, title and interests therein but not Mortgagor's obligations, duties or liabilities pertaining thereto, (ii) Holder neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in connection with the definition of "Mortgaged Property" herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of a deed of lieu of foreclosure or otherwise, and (iii) Holder may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Holder's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Holder shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Holder elects otherwise by written notification.


                   ARTICLE 3 - Assignment of Rents

     Section 3.1. Assignment of Rents, Etc. Mortgagor does hereby absolutely and unconditionally assign, transfer and set over to Holder all Rents (hereinafter defined), to be applied by Holder in payment of the secured indebtedness, and the rights (but not the obligations) of Mortgagor under any Leases (hereinafter defined). Notwithstanding any provision of this Mortgage or any Loan Document which might be construed to the contrary, the assignment in this
Section is an absolute assignment and not merely a security interest; however, Holder's rights as to the assignment shall be exercised only upon the occurrence of an Event of Default. Prior to an Event of Default, Mortgagor shall have a license to collect and receive all Rents as trustee for the benefit of Holder and Mortgagor, and Mortgagor shall apply the funds so collected first to the payment of the secured indebtedness in such manner as Holder elects and thereafter to the account of Mortgagor. Upon the occurrence of an Event of Default hereunder, Holder shall have the right, power and privilege (but shall be under no duty) to terminate such license, and upon such termination, Holder shall be entitled to immediate possession of all Rents regardless of the value of the security for the secured indebtedness and regardless of whether Holder has initiated any action to take possession of any portion of the Mortgaged Property. In the event that a court of competent jurisdiction determines that, notwithstanding the expressed intent of the parties, Holder's interest in the Rents constitutes a lien on or security interest in or pledge of the Rents, it is agreed and understood that a notice to Mortgagor after the occurrence of an Event of Default, advising Mortgagor of the revocation of Mortgagor's license to collect such Rents, shall be sufficient action by Holder to (i) perfect such lien on or security interest in or pledge of the Rents, (ii) take possession of the Rents, and (iii) entitle Holder to immediate and direct payment of the Rents, for application as provided in this Mortgage, all without the necessity of any further action by Holder, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Mortgaged Property. Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Holder upon written demand by Holder, without further consent of Mortgagor and regardless of whether Holder has taken possession of any other portion of the Mortgaged Property, and the tenants may rely upon any written statement delivered by Holder to the tenants. Any such payment to Holder shall constitute payment to Mortgagor under the Leases, and Mortgagor hereby appoints Holder as Mortgagor's lawful attorney-in-fact for giving, and Holder is hereby empowered to give, acquittances to any tenants for such payments to Holder after an Event of Default. Upon request by Holder, Mortgagor shall deliver to Holder executed originals of all Leases and copies of all records relating thereto. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Holder. The assignment contained in this Section shall become null and void upon the release of this Mortgage. As used herein: (i) "Lease" means any existing or future lease, sublease or other agreement under the terms of which any person has or acquires any right to occupy or use the Mortgaged Property, or any part thereof, or interest therein, and all extensions, renewals, modifications and replacements thereof; and (ii) "Rents" means all of the rents, revenue, income, profits and proceeds to be derived from the Mortgaged Property or arising from the use of enjoyment of any portion thereof or from any Lease, including but not limited to liquidated damages following default under any such Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Mortgagor's rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable Debtor Relief Law, together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Mortgaged Property.

       Section 3.2. Covenants, Representations and Warranties Concerning Leases and Rents. Mortgagor covenants, represents and warrants that: (i) Mortgagor has good title to the Rents hereby assigned and authority to assign them, and good title to all existing Leases, and no other person has or will acquire any right, title or interest in such Rents or Leases; (ii) unless otherwise stated herein, no Rents have been or will be assigned, mortgaged or pledged; (iii) no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; (iv) except as stated in the Leases, Mortgagor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents; (v) Mortgagor shall perform all of its obligations under the Leases and enforce the tenants' obligations under the Leases to the extent enforcement is prudent under the circumstances; (vi) Mortgagor will not, except where the tenant is in default thereunder, terminate or consent to the cancellation or surrender of any Lease having an unexpired term of one year or more unless consistent with the provisions of Section 7.8 of the Loan Agreement; (vii) Mortgagor will not execute any Lease of all or any substantial portion of the Mortgaged Property except for actual occupancy by the tenant thereunder; (viii) Mortgagor shall defend, at Mortgagor's expense, any proceeding pertaining to any Lease, including, if Holder so requests, any such proceeding to which Holder is a party; (ix) Mortgagor shall as often as requested by Holder, within ten (10) days of each request, deliver to Holder a complete rent roll of the Mortgaged Property in such detail as Holder may require; and (x) Mortgagor shall not receive or collect Rents more than one (1) month in advance.

      Section 3.3. No Liability of Holder. Holder's acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Holder, be deemed to constitute Holder a "mortgagee in possession," nor obligate Holder to appear in or defend any proceeding relating to any Lease or to the Mortgaged Property, or to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under any Lease, or assume any obligation for any deposit delivered to Mortgagor by any tenant and not delivered to Holder. Holder shall not be liable for any injury or damage to person or property in or about the Mortgaged Property. Neither enforcement of Holder's rights regarding Rents (including collection of Rents) nor possession of the Mortgaged Property by Holder (nor both), shall render Holder liable on any obligation under any Lease. Holder neither has nor assumes any obligations as lessor or landlord with respect to any Lease.

     Section 3.4. Absolute Obligation to Pay Note. The assignment of Rents does not constitute payment. Nothing herein contained shall detract from or limit the obligations to make prompt payment of the Note, and any and all other secured indebtedness, at the time and in the manner provided in the Note and in the other Loan Documents, regardless of whether the Rents herein assigned are sufficient to pay same, and the rights under this Article 3 shall be cumulative of all other rights of Holder under the Loan Documents.


                         ARTICLE 4 - Default

     Section 4.1. Events of Default. The occurrence of any one of the following shall at Holder's option be a default under this Mortgage ("default"):

           (a) Failure to Pay Indebtedness. Any of the secured indebtedness is not paid when due, whether by acceleration or otherwise.
           (b) Default Under Loan Agreement. The occurrence of a Default or an Event of Default under and as defined in the Loan Agreement.
           (c) Default Under this Mortgage. The failure to observe or perform any covenant, agreement, condition, term or provision of this Mortgage, including, without limitation, the STATUTORY CONDITIONS.
      Section 4.2 Notice and Cure. If any provision of this Mortgage or any other Loan Document provides for Holder to give to Mortgagor any notice regarding a default or incipient default, then if Holder shall fail to give such notice to Mortgagor as provided, the sole and exclusive remedy of Mortgagor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Note and the secured indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed, postponed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Mortgagor shall have no right to damages or any other type of relief not herein specifically set out against Holder, all of which damages or other relief are hereby waived by Mortgagor. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.


                        ARTICLE 5 - Remedies

      Section 5.1. Certain Remedies. If a default shall occur, Holder may at its option exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

     (a) Acceleration. Upon the occurrence of any default, Holder at any time and from time to time may without notice to Mortgagor or any other person declare any or all of the secured indebtedness immediately due and payable and all such secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Mortgagor. Without limitation of the foregoing, upon the occurrence of a default described in Sections 10.1(f) or 10.1(g) of the Loan Agreement, all of the secured indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice, declaration or act of any kind, all of which are hereby expressly waived by Mortgagor.

      (b) Enforcement of Assignment of Rents. Prior or subsequent to taking possession of any portion of the Mortgaged Property or taking any action with respect to such possession, Holder may: (1) collect and/or sue for the Rents in Holder's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to any secured indebtedness as Holder may elect and/or to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorney's fees and expenses; and (2) require Mortgagor to transfer all security deposits and records thereof to Holder together with original counterparts of the Leases.

      (c)   Foreclosure.   This  Mortgage  is  upon  the  STATUTORY
CONDITIONS and upon the further condition that all covenants and agreements of Mortgagor in the Note, this Mortgage, the Loan Agreement, and all other Loan Documents and in all other mortgages, debts and obligations of or from Mortgagor to Holder, now existing or hereinafter incurred, shall be kept and fully performed, and upon any breach of the same Holder shall have the STATUTORY POWER OF SALE and any other powers given by statute or any of the Loan Documents.

      (d) Uniform Commercial Code. Without limitation of Holder's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Holder may exercise its rights of enforcement with respect to the Collateral or any part thereof under the New Hampshire Uniform Commercial Code, as amended, (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Holder may enter upon Mortgagor's premises to take possession of, assemble and collect the Collateral or to render it unusable; (2) Holder may require Mortgagor to assemble the Collateral and make it available at a place Holder designates which is mutually convenient to allow Holder to take possession or dispose of the Collateral; (3) written notice mailed to Mortgagor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided in paragraph (c) above in this Section 5.1; (5) in the event of a foreclosure sale, whether under judgment of a court, by power of sale or otherwise, the Collateral and the other Mortgaged Property may, at the option of Holder, be sold as a whole; (6) it shall not be necessary that Holder take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) prior to application of proceeds of disposition of the Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Holder; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to Holder having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Holder, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Holder may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Holder, including the sending of notices and the conduct of the sale, but in the name and on behalf of Holder.

      (e) Lawsuits. Holder may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

     (f) Entry on Mortgaged Property. Holder is authorized, prior or subsequent to the institution of any foreclosure proceedings, in person, by agent or by court-appointed receiver to enter upon the Mortgaged Property, or any part thereof, and to take possession of the Mortgaged Property and all books and records relating thereto, and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection or preservation of the Mortgaged Property. All costs, expenses and liabilities of every character incurred by Holder in managing, operating, maintaining, protecting or preserving the Mortgaged Property shall constitute a demand obligation of Mortgagor (which obligation Mortgagor hereby promises to pay) to Holder pursuant to this Mortgage. If necessary to obtain the possession provided for above, Holder may invoke any and all remedies to dispossess Mortgagor. In connection with any action taken by Holder pursuant to this Section, Holder shall not be liable for any loss sustained by Mortgagor resulting from any act or omission of Holder in managing the Mortgaged Property unless such loss is caused by the willful misconduct or gross negligence of Holder, nor shall Holder be obligated to perform or discharge any obligation, duty or liability of Mortgagor arising under any agreement forming a part of the Mortgaged Property or arising under any Permitted Encumbrance or otherwise arising. Mortgagor hereby assents to, ratifies and confirms any and all actions of Holder with respect to the Mortgaged Property taken under this Section.

      (g) Receiver. Upon the occurrence of an Event of Default, Holder shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby irrevocably consent to the appointment of such receiver or receivers, waives any and all defenses to such appointment, agrees not to oppose any application therefor by Holder, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Holder to application of Rents as provided in Article 3 hereof. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 3.1 hereof. Nothing herein is to be construed to deprive Holder of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Holder in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby promises to pay) owing by Mortgagor to Holder pursuant to this Mortgage.

      (h) Other Rights and Remedies. Holder may foreclose any and all rights of Mortgagor in and to the Mortgaged Property, whether by sale, entry or in any other manner provided for hereunder or under the laws of New Hampshire, and exercise any and all other rights and remedies which Holder may have under the Loan Documents, or at law or in equity or otherwise.

     Section 5.2. Effective as Mortgage. This instrument shall be effective as a mortgage and upon the occurrence of a default may be foreclosed as to any of the Mortgaged Property in any manner permitted by applicable law. In the event a non-judicial foreclosure hereunder shall be commenced, Holder may at any time before the sale of the Mortgaged Property abandon the non-judicial sale, without prejudice, and may then institute suit for the collection of the Note and/or any other secured indebtedness, and for the foreclosure of this Mortgage. It is agreed that if Holder should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Mortgage, Holder may at any time before the entry of a final judgment in said suit dismiss the same, and thereafter sell the Mortgaged Property by non-judicial foreclosure.
      Section 5.3. Proceeds of Foreclosure. The proceeds of any sale held by Holder or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied: FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all attorneys' fees and legal expenses, and all court costs and charges of every character in the event foreclosed by suit; SECOND, to the payment of the secured indebtedness (including specifically without limitation the principal, accrued interest and attorneys' fees due and unpaid on the Note and the amounts due and unpaid and owed to Holder under this Mortgage) in such manner and order as Holder may elect; and THIRD, the remainder, if any there shall be, shall be paid to Mortgagor, or to Mortgagor's heirs, devisees, representatives, successors or assigns, or such other persons as may be entitled thereto by law; provided, however, that if Holder is uncertain which person or persons are so entitled, Holder may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such action shall be deemed to be a portion of the secured indebtedness, reimbursable (without limitation) from such remainder.
      Section 5.4. Holder as Purchaser. Holder shall have the right to become the purchaser at any foreclosure sale held pursuant to this Mortgage, and any Holder purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to such Holder, or if such Holder holds less than all of such indebtedness the pro rata part thereof owing to such Holder, accounting to all other Holders not joining in such bid in cash for the portion of such bid or bids apportionable to such nonbidding Holder or Holders.
      Section 5.5. Foreclosure as to Matured Debt. Upon the occurrence of a default, Holder shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire secured indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the secured indebtedness; and any such sale shall not in any manner affect the unmatured part of the secured indebtedness, but as to such unmatured part this Mortgage shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.3 except that the amount paid under clause SECOND thereof shall be only the matured portion of the secured indebtedness and any proceeds of such sale in excess of those provided for in clauses FIRST and SECOND (modified as provided above) shall be applied to the prepayment (without penalty) of any other secured indebtedness in such manner and order and to such extent as Holder deems advisable, and the remainder, if any, shall be applied as provided in clause THIRD of Section 5.3 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

      Section 5.6. Remedies Cumulative. All remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and Holder shall, in addition to the remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the secured indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.
      Section 5.7. Holder's Discretion as to Security. Holder may resort to any security given by this Mortgage or to any other security now existing or hereafter given to secure the payment of the secured indebtedness, in whole or in part, and in such portions and in such order as may seem best to Holder in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Mortgage.
      Section 5.8. Mortgagor's Waiver of Certain Rights. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and Mortgagor, for Mortgagor, Mortgagor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of assets of Mortgagor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatever to defeat, reduce or affect the right of Holder under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Holder under the terms of this Mortgage to the payment of the secured indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Mortgagor waives any right or remedy which Mortgagor may have or be able to assert pursuant to the New Hampshire Uniform Commercial Code or any other provision of New Hampshire law, pertaining to the rights and remedies of sureties. If any law referred to in this Section and now in force, of which Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Mortgaged Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this section.

      Section 5.9. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns are occupying or using the Mortgaged Property, or any part thereof, each and all (to the extent, but only to the extent, that Mortgagor or Mortgagor's heirs, devisees, representatives, successors or assigns are in possession of the Mortgaged Property) shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.
                      ARTICLE 6 - Miscellaneous

      Section 6.1. Scope of Mortgage. This Mortgage is a mortgage of both real and personal property, a security agreement, a financing statement and an assignment, and also covers proceeds and fixtures.
      Section 6.2. Effective as a Financing Statement. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to the New Hampshire Uniform Commercial Code, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Mortgaged Property is situated, which will be financed at the wellhead or minehead of the wells or mines located on the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property is situated. This Mortgage shall also be effective as a financing statement covering any other Mortgaged Property and may be filed in any other appropriate filing or recording office. The mailing address of Mortgagor is the address of Mortgagor set forth at the end of this Mortgage and the address of Holder from which information concerning the security interests hereunder may be obtained is the address of Holder set forth at the end of this
Mortgage. A carbon, photographic or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section.

      Section 6.3. Notice to Account Debtors. In addition to the rights granted elsewhere in this Mortgage, Holder may at any time notify the account debtors or obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Holder directly.

      Section 6.4. Waiver by Holder. Holder may at any time and from time to time by a specific writing intended for the purpose:
(a) waive compliance by Mortgagor with any covenant herein made by Mortgagor to the extent and in the manner specified in such writing; (b) consent to Mortgagor's doing any act which hereunder Mortgagor is prohibited from doing, or to Mortgagor's failing to do any act which hereunder Mortgagor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Mortgaged Property or any interest therein from the lien and security interest of this Mortgage; or (d) release any party liable, either directly or indirectly, for the secured indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Holder hereunder except to the extent specifically agreed to by Holder in such writing.

      Section 6.5. No Impairment of Security. The lien, security interest and other security rights of Holder hereunder shall not be impaired by any indulgence, moratorium or release granted by Holder including, but not limited to, any renewal, extension or modification which Holder may grant with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Holder may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness. The taking of additional security by Holder shall not release or impair the lien, security interest or other security rights of Holder hereunder or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby Holder's consent to any junior lien).

      Section 6.6. Acts Not Constituting Waiver by Holder. Holder may waive any default without waiving any other prior or subsequent default. Holder may remedy any default without waiving the default remedied. Neither failure by Holder to exercise, nor delay by Holder in exercising, any right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Holder of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Holder and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the secured indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Holder in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Holder of any payment in an amount less than the amount then due on any secured indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

     Section 6.7. Mortgagor's Successors. If the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Mortgagor, Holder may, without notice to Mortgagor, deal with such successor or successors in interest with reference to this Mortgage and to the indebtedness secured hereby in the same manner as with Mortgagor, without in any way vitiating or discharging Mortgagor's liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of Holder, and no extension of the time for the payment of the indebtedness secured hereby given by Holder shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Mortgagor hereunder for the payment of the indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby. Each Mortgagor agrees that it shall be bound by any modification of this Mortgage or any of the other Loan Documents made by Holder and any subsequent owner of the Mortgaged Property, with or without notice to such Mortgagor, and no such modifications shall impair the obligations of such Mortgagor under this Mortgage or any other Loan Document. Nothing in this Section or elsewhere in this Mortgage shall be construed to imply Holder's consent to any transfer of the Mortgaged Property.

       Section 6.8. Place of Payment; Forum. All secured indebtedness which may be owing hereunder at any time by Mortgagor shall be payable at the place designated in the Note (or if no such designation is made, at the address of Holder indicated at the end of this Mortgage). Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Illinois state court, or any United States federal court, sitting in the City of Chicago, Illinois, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Mortgage or the secured indebtedness. Mortgagor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Illinois state court, or any United States federal court, sitting in the City of Chicago, Illinois may be made by certified or registered mail, return receipt requested, directed to Mortgagor at its address stated in this Mortgage, or at a subsequent address of which Holder received actual notice from Mortgagor in accordance with this Mortgage, and service so made shall be complete five (5) days after the same shall have been so mailed.

      Section 6.9. Subrogation to Existing Liens; Vendor's Lien. To the extent that proceeds of the Note will be used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Holder at Mortgagor's request, and Holder shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the secured indebtedness, but the terms and provisions of this Mortgage shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Holder is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Holder, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, no vendor's lien is waived; and Holder shall have, and is hereby granted, a vendor's lien on the Mortgaged Property as cumulative additional security for the secured indebtedness. Holder may foreclose under this Mortgage or under the vendor's lien without waiving the other or may foreclose under both.

       Section 6.10. Application of Payments to Certain Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is not secured by this Mortgage.
      Section 6.11. Compliance with Usury Laws. It is the intent of Mortgagor and Holder and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Holder and Mortgagor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest contacted for, charged or received under this Mortgage, the Note or otherwise, exceed the maximum amount permissible under applicable law. If, from any possible construction of any document, interest would otherwise be payable in excess of the maximum lawful amount, any such construction shall be subject to the provisions of this Section and such document shall be automatically reformed and the interest payable shall be automatically reduced to the maximum amount permitted under applicable law, without the necessity of execution of any amendment or new document. If Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the secured indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Mortgagor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other secured indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law. As used in this Section, the term "applicable law" shall mean the laws of the State of Illinois or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      Section 6.12. Release of Mortgage. If all of the secured indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Mortgage are kept and performed, and all obligations, if any, of Holder for further advances have been terminated, then, and in that event only, all rights under this Mortgage shall terminate (except to the extent expressly provided herein with respect to indemnifications and other rights which are to continue following the release hereof) and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Holder in due form at Mortgagor's cost. Without limitation, all provisions herein for indemnity of Holder shall survive discharge of the secured indebtedness and any foreclosure, release (including a partial release) or termination of this Mortgage.

      Section 6.13. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and shall be deemed sufficiently given if given in accordance with Section 12.2 of the Loan Agreement; provided that, service of any notice required by New Hampshire law, as amended, shall be considered complete when the requirements of any such statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.
       Section 6.14. Invalidity of Certain Provisions. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

      Section 6.15. Gender; Titles; Construction. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Mortgage and not to any particular Article, Section, paragraph or provision. Words importing persons shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

      Section 6.16. Reporting Compliance. Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Mortgage which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Holder to furnish Holder with evidence of such compliance.

      Section 6.17. Holder's Consent. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Holder is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Holder, and Holder shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Holder's judgment.

       Section 6.18. Mortgagor. Unless the context clearly indicates otherwise, as used in this Mortgage, "Mortgagor" means the grantors named in Section 1.1 hereof or any of them. The obligations of Mortgagor hereunder shall be joint and several. If any Mortgagor, or any signatory who signs on behalf of any Mortgagor, is a corporation, partnership or other legal entity, Mortgagor and any such signatory, and the person or persons signing for it, represent and warrant to Holder that this instrument is executed, acknowledged and delivered by Mortgagor's duly authorized representatives. If Mortgagor is an individual, no power of attorney granted by Mortgagor herein shall terminate on Mortgagor's disability.
      Section 6.19. Execution; Recording. This Mortgage has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Mortgage, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Mortgage shall be deemed to be the date reflected on the first page hereof. Mortgagor will cause this Mortgage and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Holder shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

     Section 6.20. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Mortgagor, and the heirs, devisees, representatives, successors and assigns of Mortgagor, and shall inure to the benefit of Holder and its respective heirs, devisees, representatives, successors, substitutes and assigns and shall constitute covenants running with the Land. All references in this Mortgage to Mortgagor or Holder shall be deemed to include all such heirs, devisees, representatives, successors, substitutes and assigns. All persons dealing with the Mortgaged Property (other than Mortgagor) shall be entitled to assume that Lender is the only Holder, and may deal with Agent or Lender (including without limitation accepting from or relying upon full or partial releases hereof executed by Agent or Lender only) without further inquiry as to the existence of other Holders, until given actual notice of facts to the contrary or until this Mortgage is supplemented or amended of record to show the existence of other Holders.

       Section 6.21. Modification or Termination. The Loan Documents may only be modified or terminated by a written instrument or instruments intended for that purpose and executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination which is not so documented shall not be effective as to any party.

     Section 6.22. No Partnership, etc.. The relationship between Holder and Mortgagor is solely that of lender and borrower. Holder has no fiduciary or other special relationship with Mortgagor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture or association between Mortgagor and Holder or in any way make Holder a co-principal with Mortgagor with reference to the Mortgaged Property. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

      Section 6.23. Agent Action. Agent has been appointed by Holder to act as the Holder under this Mortgage, for and on behalf of each Lender and each Holder; accordingly, all references to the term "Holder" in this Mortgage shall mean and refer to Agent, who shall have all right, title and interest of the Holder under this Mortgage. Pursuant to the Loan Agreement and any other agreements among Agent and Lender, Agent has been granted the right, on behalf of Lender, to take actions, expend sums and incur obligations with respect to the Mortgaged Property, including exercising all of the rights, remedies and recourses available to Holder under this Mortgage (all the foregoing herein collectively called "Agent Action"). All persons and entities dealing with Agent may conclusively presume that Agent has the absolute right to take any Agent Action and that Agent has obtained any such approval that may be necessary for any of such Agent Action. Accordingly, any such Agent Action taken by Agent shall be binding upon each Lender and each Holder to the same extent as if each Holder had joined in such Agent Action regardless of whether any specific approval was obtained. No person dealing with Agent or Mortgagor shall be required to determine Agent's authority to take any such Agent Action, or to determine any fact or circumstance bearing upon the existence of Agent's authority, or to see to the application or distribution of any revenue or proceeds received by Agent. At any time and from time to time, in accordance with the terms of the Loan Agreement, Agent may designate another person or entity as "Agent" by executing an instrument to such effect and filing such instrument for record in the real property records of the county in which the Property is located. Upon such appointment of a successor Agent as herein provided, such successor Agent shall, without any further act, deed or conveyance, become vested with all of the estates, properties, rights and powers of its or his predecessor with like effect as if such successor Agent had originally been named as Agent herein. If the Agent designated a successor Agent is a bank or a corporation and the instrument designating such successor Agent is executed by an officer of such bank or corporation, then such instrument shall be conclusively presumed to have been executed with proper bank or corporate authority and shall be valid and sufficient without proof of any action by the Board of Directors or a superior officer of such bank or corporation.

      Section 6.24. Applicable Law. THIS MORTGAGE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW HAMPSHIRE (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.
      Section 6.25. Conflict With Loan Agreement. In the event of any conflict or inconsistency between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.
       Section 6.26. Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Mortgagor and Holder with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Mortgagor and Holder with respect to the matters addressed in the Loan Documents. Mortgagor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Holder to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

      THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      IN WITNESS WHEREOF, this instrument is executed by Mortgagor as of the 18th day of July, 1995.

                                   MORTGAGOR:

AMRESCO NEW ENGLAND, INC.
                                   a Delaware corporation
                                   By:
                                     Its:
The  address and federal tax identification        The  address  of
Agent and Lender is:
number of Mortgagor are:

AMRESCO New England, Inc.               Heller Financial, Inc.
1845 Woodall Rodgers Freeway            500 West Monroe Street
Dallas, Texas  75201-2268               15th Floor
Fed. Tax I.D. No. 75-2544400            Chicago, Illinois  60661


STATE OF ILLINOIS

COUNTY OF COOK


      The foregoing instrument was acknowledged before me this 18th day of July, 1995, by Bruce Robertson, Senior Vice President of AMRESCO New England, Inc., a Delaware corporation, on behalf of the corporation.



_________________________________________
                                    Notary  Public/Justice  of  the
Peace

                              EXHIBIT A

                      (Description of the Land)

EXHIBIT B
                       ASSIGNMENT OF MORTGAGE


STATE OF CONNECTICUT

COUNTY OF ____________


     WHEREAS, the undersigned, AMRESCO NEW ENGLAND, INC., a Delaware corporation ("Assignor"), is the present owner and holder of one or more promissory notes described on Exhibit A attached hereto and incorporated herein by reference for all purposes (collectively, and as renewed, extended, amended or restated from time to time, the "Note"), which Note is secured by certain liens and security interests created by the mortgage(s) and other instruments described on Exhibit A (collectively, and as renewed, extended, amended or restated from time to time, the "Mortgage"), which Mortgage covers certain real property and improvements and any related property more particularly described therein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned has TRANSFERRED, ASSIGNED, SET OVER, GRANTED and CONVEYED and by these presents hereby TRANSFERS, ASSIGNS, SETS OVER, GRANTS and CONVEYS to HELLER FINANCIAL, INC., a Delaware corporation, ("Assignee"), all right, title and interest of the undersigned in and to the following:
          (a) The Note and all indebtedness now or hereafter evidenced thereby or owed in respect thereof;
          (b) All of the rights, benefits, privileges, liens, security interests and assignments owned, held, accruing and to accrue to, and for the benefit of, the undersigned in respect of the Note, including, without limitation, under the Mortgage; and
          (c) All other liens, security interests, lien priority agreements, guaranties, bonds, pledges, assignments, contract rights, covenants, commitments, leases, agreements, rights, benefits and privileges (including, without limitation, those accruing under any and all security agreements, participation agreements, collateral assignments, subordination or parity agreements, casualty insurance policies and binders, mortgagee's title insurance policies and binders, payment bonds and performance bonds) in any way accruing or to accrue to the benefit of the undersigned, in any fashion in respect of the Note or any indebtedness now or thereafter evidenced thereby or owed in respect thereof, and together with all proceeds, monies, payments, income, collections and benefits from or attributable or accruing thereto, and all other agreements now existing or hereafter arising that provide collateral security or financial or other support for the payment of the Note.
       This Assignment of Mortgage is intended to be and shall constitute a direct and absolute assignment.

     This Assignment of Mortgage is made pursuant to and subject to the terms of that certain Term Loan Agreement dated as of July 18, 1995 among Assignee, as Agent, certain Lender described therein, Oak Cliff Financial, Inc. and that certain Collateral Assignment of Promissory Note and Liens (and Open-End Mortgage and Security Agreement) (the "Collateral Assignment") dated as of July 18, 1995 executed by Assignor, Oak Cliff Financial, Inc. and Assignee.
    This Assignment of Mortgage is without recourse or warranty except as provided in the Loan Agreement and the Collateral Assignment.

     Pursuant to Section 4 of the Collateral Assignment the terms of which are hereby incorporated by reference, Assignor hereby grants to Assignee a mortgage lien against the real property, improvements and related property described in the Mortgage.


     This Assignment of Mortgage may be executed in any number of counterparts which shall together constitute but one and the same agreement.

     IN WITNESS WHEREOF, Assignor has hereunto set or caused to be set its hand and seal as of the ____ day of _____________, 1995.


Signed, Sealed, and Delivered      ASSIGNOR:
in the Presence of:

AMRESCO NEW ENGLAND, INC.
                                   a Delaware corporation

________________________________
                                   Thomas J. Andrus
________________________________   Treasurer
The address and federal tax        The address of Assignee:
identification number of
Assignor are:

AMRESCO New England, Inc.          Heller Financial, Inc.
1845 Woodall Rodgers Freeway       15th Floor
Suite 1700                         500 West Monroe Street
Dallas, Texas  75201-2268          Chicago, Illinois  60661
Fed. Tax I.D. No. 75-2544400


STATE OF TEXAS

COUNTY OF DALLAS


     On this        day of July, 1995, personally appeared Thomas J.
Andrus, Treasurer of AMRESCO New England, Inc., a Delaware corporation, signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.
________________________________
                                   Notary Public/Commissioner of the
                                   Superior Court

EXHIBIT C
PROMISSORY NOTE


$27,500,000                                     Chicago, Illinois
                                                    July 18, 1995 FOR
          VALUE RECEIVED, AMRESCO NEW ENGLAND, INC., a
Delaware corporation and OAK CLIFF FINANCIAL, INC., a Delaware corporation (collectively, "Maker"), hereby unconditionally, jointly and severally, promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), at 500 West Monroe Street, 15th Floor, Chicago, Illinois 60661, or at such other address given to Maker by Lender, the principal sum of Twenty Seven Million Five Hundred Thousand and No/100 Dollars ($27,500,000.00), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.
          This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Term Loan Agreement (as the same be modified, amended, supplemented, extended or restated from time to time the "Loan Agreement") dated as of even date herewith, executed by and among Maker and Lender (as Lender and Agent), and any other parties that may become lenders thereunder, and is the "Note" evidencing the Loan therein referenced, the terms of the Loan Agreement being incorporated herein by reference for all purposes. Unless otherwise defined herein or indicated otherwise, each capitalized term used herein shall have the meaning given to such term in the Loan Agreement. The terms of the Loan Agreement shall govern in the case of any inconsistency between such terms and the terms hereof. This Note is secured by the Loan Agreement, the Collateral Assignment, the Mortgages, the other Security Documents and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder hereof shall be entitled to all benefits of and remedies and security set forth in the Loan Agreement and all the other Loan Documents.

           I.  Interest and Payment.
          (a) Maturity. The entire principal balance of this Note, and all accrued but unpaid interest hereon, shall be due and payable in full on the Termination Date.
          (b) Accrual of Interest. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of (i) at Maker's option, the Variable Rate or the LIBOR Rate applicable to each LIBOR Tranche, subject, however, to the provisions of the Loan Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the LIBOR Rate in accordance with the terms of the Loan Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to Maker or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Loan Agreement.
          (c) Agreements Concerning Pricing Election. Reference should be made to the provisions of Section 3.3 of the Loan Agreement concerning the terms, manner and agreements related to the interest rate elections available to Maker under this Note.
          (d) Principal and Interest Payments. Principal and interest hereon shall be due and payable as is provided in Article III of the Loan Agreement, which provides, in part, for monthly payments of principal on the fifteenth (15th) day of each month, in the amounts and as more particularly set forth therein, and monthly payments of accrued, unpaid interest on the fifteenth (15th) day of each month.
          (e) Costs Due to Regulatory Changes. Maker shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.
          (f) Default Rate. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of Lender, bear interest at the Default Rate. Any past due principal, and to the extent permitted by law, past due interest on the Loan shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligations or the foreclosure of any of the Lender's Liens.
          (g) Maximum Lawful Rate Adjustments. If at any time a change in the Variable Rate or the LIBOR Rate shall cause the rate of interest on this Note to be limited to the Maximum Lawful Rate, any subsequent reductions in the Variable Rate or the LIBOR Rate, as applicable, shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Loan, the total amount of interest paid or accrued on the Loan is less than the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and
(ii) the amount of interest actually paid on the Loan.
           2. Default. The occurrence of a Default or an Event of Default, under and as defined in the Loan Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.
           3.  Remedies.
          (a) All Remedies Available. Upon the occurrence of an Event of Default, the holder hereof, acting by and through Agent in accordance with the terms of Articles X and XI of the Loan Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Maker, and to exercise any of its other rights, powers and remedies under this Note, under the Loan Agreement or any other Loan Document, or at law or in equity.
          (b) No Waiver. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or any subsequent time, or nullify any prior exercise of any such right, power or remedy, or
(ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

           4. Lawful Rate of Interest. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the Maximum Lawful Rate ("Excess Interest"), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Maker if such Loan has been paid in full. Neither Maker nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.
           5.  General Provisions.
          (a) Business Days. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.
          (b) Manner of Payment. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Loan Agreement, including, without limitation, Section 3.8 of the Loan Agreement.
          (c) Prepayments. Prepayments may be made on this Note subject to and in accordance with Section 3.6 of the Loan Agreement.
          (d) Application of Payments. All payments made on this Note shall be applied in accordance with Sections 3.5, 3.10 and
10.11 of the Loan Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Maker to the holder hereof in such order and manner as the holder hereof shall deem appropriate, any instructions from Maker or anyone else to the contrary notwithstanding.
          (e) Costs of Collection. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.
          (f) Waivers and Acknowledgments. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Loan Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Illinois, and venue in Cook County, Illinois, for the enforcement of any and all obligations under the Loan Documents.
         (g) Amendments in Writing. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.
          (h) Purpose of Proceeds. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.
          (i) Notices. Any notice required or which any party desires to give under this Note shall be given and effective as provided in Section 12.2 of the Loan Agreement.
          (j) Assignments/Participation. Maker acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Loan or transfer to any Person a participation interest in the Loan, subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 12.10 thereof.
          (k) Successors and Assigns. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Maker shall bind their respective successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not.
          (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY ILLINOIS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 12.8 OF THE LOAN AGREEMENT OR OTHERWISE.
          (m) Time of the Essence. Time shall be of the essence in this Note with respect to all of Maker's obligations hereunder. (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN
DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN

ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, Maker has duly executed this Note as

of the date first above written.

MAKER:

                                   AMRESCO NEW ENGLAND, INC., a

                                    Delaware corporation









By_____________________________

Its__________________________

                                   OAK CLIFF FINANCIAL, INC., a
                                    Delaware corporation


By_____________________________

Its__________________________

EXHIBIT D

           REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS









TO:  [Custodian]

RE: Custodial Agreement dated as of July ___, 1995, by and among Fleet National Bank, AMRESCO New England, Inc., Oak Cliff
     Financial and Heller Financial, Inc.








In connection with the administration of the Collateral Loans held by you as Custodian for the Agent under the above-referenced Custodial Agreement, we request the release, and acknowledge receipt, of the (Custodian's Mortgage File/specify documents) for the Collateral Loan described below, for the reason indicated. Capitalized terms used in this request have the meanings assigned to them in the Custodial Agreement referred to above.


Mortgagor's or Obligor's Name, Address & Zip Code:



Collateral Loan Number:




Reason for Request Documents:

                                                           Settlement
                                               Amount         Date
__1. Collateral Loan Paid in Full            $__________    _________
     (The Owner hereby certifies that all
     amounts received in connection
    therewith have been credited to the
     Collection Account as provided in the
     Loan Agreement.)

__2. Collateral Loan Paid in Full            $__________    _________
     (The Owner hereby certifies that
     the Repurchase Price [as defined in the
      Purchase Agreement] has been credited to the Collection Account as provided in the Loan
     Agreement.)

__3. Collateral Loan Paid in Full            $__________   _________
     (The Owner hereby certifies that all
     proceeds of foreclosure, insurance or other liquidation have been finally receive and credited to the Collection Account pursuant to the Loan Agreement.)

__4. Collateral Loan in Foreclosure

__5. Other (explain)
______________________________________________________
______________________________________________________
If box 1, 2 or 3 above is checked, and if all or part of the Custodian's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Collateral Loan.
If box 4 or 5 above is checked, upon our return of all of the above documents to you as Custodian, and payment of the appropriate fee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


AMRESCO New England, Inc.


By:_______________________________
Printed Name:______________________
Title:_____________________________
Date:_____________________________

Signature of Agent required for release of documents if box 4 or 5 above is checked:

HELLER FINANCIAL, INC.


By:_______________________________
Printed Name:______________________
Title:_____________________________


Mortgage File returned to Custodian:

FLEET NATIONAL BANK


By:_______________________________
Printed Name:______________________
Title:_____________________________
Date:_____________________________


TO CUSTODIAN:  Please acknowledge by our signature and execution of the above request.

EXHIBIT E

                   AMRESCO NEW ENGLAND, INC.
                   CERTIFICATE OF COMPLIANCE as of
                   ______________ 199__
               for Calendar Month _______, 199__

Total Cash Proceeds from Selected             $________
Asset Pool
         Less:  Heller Interest              ($__________)
Total Available for expenses                  $________
Less:  Asset specific expenses                $__________
Administrative/overhead expenses              $__________
Accrued expenses                              $__________
Subtotal                                     ($__________)
Net Cash Flow Available for
  Principal Payment                           $__________
Principal payment to Agent
  (90% of Net Cash Flow)*                     $__________
Plus:  Portfolio Seller Repurchase Payment    $__________
Total Heller Loan Principal Payment           $__________

Ending Heller Loan Balance as of________      $________

Payment to Subordinated Debt Holder(s)
  (10% of Net Cash Flow)                      $________
Permitted Working Capital
Subordinated Debt (PWCS)
                Beginning Permitted Working   $__________
Capital Subordinated Debt
                PWCS for the month of ___     $__________
  Less:  Repayment from 10% of Net Cash Flow ($__________)
              Repayment from sources other      ($__________)
than Net Cash Flow
         Cumulative Total PWCS debt    $__________
         Permitted Shortfall Payment
              (10% of Net Cash Flow)   $________
                         or
             (up to 100% of Net      $__________
          Cash Flow if permitted
             under 3.5(a))             $_________
         *Recalculation of Principal
     Payment to Agent if 3.5(a)
     Permitted Shortfall Payment
     deducted                          $__________

EXHIBIT F

FORM OF ASSIGNMENT AND ACCEPTANCE








          This ASSIGNMENT AND ACCEPTANCE is made and entered into effective as of the ____ day of __________, 19__, by and between ______________________________, a _______________________
("Assignor"), and ________________________________, a
_____________________________________ ("Assignee").

R E C I T A L S:


           I. Pursuant to the terms and provisions of that certain Term Loan Agreement (the "Loan Agreement") dated as of July 18, 1995, executed by and between AMRESCO New England, Inc., a Delaware corporation, Oak Cliff Financial, Inc., a Delaware corporation (collectively, "Borrower"), Heller Financial, Inc., a Delaware corporation, as agent ("Agent") for and on behalf of itself (herein referred to as "Heller" in such individual capacity), and for the other lenders (collectively, the "Lenders") from time to time party to the Loan Agreement, the Lenders made a loan (the "Loan") to Borrower in the principal amount of up to $27,500,000.00, which Loan is evidenced by [that certain Promissory Note (the "Note") dated of even date therewith, in the original principal face amount of $27,500,000.00, executed by Borrower and payable to the order of Heller - describe current Note(s) if different]. Each capitalized term defined in the Loan Agreement and used herein without definition shall have the same meaning assigned to such term in the Loan Agreement.
          II. Assignor owns and holds a __________________ percent (___%) undivided interest in the Loan, the Loan Agreement, the Security Documents, and all of the other Loan Documents, as one of the Lenders thereunder, as more particularly set forth therein.
          III. Assignor desires to assign to Assignee [all of its] [a ____________ percent (___%) interest in all of Assignor's] right, title and interest in, to and under the Loan, the Loan Agreement, the Security Documents, and all of the other Loan Documents.
          NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Assignor and Assignee hereby covenant and agree as follows:
There are automatic paragraph numbers here.            1. Assignor
               has SOLD, ASSIGNED, TRANSFERRED and CONVEYED, and by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY, unto Assignee [all of] [a ______________ percent (___%) in all of] Assignor's ______________ percent (___%) interest in all of Assignor's rights, interest and obligations under the Loan Agreement, the Security Documents and all of the other Loan Documents as of the Assignment Date (hereinafter defined) (the "Assigned Interest").
                         2.   Assignee hereby assumes all
               obligations of Assignor with respect to the Assigned
               Interest.
                         3.   Assignor hereby represents and
               warrants to Assignee that Assignor is the legal and beneficial owner of the Assigned Interest and that Assignor is legally authorized to enter into this Assignment and Acceptance.
                         4.   Assignee hereby confirms and
               acknowledges that, except as specifically set forth herein, Assignor: (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest and that such interest is free and clear of any adverse claim;
(ii) makes no representation or warranty and assumes no responsibility with respect to the value or condition of, or title to, the Assigned Loans or the Mortgaged Property or any other Collateral, or the financial condition of Borrower; and (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.
5.   Assignor requests that Agent
exchange Assignor's Note for [one new Note] [two new
Notes] executed by the Borrower and payable to [Assignee] [each of Assignor and Assignee] as follows:

Notes Payable to
the Order of:                      Amount of Note

[Assignor]                        $_______________

[Assignee]                        $_______________

          6.   Assignee represents and warrants that
(a) it is legally authorized to enter into this Assignment and Acceptance, and (b) it is an Eligible
Assignee.
          7.   Assignee hereby:  (i) appoints Agent
as the Agent under the Loan Agreement and other Loan
Documents and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to Agent by the terms thereof; (ii) confirms that it has received a copy of the Loan
Documents, together with copies of such financial statements of Borrower and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon Assignor, any other Lender, or the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, subject to and in accordance with
Article X of the Loan Agreement; (iv) agrees with
Assignor for the benefit of Agent, each other Lender and Borrower that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender thereunder, and that it shall be liable directly to Assignor, Agent, Borrower, and each other Lender for the performance of such obligations; and (v) agrees not to disclose any financial information of the Borrower or other confidential information regarding the Loan as and to the extent provided in Section 7.3 of the Loan Agreement.

8.   The effective date of this
Assignment and Acceptance shall be _________________, 19__ (the "Assignment Date"), determined in accordance with Section 12.10(c) of the Loan
Agreement. Following the execution of this Assignment and Acceptance, each party hereto and each Person consenting hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

          9.   As of the Assignment Date, (i)
Assignee shall be a "Lender" under the Loan Documents
and, to the extent provided in this Assignment and
Acceptance and subject to the terms of Article X of
the Loan Agreement, shall have the rights and
obligations of a Lender thereunder, and (ii) Assignor
shall, with respect only to the Assigned Interest,
relinquish its rights and be released from its
obligations, under the Loan Documents, subject to
Section 12.10 of the Loan Agreement.
          10.  Upon acceptance and recording of the
Assignment and Acceptance, from and after the
Assignment Date, Agent shall make all payments in
respect of the Assigned Interest (including payments
of principal, interest, fees and other amounts) to
Assignee.  On the Assignment Date, Assignee will pay
to the Agent for the pro rata account of Assignor an
amount equal to the percentage of Assignor's interest
assigned to Assignee hereunder, times the aggregate
Loan Amount of Assignor.
          11.  If Assignee is organized under the
laws of a jurisdiction outside the United States, it
hereby represents that it has delivered to Assignor
and Agent completed and signed copies of any forms
that may be required by the United States Internal
Revenue Service in order to certify Assignee's
exemption from United States withholding taxes with
respect to any payment or distributions made or to be
made to Assignee with respect to the Loan or under
the Loan Agreement or such other documents as are
necessary to indicate that all such payments or
distributions are subject to such taxes at a rate
reduced by an applicable tax treaty.
          12.  Assignee hereby irrevocably submits
generally and unconditionally for itself and in
respect of its property to the non-exclusive
jurisdiction of any Illinois state court, or any
United States federal court sitting in the City of
Chicago, over any suit, action or proceeding arising
out of or relating to this Agreement or the
Obligations.  Assignee hereby agrees and
               consents that, in addition to any methods of service or process provided for under applicable law, all service of process in any such suit, action or proceeding in any Illinois state court, or any United States federal court sitting in the City of Chicago, Illinois, may be made by certified or registered mail, return receipt requested, directed to Assignee at the address of Assignee stated at the end of this Agreement or at a subsequent address of which Assignor and Agent received actual notice from Assignee in accordance with the Loan Agreement, and service so made shall be completed five (5) days after the same shall have been so mailed.
                         13.  This Assignment and Acceptance shall
               be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to the conflict of laws principles thereof.
                         14.  This Assignment and Acceptance may be
               executed in any number of counterparts which shall together constitute but one and the same agreement.
          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first above written.
                              ASSIGNOR:
                              ___________________, a ______________
                              ___________________________
By:
________________________________

Name:___________________________

Title:__________________________

                              ASSIGNEE:
Address of Assignee:
                              _________________, a
________________
____________________          ___________________________
____________________
____________________
By:__________________________________

Name:___________________________ Title:__________________________



ACKNOWLEDGED and ACCEPTED as of
the ___ day of _______, 199_.

AGENT:

HELLER FINANCIAL, INC.,
a Delaware corporation

By:______________________
     Name:_______________
     Title:______________
STATE OF ________________

COUNTY OF _______________

          This instrument was acknowledged before me, on the ___
day of __________, 199_, by ________________________,
__________________ of __________________________, a
_____________________________, on behalf of said _______________.
_____________________________________
                              Notary Public - State of
____________
My commission expires:
_____________________________________

_________________________     Printed Name of Notary Public



STATE OF ________________

COUNTY OF _______________

          This instrument was acknowledged before me, on the ___ day of __________, 199_, by ________________________,
__________________ of __________________________, a
_____________________________, on behalf of said _______________.








_____________________________________
                              Notary Public - State of ____________
My commission expires:
_____________________________________ _________________________
Printed Name of Notary Public

EXHIBIT G

FORM OF BORROWER CERTIFICATE


          This CERTIFICATE is made and entered into as of the ____ day of __________, 19__, by AMRESCO New England, Inc., a Delaware corporation and Oak Cliff Financial, Inc., a Delaware corporation (collectively, "Borrower") in favor of Heller Financial, Inc., a Delaware corporation, as agent ("Agent") for and on behalf of itself (herein referred to as "Heller" in such individual
capacity), and for the other lenders (collectively, the "Lenders") from time to time party to the Loan Agreement (defined below), and ___________________, a __________________________ ("Assignee"). R E
C I T A L S:
           I. Pursuant to the terms and provisions of that certain Term Loan Agreement (the "Loan Agreement") dated as of July 18, 1995, executed by and among Borrower, Agent and the Lenders, the Lenders made a loan (the "Loan") to Borrower in the principal amount of $27,500,000.00, which Loan is evidenced by [that certain Promissory Note (the "Note") dated of even date therewith, in the original principal face amount of $27,500,000.00, executed by Borrower and payable to the order of
Heller - describe current Note(s) if different]. Each capitalized term defined in the Loan Agreement and used herein without definition shall have the same meaning assigned to such term in the Loan Agreement.
          II. Agent has informed Borrower that [applicable Lender's name] intends to assign to Assignee [all of its interest] [a _____________ percent (___%) undivided interest in its interest] (the "Interest") in the Note, the Loan Agreement, the Security Documents and all of the other documents evidencing, securing or pertaining to the Loan (collectively, the "Loan Documents"), as one of the Lenders thereunder.
          III. Pursuant to Section 12.10(k) of the Loan Agreement, Borrower has agreed to execute this Certificate in connection with the proposed assignment of such Interest in the Loan and the Loan Documents to Assignee.
          NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower hereby certifies and agrees as follows:
There are automatic paragraph numbers here.            1. Documents
Not Modified. The Loan Documents have not been released, subordinated, altered or otherwise modified in any respect [other than as described on Schedule I hereto], and are valid and binding obligations of Borrower and in full force and effect on the date hereof.
           2. Unpaid Balance. According to Borrower's records, as of [_____________, 199_, - last payment date], the entire unpaid principal balance of the Loan is $________. All payments of principal, interest and any other monetary obligations on the Loan are current.
           3. No Defaults by Borrower. As of the date hereof, no monetary default and, to Borrower's knowledge, no non-monetary default exists under any provision of any of the Loan Documents and, to Borrower's knowledge, no event or circumstance has occurred which with notice or the passage of time, or both, could constitute a default under any of the Loan Documents.
           4. No Offsets or Defenses. Borrower has no current, actual knowledge of any default or breach by Agent or the Lenders under the Loan Documents, or of any claims, offsets or defenses with respect to the enforcement of the Loan Agreement or any of the other Loan Documents; provided, however, that Borrower does not hereby waive any claims, offsets or defenses that it may have.
           5. Consent to Sale. Borrower consents to the sale and assignment of the Interest in the Loan Documents to Assignee, and such assignment will not constitute a default under the Loan Documents.
           6. Acknowledgement of Reliance. Borrower acknowledges that Agent, the Lenders and Assignee are relying on the statements set forth herein in connection with the execution by Borrower of this Certificate.

           7. Successors and Assigns. This Certificate and the terms hereof shall inure to the benefit of and be binding on Borrower and its successors and assigns, and inure to the benefit of Agent, the Lenders, Assignee and their respective successors and assigns.
           8. Governing Law. This Certificate shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to the conflict of laws principles thereof.
          IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Certificate to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.
                              BORROWER:
                              AMRESCO NEW ENGLAND, INC., a Delaware
                              corporation

By:
________________________________

Name:___________________________

Title:__________________________


                              OAK CLIFF FINANCIAL, INC., a Delaware
                              corporation

By:
________________________________

Name:___________________________

Title:__________________________


STATE OF ________________

COUNTY OF _______________

          This instrument was acknowledged before me, on the ___ day of __________, 199_, by ________________________, __________________
of AMRESCO New England, Inc., a Delaware corporation, on behalf of said corporation.


_____________________________________
                              Notary Public - State of ____________
My commission expires: _____________________________________

_________________________     Printed Name of Notary Public

STATE OF ________________

COUNTY OF _______________

          This instrument was acknowledged before me, on the ___
day of __________, 199_, by ________________________,
__________________ of Oak Cliff Financial, Inc., a Delaware
corporation, on behalf of said corporation.
_____________________________________
                              Notary Public - State of
____________

My commission expires:
_____________________________________
_________________________     Printed Name of Notary Public

EXHBIT H

ANEI-BONHAM 1
CASH RECEIPT TRANSACTIONS LISTING 3/1/95 TO 3/31/95
          Tran  Tran
Note #    Date  Code   Cust #  Customer Name  Acct_Par  Tran_Tot  Principal  Interest
-------  ------  --   -------  -------------  --------  --------  ---------  --------
4679486  3/1/95   C   4260121  CHABOT         4260121    -330.65    -149.58   -181.07
4679742  3/1/95   C   4259883  WHITCOMB       4259883   -1184.52    -215.82   -968.70
4679783  3/1/95   C   4259990  DIONNE'S       4259990    -779.18              -779.18
4679858  3/1/95   C   4259982  DIONNE R       4259982    -779.00              -779.00
4679940  3/1/95   C   4259792  NORTHLAN       4259792   -1600.00             -1600.00
4680013  3/1/95   C   4259792  NORTHLAN       4259792   -1500.00             -1500.00
4679395  3/1/95   C   4260238  STATE LI       4260238    -425.00     -96.56   -328.44
4679429  3/1/95   C   4260238  STATE LI       4260238   -1903.43             -1903.43
4679668  3/3/95   C   4259933  NADEAU R       4259933   -3000.00             -3000.00
4679973  3/3/95   C   4259875  GRANT &        4259875    -500.00              -500.00
4679791  3/7/95   C   4259883  WHITCOMB       4259883    -144.71              -144.71
4679494  3/7/95   C   4260121  CHABOT         4260121    -598.53    -139.45   -459.08
4679726  3/15/95  C   4259966  LONGO JO       4259966   -1586.00             -1586.00
4679718  3/17/95  C   4259883  WHITCOMB       4259883   -1090.65    -377.53   -713.12
4679957  3/17/95  C   4259867  DOMBROWS       4259867 -102700.00  -91700.00 -11000.00
4679726  3/22/95  C   4259966  LONGO JO       4259966   -1079.00             -1079.00
4679858  3/22/95  C   4259982  DIONNE R       4259982   -1558.18             -1558.18
4679874  3/22/95  C   4260170  RING ELL       4260170    -200.38    -100.00   -100.38
4679502  3/23/95  C   4260204  NESTOR T       4260204     -50.59               -50.59
4679510  3/23/95  C   4260204  NESTOR T       4260204   -1068.42   -1020.31    -48.11
4679601  3/23/95  C   4260089  MOUSSEAU       4260089  -66000.00  -26000.00 -40000.00
4679635  3/23/95  C   4259917  TILTON D       4259917   -4392.43   -4189.19   -203.24
4679668  3/23/95  C   4259933  NADEAU R       4259933   -3000.00             -3000.00
4679486  3/27/95  C   4260121  CHABOT         4260121    -330.65    -150.65   -180.00
4680013  3/27/95  C   4259792  NORTHLAN       4259792   -3100.00             -3100.00
4679742  3/29/95  C   4259883  WHITCOMB       4259883   -1184.52    -310.94   -873.58

EXHIBIT I

NONE